MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT by and among EDUCATION SERVICES UPPER HOLDINGS CORP. ACADEMIC PARTNERSHIPS, LLC, and JOHN WILEY & SONS, INC. ___________________________ Dated as of November 13, 2023 ___________________________

TABLE OF CONTENTS Page(s) ARTICLE I PURCHASE AND SALE 2  Section 1.1  The Acquisition ....................................................................................................... 2  Section 1.2  Purchase Price ......................................................................................................... 2  Section 1.3  Closing .................................................................................................................... 3  Section 1.4  Certain Closing Deliveries ...................................................................................... 3  Section 1.5  Closing Consideration ............................................................................................. 5  Section 1.6  Post-Closing Adjustment ........................................................................................ 6  Section 1.7  Earn-Out Consideration .......................................................................................... 8  Section 1.8  Withholding ............................................................................................................ 9  Section 1.9  Purchase Price Allocation ....................................................................................... 9  Section 1.10  Drop-Down ........................................................................................................... 10  Section 1.11  Local Transfer Agreements ................................................................................... 10  Section 1.12  Pre-Closing Australian Reorganization. ............................................................... 11  Section 1.13  Assignment of Certain Transferred Assets ........................................................... 11  ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER 12  Section 2.1  Due Organization and Good Standing; Organization Documents ........................ 12  Section 2.2  Authority; Binding Nature of Agreement ............................................................. 13  Section 2.3  Noncontravention; Consents ................................................................................. 13  Section 2.4  Capitalization; Subsidiaries .................................................................................. 14  Section 2.5  Title to Company Interests .................................................................................... 15  Section 2.6  Financial Statements; Undisclosed Liabilities ...................................................... 15  Section 2.7  Absence of Certain Changes ................................................................................. 17  Section 2.8  Intellectual Property Rights; Privacy .................................................................... 17  Section 2.9  Title to Assets; Real Property ............................................................................... 20  Section 2.10  Material Contracts ................................................................................................. 21  Section 2.11  Compliance With Laws; Permits .......................................................................... 24  Section 2.12  Claims; Orders ...................................................................................................... 27  Section 2.13  Tax Matters ........................................................................................................... 28  Section 2.14  Employee Benefit Plans ........................................................................................ 30  Section 2.15  Labor Matters. ....................................................................................................... 32  Section 2.16  Environmental Matters.......................................................................................... 34  Section 2.17  Insurance ............................................................................................................... 34  Section 2.18  Material Suppliers and Customers ........................................................................ 35  Section 2.19  Sufficiency of Assets ............................................................................................ 35  Section 2.20  Related Party Transactions ................................................................................... 35

Section 2.21  Brokers .................................................................................................................. 36  Section 2.22  Educational Representations ................................................................................. 36  Section 2.23  Independent Investigation ..................................................................................... 37  ARTICLE III REPRESENTATIONS AND WARRANTIES OF UPPER HOLDINGS AND BUYER 38  Section 3.1  Due Organization and Good Standing .................................................................. 38  Section 3.2  Binding Nature of Agreement ............................................................................... 38  Section 3.3  Noncontravention; Consents ................................................................................. 39  Section 3.4  Ownership of Buyer; Subsidiaries ........................................................................ 39  Section 3.5  Upper Holdings’ and UK Local Buyer’s Operations ............................................ 40  Section 3.6  Claims; Orders ...................................................................................................... 40  Section 3.7  Compliance with Laws ......................................................................................... 40  Section 3.8  Brokers .................................................................................................................. 40  Section 3.9  Purchase for Investment ........................................................................................ 40  Section 3.10  Financial Statements; Undisclosed Liabilities ...................................................... 41  Section 3.11  Financial Capability .............................................................................................. 42  Section 3.12  Solvency ................................................................................................................ 42  Section 3.13  R&W Insurance Policy ......................................................................................... 42  Section 3.14  Related Party Transactions ................................................................................... 42  Section 3.15  Independent Investigation; Non-Reliance on Extra-Contractual Representations, Warranties, Assurances, Inducements or other Actions or Omissions .............................................................................................................. 43  ARTICLE IV COVENANTS AND AGREEMENTS 43  Section 4.1  Interim Operations of the Business ....................................................................... 43  Section 4.2  Exclusive Dealing; No Dispositions ..................................................................... 47  Section 4.3  Antitrust and Other Closing Matters ..................................................................... 48  Section 4.4  Access ................................................................................................................... 49  Section 4.5  Employee Matters ................................................................................................. 51  Section 4.6  Publicity ................................................................................................................ 60  Section 4.7  Termination of Related Party Transactions; Lien Releases .................................. 61  Section 4.8  Third Party Debt Financing .................................................................................. 61  Section 4.9  Insurance Proceeds ................................................................................................ 64  Section 4.10  Monthly Financial Statements .............................................................................. 65  Section 4.11  Confidentiality ...................................................................................................... 66  Section 4.12  R&W Insurance Policy ......................................................................................... 66  Section 4.13  Waiver of Conflicts Regarding Representation; Nonassertion of Attorney- Client Privilege ..................................................................................................... 67  Section 4.14  Preparation for Separation and Transition ............................................................ 68  Section 4.15  Partner Contract Consents ..................................................................................... 69  Section 4.16  Use of Seller Retained Name ................................................................................ 70

Section 4.17  Wrong Pockets ...................................................................................................... 71  Section 4.18  Non-Competition; Non-Solicitation...................................................................... 72  Section 4.19  Data Room Delivery ............................................................................................. 73  Section 4.20  License to Intellectual Property ............................................................................ 73  Section 4.21  UK Local Buyer .................................................................................................... 74  Section 4.22  Partner Contracts ................................................................................................... 75  ARTICLE V CONDITIONS TO THE CLOSING 75  Section 5.2  Conditions to Obligations of Upper Holdings and Buyer ..................................... 75  Section 5.3  Conditions to Obligation of Seller ........................................................................ 76  ARTICLE VI TERMINATION 77  Section 6.1  Termination Rights ............................................................................................... 77  Section 6.2  Effect of Termination; Procedure for Termination ............................................... 78  ARTICLE VII SURVIVAL; INDEMNIFICATION 78  Section 7.1  Survival ................................................................................................................. 78  Section 7.2  Indemnification ..................................................................................................... 79  Section 7.3  No Double Counting ............................................................................................. 79  Section 7.4  Waiver of Contribution ......................................................................................... 79  Section 7.5  Indemnification Procedures .................................................................................. 79  Section 7.6  Losses; Mitigation; Limitations ............................................................................ 81  Section 7.7  Exclusive Remedy ................................................................................................ 82  Section 7.8  Adjustments for Tax Purposes .............................................................................. 82  Section 7.9  Settlement ............................................................................................................. 82  ARTICLE VIII TAX MATTERS 83  Section 8.1  Tax Returns ........................................................................................................... 83  Section 8.2  Straddle Periods .................................................................................................... 83  Section 8.3  Cooperation Related to Taxes ............................................................................... 84  Section 8.4  Transfer Taxes ...................................................................................................... 84  Section 8.5  Tax Treatment ....................................................................................................... 84  Section 8.6  Tax Sharing Agreements ....................................................................................... 85  Section 8.7  Tax Matters ........................................................................................................... 85  Section 8.8  Exclusivity ............................................................................................................ 85  Section 8.9  Survival ................................................................................................................. 85

ARTICLE IX MISCELLANEOUS PROVISIONS 85  Section 9.1  Amendment ........................................................................................................... 85  Section 9.2  Extension; Waiver ................................................................................................. 85  Section 9.3  Entire Agreement; Third Party Rights; Counterparts ........................................... 86  Section 9.4  Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL ................................ 86  Section 9.5  Remedies; Specific Performance .......................................................................... 87  Section 9.6  Payment of Expenses ............................................................................................ 87  Section 9.7  Assignment; Successors and Assigns ................................................................... 87  Section 9.8  Notices .................................................................................................................. 87  Section 9.9  Severability ........................................................................................................... 88  Section 9.10  Third Party Debt Financing Sources ..................................................................... 89  Section 9.11  Non-Recourse ....................................................................................................... 89  Section 9.12  Construction .......................................................................................................... 90  Section 9.13  Definitions............................................................................................................. 92  Exhibits Exhibit A Form of Interest Assignment Agreement Exhibit B Illustrative Calculation of Net Working Capital Exhibit C Rollover Agreement Exhibit D Form of Transition Services Agreement Exhibit E Form of Seller Note Exhibit F Form of Bill of Sale, Assignment and Assumption Agreement Exhibit G Earn-Out Consideration Exhibit H Accounting Principles Exhibit I R&W Insurance Policy Exhibit J Form of Intellectual Property Assignment Agreement Schedules Schedule A Seller Disclosure Schedule Schedule B Key Customers; Assumed Lost Revenue Schedule C Special Indemnities

1 MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT This MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 13, 2023, by and among Academic Partnerships, LLC, a Delaware limited liability company (“Buyer”), Education Services Upper Holdings Corp., a Delaware corporation (“Upper Holdings”), and John Wiley & Sons, Inc., a New York corporation (“Seller”). RECITALS WHEREAS, the Company and the Asset Sellers are engaged in, or hold assets or are responsible for liabilities relating to, the Business; WHEREAS, on the terms and subject to the conditions hereof, Buyer desires to acquire Wiley edu, LLC, a Delaware limited liability company (the “Company”), together with certain other assets and to assume certain liabilities related to the University Services business operated by Seller and its Affiliates (the “Business”), which, among other things, provides online program management services for higher education institutions; WHEREAS, as of the date hereof, Seller owns of record all of the outstanding equity interests of the Company (such interests, the “Company Interests”); WHEREAS, on the terms and subject to the conditions set forth herein and in the Rollover Agreement, effective as of the Closing: (A) (i) Seller desires to contribute to Education Services Holdings Corp., a Delaware corporation and a wholly owned Subsidiary of Upper Holdings (“ESH”), the Rollover Interests in exchange for a number of shares of common stock, par value $0.001 per share, of ESH as have a value equal to the value of the TVG Units (the “ESH Stock” and such contribution, the “First Contribution”), and (ii) effective immediately following the First Contribution, Seller desires to contribute the ESH Stock to TVG-Academic Partnerships Holdings, LLC, a Delaware limited liability company (“TVG Holdings”), and TVG Holdings desires to acquire from Seller, the ESH Stock in exchange for the number of Class A common units of TVG Holdings as is equal to the Initial Issuance Amount (as defined in the Rollover Agreement, and such units, the “TVG Units”) (such contribution, the “Second Contribution”); and (B) Upper Holdings and/or Buyer desires to purchase from Seller, and Seller desires to sell to Upper Holdings and/or Buyer, all of the remaining Company Interests (excluding the Rollover Interests, the “Purchased Interests”); WHEREAS, concurrently with the execution and delivery of this Agreement, Seller has executed and delivered to TVG Holdings a Subscription and Contribution Agreement attached hereto as Exhibit C (the “Rollover Agreement”) pursuant to which Seller has committed, on the terms and subject to the conditions set forth herein and therein, to effectuate the First Contribution and the Second Contribution; and WHEREAS, Buyer has entered into a binder agreement for a buy-side representations and warranties insurance policy, with the form of policy attached (the “R&W Insurance Policy”), attached hereto as Exhibit I, in connection with the Acquisition.

2 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements hereunder, and intending to be legally bound hereby, the Parties agree as follows: ARTICLE I PURCHASE AND SALE Section 1.1 The Acquisition. On the terms and subject to the conditions hereof, at the Closing: (a) (i) Seller shall contribute the Rollover Interests to ESH in exchange for the ESH Stock and ESH shall issue and deliver the ESH Stock to Seller, free and clear of any Liens thereon (except for any restriction on transfer under the Securities Act or state securities Laws) and (ii) immediately thereafter, Seller shall contribute the ESH Stock to TVG Holdings in exchange for the TVG Units, and TVG Holdings shall issue and deliver the TVG Units to Seller, free and clear of any Liens thereon (except for any restriction on transfer under the Securities Act or state securities Laws or arising pursuant to the LLC Agreement), in each case of clause (i) and (ii) pursuant to and in accordance with the Rollover Agreement; (b) Seller shall sell, assign, transfer, convey and deliver to Upper Holdings and/or Buyer, and Upper Holdings and/or Buyer shall purchase and acquire from Seller, all right, title and interest in and to the Purchased Interests, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Laws or Liens imposed by Buyer or any of its Affiliates); (c) the Seller (in its capacity as an Asset Seller) and the UK Asset Seller shall sell, convey, assign, transfer and deliver to the Company and a newly formed Subsidiary of Buyer formed prior to Closing and organized in the United Kingdom (the “UK Local Buyer” and, together with the Company, the “Local Buyers”) respectively, and the Local Buyers shall purchase, acquire and accept from the applicable Asset Seller all of such applicable Asset Seller’s right, title and interest in and to the Transferred Assets owned by such Asset Seller; and (d) the Local Buyers shall accept and assume and thereafter timely pay, discharge and perform in accordance with their terms, all Assumed Liabilities from the respective Local Buyers (collectively, clauses (a) through (d), the “Acquisition”). Section 1.2 Purchase Price. Subject to the terms and conditions of this Agreement, (a) the aggregate consideration (the “Purchase Price”) for the Purchased Interests and the Transferred Assets to be purchased and acquired by Upper Holdings, Buyer and/or the applicable Local Buyers hereunder shall be (i) the sum of (A) the Base Purchase Price, as further adjusted, up or down, pursuant to Section 1.5, Section 1.6 and Section 4.15, plus (B) the aggregate amount of Earn-Out Payments, if any, to the extent earned and payable in accordance with Section 1.7 and Exhibit G (the “Earn-Out Consideration”), and (ii) the assumption of the Assumed Liabilities and (b) the aggregate consideration for the Rollover Interest (after giving effect to the First Contribution and the Second Contribution) shall be the TVG Units to be issued to Seller pursuant to and in accordance with the Rollover Agreement. At least five (5) Business Days prior to the Closing, Seller shall deliver to Buyer a schedule, prepared in good faith, allocating the Purchase Price between the Company Interests and the Transferred Assets being sold by the UK Asset Seller (the “Purchase Price Allocation Determination”). Prior to the Closing, upon receipt of the Purchase Price Allocation Determination, Buyer shall have the right to review and the parties shall discuss in good faith and make any appropriate changes to be made to the Purchase Price Allocation Determination prior to the Closing.

3 Section 1.3 Closing. The Parties shall consummate the Acquisition (the “Closing”) remotely by electronic exchange of documents and signatures or at the offices of Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601, at 9:00 a.m. Chicago time, on the first Business Day of the first calendar month that commences no fewer than two (2) Business Days after the satisfaction or waiver of the last of the conditions in Article V to be satisfied or waived (except for any such condition that, by its nature or terms, is to be satisfied only at the Closing, but subject to the satisfaction or waiver of such condition at the Closing), unless another date, time and/or place is agreed to in writing by each of Buyer and Seller. All of the Seller Closing Deliveries and the Buyer Closing Deliveries delivered pursuant to Section 1.4 and all payments made pursuant to Section 1.5(d) shall be deemed to have been delivered or made simultaneously at the Closing and the Closing shall be deemed effective as of 12:01 a.m. (local time) on the Closing Date. As used herein, “Closing Date” means the date on which the Closing occurs. Section 1.4 Certain Closing Deliveries. (a) At the Closing, Seller shall deliver (or cause to be delivered) to Buyer the following (the “Seller Closing Deliveries”): (i) the Assignment Agreement, duly executed by Seller; (ii) the Bill of Sale (and, where applicable, Local Transfer Agreements), with respect to the Transferred Assets and Assumed Liabilities, duly executed by each Asset Seller; (iii) the Bill of Sale with respect to the Excluded Assets and Excluded Liabilities, duly executed by Seller and/or its applicable Affiliates; (iv) the Transition Services Agreement, duly executed by Seller; (v) the Intellectual Property Assignment Agreement, duly executed by each Asset Seller; (vi) a resignation, effective as of the Closing, duly executed by each director, manager and officer of the Company in office as of immediately prior to the Closing, if any, in form and substance reasonably acceptable to Buyer; (vii) a duly executed IRS Form W-9 from Seller; (viii) a certificate issued by the Secretary of State of the State of Delaware (dated not more than five (5) Business Days prior to the Closing Date) as to the good standing of the Company and a similar certificate of good standing for the UK Asset Seller from the appropriate authority in its jurisdiction of incorporation; (ix) evidence, in form and substance reasonably satisfactory to Buyer, of the termination of all Liens (if any) and the Company’s rights, obligations and Liabilities under any applicable Contracts as required by Section 4.7;

4 (x) a counterpart signature to the LLC Agreement, duly executed by Seller; and (xi) copies of resolutions of the board of directors, board of managers or other applicable governing body of the Company and each Asset Seller (other than Seller), adopted at a duly held meeting or by written consent, as to the authorization and approval of the execution, delivery and performance of this Agreement and the Ancillary Agreements, in each case to the extent that each is a party hereto and thereto, and the consummation of the transactions contemplated hereby and thereby by the Company or such Asset Seller, as applicable, certified by a duly appointed officer of the Company or such Asset Seller, as applicable, as being in full force and effect as of the Closing and not having been rescinded or otherwise modified. (b) At the Closing, Upper Holdings and/or Buyer shall deliver (or cause to be delivered) to Seller the following the “Buyer Closing Deliveries”): (i) the Assignment Agreement, duly executed by ESH, Upper Holdings and/or Buyer, as applicable; (ii) the Bill of Sale (and, where applicable, Local Transfer Agreements) with respect to the Transferred Assets and Assumed Liabilities, duly executed by each Local Buyer; (iii) the Transition Services Agreement, duly executed by Buyer; (iv) the Intellectual Property Assignment Agreement, duly executed by each Local Buyer; (v) if applicable, the Seller Note, duly executed by Upper Holdings; (vi) the LLC Agreement, duly executed by each of TVG Holdings, Vistria AP Investment, LLC and Metis Aggregator, L.P; and (vii) (A) copies of resolutions of the Board of Managers of TVG Holdings and the board of directors, board of managers or other applicable governing body of Buyer, Upper Holdings and the UK Local Buyer, adopted at a duly held meeting or by written consent, as to (I) the authorization and approval of the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by TVG Holdings and its Subsidiaries (or, in the case of Buyer, Upper Holdings and the UK Local Buyer, such Person); and (II) in the case of TVG Holdings, the appointment of the Hermes Manager (as defined in the LLC Agreement) to the board of managers of TVG Holdings effective as of the Closing, for each of items (I) and (II), certified by the secretary of TVG Holdings (or, in the case of Buyer, Upper Holdings and the UK Local Buyer, such Person) as being in full force and effect as of the Closing and not having been rescinded or otherwise modified, and (B) a certificate of good standing issued by the Secretary of State of the State of Delaware (dated not more than 5 Business Days prior to the Closing Date) as to the good standing of TVG Holdings.

5 Section 1.5 Closing Consideration. (a) Estimated Closing Statement. No later than five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement (the “Estimated Closing Statement”) prepared by Seller in good faith and in a manner consistent with the terms hereof, setting forth the following: (i) Seller’s calculation of the Estimated Closing Consideration, including the Closing Customer Loss Amount and Seller’s good faith estimate of (1) the Closing Date Cash (the “Estimated Closing Date Cash”), (2) the Closing Date Indebtedness (the “Estimated Closing Date Indebtedness”), (3) the Net Working Capital Adjustment Amount (the “Estimated Net Working Capital Adjustment Amount”) and (4) the Marketing Spend Deficit Amount (the “Estimated Marketing Spend Deficit Amount”), in each case, with reasonable detail and reasonable supporting documentation; and (ii) wiring instructions for the payments required by Section 1.5(d). (b) Pre-Closing Cooperation. After delivery of the Estimated Closing Statement and prior to the Closing, Buyer and its Representatives may ask Seller questions related to, provide comments on or raise disagreements with the Estimated Closing Statement, and (i) Seller and Buyer shall reasonably cooperate with respect to any such questions, comments and/or disagreements and (ii) Seller shall consider any such questions, comments and disagreements in good faith. If Buyer and Seller do not agree on the Estimated Closing Statement following such good faith discussions, the Estimated Closing Statement delivered by Seller shall be used for purposes of calculating the Estimated Closing Consideration; provided, that the basis for any such question, comment or disagreement raised by Buyer or any of its Representatives and not incorporated into the Estimated Closing Statement shall not be deemed waived and as such may be taken into account in the preparation of and reflected in the Closing Statement delivered by Buyer pursuant to and in accordance with Section 1.6(a) (for the avoidance of doubt, subject to Seller’s review and dispute rights under the other terms of Section 1.6). (c) Payment for Excess Net Working Capital Underage. In the event that a Seller Note is issued pursuant to Section 1.5(d) and the Estimated Net Working Capital Adjustment Amount reduces the Estimated Closing Consideration by more than $10,000,000, at the Closing, Seller shall pay to Buyer in cash by wire transfer of immediately available funds in accordance with the wiring instructions provided by Buyer prior to Closing, the amount by which such reduction exceeds $10,000,000 in lieu of reducing the initial principal on the Seller Note by such amount. (d) Payment of Estimated Closing Consideration. At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds in accordance with the applicable wiring instructions identified in the Estimated Closing Statement, an amount equal to the Estimated Closing Consideration (which shall include the payment, whether in cash or as a portion of the Seller Note in accordance with this Section 1.5(d), by Buyer or Upper Holdings (in the event a Seller Note is issued), as an agent of the UK Local Buyer, to the Seller, as an agent of the UK Asset Seller, of an amount consistent with the final Allocation pursuant to Section 1.9(a)); provided, that, in the event that Buyer (i) has not completed the Third Party Debt Financing on or

6 prior to the Closing Date or (ii) has completed the Third Party Debt Financing on or prior to the Closing Date, but the aggregate incremental cash proceeds (i.e., net of any refinanced Indebtedness for Borrowed Money) of such Third Party Debt Financing received by Buyer and/or any of its Affiliates as a result of such Third Party Debt Financing (the “Available Third Party Debt Financing Proceeds”) are not sufficient to fund Buyer’s expenses incurred in connection with the negotiation, execution and performance of this Agreement, the transactions contemplated hereby and the Third Party Debt Financing (excluding, for the avoidance of doubt, any fees, expenses or other amounts payable to any Sponsor Affiliate in connection herewith or therewith) (the “Buyer Transaction Expenses”), plus $10,000,000, which is an estimate of the amount required to fund integration expenses to be incurred in connection with the integration of the Business, including the Company as a new Subsidiary of Buyer (the “Integration Expenses Amount”), plus the entire amount of the Estimated Closing Consideration (the Buyer Transaction Expenses, the Integration Expenses Amount and the Estimated Closing Consideration, collectively, the “Required Amount”), Upper Holdings shall, in each of cases (i) or (ii), acquire all or a portion of the Purchased Interests in lieu of Buyer and Upper Holdings shall pay for any Purchased Interests acquired by it by issuing to Seller a promissory note substantially in the form of Exhibit E hereto (the “Seller Note”) with an initial principal amount equal to the lesser of (A) (1) the Required Amount, minus (2) the Available Third Party Debt Financing Proceeds (if any), and (B) the Estimated Closing Consideration (subject to Section 1.5(c)). In the event that Upper Holdings issues a Seller Note in accordance with this Section 1.5(d) for less than the full amount of the Estimated Closing Consideration (subject to Section 1.5(c)), (x) the remaining balance of the Estimated Closing Consideration (subject to Section 1.5(c)) shall be satisfied by Buyer by paying the amount of such deficiency in cash by wire transfer of immediately available funds to Seller in accordance with the applicable wiring instructions identified in the Estimated Closing Statement and (y) the amount of the Purchased Interests that will be acquired by each of Upper Holdings and Buyer shall be based on the relative portion of the Estimated Closing Consideration (subject to Section 1.5(c)) satisfied by each of them in accordance with this Section 1.5(d). Section 1.6 Post-Closing Adjustment. (a) Within one hundred and twenty (120) days after the Closing Date (the “Adjustment Delivery Date”), Buyer shall prepare and deliver to Seller a written statement (the “Closing Statement”) setting forth, in reasonable detail and with reasonable supporting information, Buyer’s calculation of the Closing Consideration, including Buyer’s calculation of the Closing Adjustment Amount and the components thereof. Buyer shall prepare the Closing Statement in good faith and in a manner consistent with the terms of (including the definitions contained in) this Agreement. Following the Closing Date until the Adjustment Delivery Date, to the extent reasonably requested by Buyer, Seller shall, and shall cause the Asset Sellers to, provide Buyer and its Representatives with reasonable access during normal business hours to the books and records, including financial information of Seller and its Affiliates to the extent relating to the Business and reasonably required by Buyer in connection with the preparation of the Closing Statement (and the components thereof). (b) Seller shall have sixty (60) days from the date on which the Closing Statement is delivered to Seller (the “Review Period”) to review the Closing Statement. During the Review Period and until the Closing Consideration is finally determined in accordance with this Section 1.6, upon reasonable prior written notice, Buyer shall provide Seller and its

7 Representatives with reasonable access, during normal business hours, to the books and records of Buyer and its Affiliates to the extent relating to the Business and other reasonable supporting information (including accounting working papers) as may be reasonably requested by Seller and its Representatives in order to review the information contained in the Closing Statement; provided, that such access shall not unreasonably interfere with any of the businesses or operations of Buyer or its Affiliates (including the Company). Unless Seller delivers written notice to Buyer on or prior to the last day of the Review Period that it objects to any item or items shown or reflected in the Closing Statement, specifying in reasonable detail the item or items to which it objects and reasons therefor (such item or items, the “Disputed Items” and such notice, the “Dispute Notice”), then the Closing Statement shall be deemed accepted by Seller for all purposes hereof and shall be final, binding and conclusive for all purposes of determining the payments in Section 1.6(c). In the event that Seller delivers a Dispute Notice on or prior to the last day of the Review Period, Seller and Buyer shall attempt in good faith during the thirty (30) days thereafter to resolve each Disputed Item, and any resolution agreed by them in writing shall be final, binding and conclusive for all purposes of determining the payments in Section 1.6(c). In the event that, for any reason, Seller and Buyer do not resolve in writing each Disputed Item within thirty (30) days (or such longer period as Seller and Buyer may agree in writing) following the delivery of the Dispute Notice, each unresolved Disputed Item shall be referred to the Independent Accountant. If any Disputed Item is referred to the Independent Accountant, each of Buyer, on the one hand, and Seller, on the other hand, shall prepare separate written reports of each such Disputed Item and deliver such reports to the Independent Accountant within twenty (20) days after the date the Independent Accountant is retained. Each of Buyer and Seller shall use commercially reasonable efforts to cause the Independent Accountant, acting as an expert, as soon as practicable and in any event, barring exceptional circumstances, within thirty (30) days after receiving such written reports, to determine the manner in which the Disputed Items shall be treated in the Closing Statement; provided, however, that the dollar amount of each Disputed Item shall be determined within the range of dollar amounts proposed by Buyer, on the one hand, and Seller, on the other hand, in the Closing Statement and/or Dispute Notice, respectively. Each of the Parties acknowledges and agrees that (i) the review by and determination of the Independent Accountant shall be limited only to the Disputed Items contained in the reports prepared and submitted to the Independent Accountant by Buyer and Seller and (ii) the determinations by the Independent Accountant shall be based solely on (1) such reports submitted by Buyer and Seller and the basis for Buyer’s and Seller’s respective positions and (2) the terms of (including the definitions contained in) this Agreement. Neither of Buyer nor Seller shall authorize the Independent Accountant to modify or amend any term or provision hereof or modify items previously agreed in writing between Buyer and Seller. Each of Buyer and Seller shall use commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accountant. Any such information or documentation provided by any Party to the Independent Accountant shall be concurrently delivered to the other Party, subject, in the case of independent accountant work papers, to such other Party entering into a customary confidentiality and release agreement with respect thereto. Neither Buyer nor Seller shall disclose to the Independent Accountant, and the Independent Accountant shall not consider for any purposes, any settlement discussions or settlement offers made by any of the Parties related to any Disputed Item. The determinations by the Independent Accountant as to the Disputed Items shall be in writing and shall be an expert determination that is, absent manifest error by the Independent Accountant, final, binding and conclusive for all

8 purposes of determining the adjustments in Section 1.6(c), if any, and such determination may be entered and enforced in any court of competent jurisdiction. The costs and expenses of the Independent Accountant shall be allocated between Buyer, on the one hand, and Seller, on the other hand, on an inversely proportional basis, based on the relative portion of all Disputed Items submitted to the Independent Accountant that are ultimately resolved in favor of Seller or Buyer, respectively, by the Independent Accountant. As an illustrative example, if Disputed Items totaling $1,000 are submitted to the Independent Accountant, and the Independent Accountant finally determines $700 thereof in favor of Buyer and awards $300 to Seller, then the costs and expenses of the Independent Accountant shall be allocated 70% (i.e., $700/$1,000) to Seller and 30% (i.e., $300/$1,000) to Buyer. (c) Post-Closing Adjustment Amount. (i) If the Closing Consideration, as finally determined under Section 1.6(b) (the “Final Closing Consideration”), exceeds the Estimated Closing Consideration (the “Excess Amount”), then within five (5) Business Days after the determination of the Final Closing Consideration in accordance with Section 1.6(b), such Excess Amount shall (A) be satisfied by Buyer by wire transfer of immediately available funds in accordance with wire instructions provided by Seller, except that (B) to the extent the sum of the Required Amount plus the Excess Amount exceeds the Available Third Party Debt Financing Proceeds (for purposes of this Section 1.6, taking into account the aggregate incremental amount of any Third Party Debt Financing completed following the Closing and prior to the final determination of the Final Closing Consideration), be satisfied by the principal under the Seller Note being increased by a corresponding amount and include interest thereon as if accrued since the Closing Date; provided, that the Excess Amount may be paid in any combination of (A) and (B) as Buyer may elect to the extent it would result in a greater amount of cash being paid to Seller than otherwise. (ii) If the Estimated Closing Consideration exceeds the Final Closing Consideration (the “Shortfall Amount”), then within five (5) Business Days after the determination of the Final Closing Consideration in accordance with Section 1.6(b), such Shortfall Amount shall (A) be satisfied by Seller by wire transfer of immediately available funds in accordance with wire instructions provided by Buyer to Seller, except that (B) to the extent any portion of the Estimated Closing Consideration was satisfied by Buyer by the issuance of the Seller Note at Closing pursuant to Section 1.5(d), at Seller’s election all (or a portion, up to the principal amount of the Seller Note), may be satisfied by the principal under the Seller Note being reduced by a corresponding amount, and any interest accrued thereon from the Closing Date being cancelled; provided, that, the exception in this clause (B) shall not apply with respect to any portion of the Shortfall Amount that would have been subject to Section 1.5(c) if estimated accurately as of the Closing. (iii) Notwithstanding anything to the contrary herein, any payment pursuant to this Section 1.6(c) shall be treated as an adjustment to the Purchase Price for all income Tax purposes to the maximum extent permitted by applicable Law. Section 1.7 Earn-Out Consideration.

9 (a) Following the Closing, Upper Holdings and/or Buyer shall, as, when and if due in accordance with Exhibit G, pay the Earn-Out Consideration in the manner described in Exhibit G. (b) From the Closing until the conclusion of the Second Earn-Out Period (as defined in Exhibit G), Upper Holdings and Buyer shall not and shall cause their respective Subsidiaries not to: (i) terminate or discontinue the Business as a whole, (ii) take any action in bad faith with respect to the conduct or operation of the Business with the primary purpose of frustrating the achievement of any Earn-Out Payment in any Earn-Out Period or (iii) take any action with the primary purpose of distorting the financial performance of the Business so as to reduce the amount of any Earn-Out Payment that would otherwise have been payable in respect of any Earn-Out Period pursuant to Exhibit G. Notwithstanding the foregoing, this Section 1.7(b) shall not apply with respect to decreases in marketing expenditure or the amendment or termination of any Partner Contracts, each of which are separately addressed in Exhibit G. (c) Notwithstanding anything to the contrary herein, any payment pursuant to this Section 1.7 shall be treated as an adjustment to the Purchase Price for all income Tax purposes to the maximum extent permitted by applicable Law. Section 1.8 Withholding. Each of Upper Holdings, Buyer and Seller shall be entitled to deduct and withhold from any amounts otherwise payable hereunder such amounts as Upper Holdings, Buyer or Seller shall determine in good faith are required to be deducted or withheld with respect to the making of such payment under the Code or any other provision of applicable Law. Any amounts so deducted and withheld and, if required, timely remitted to the applicable Taxing Authority shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made. Except as a result of the failure to provide the IRS Form W-9 required under Section 1.4(a)(viii), if Upper Holdings or Buyer determines that it is required to so deduct or withhold, Upper Holdings or Buyer, as applicable, shall as soon as reasonably practicable notify Seller of its intent to deduct or withhold and shall reasonably cooperate with Seller in good faith to reduce or mitigate such withholding. If required, Upper Holdings or Buyer, as applicable, shall pay over or deposit with the relevant Governmental Authority any amounts withheld pursuant to this Section 1.8. Section 1.9 Purchase Price Allocation. (a) On or before the date that is sixty (60) days after the date that the Final Closing Consideration is finally determined pursuant to Section 1.6, solely for Tax purposes, Buyer shall deliver to Seller a proposed allocation of the Final Closing Consideration (including any liabilities that are deemed assumed by Buyer and its Affiliates for U.S. federal income Tax purposes), the Assumed Liabilities and all other relevant items among the assets of the Company, on the one hand, and the Transferred Assets (by jurisdiction), on the other hand, in accordance with Section 1060 of the Code, the Treasury Regulations promulgated thereunder and the methodologies for determining fair market value reflected in Section 1.9(a) of the Seller Disclosure Schedule (such allocation, “Buyer’s Allocation”). If Seller disagrees with Buyer’s Allocation, Seller may, within thirty (30) days after delivery of Buyer’s Allocation, deliver a notice (“Sellers’ Allocation Notice”) to Buyer to such effect, specifying those items as to which Seller disagrees and setting forth Seller’s proposed allocation. If Seller’s Allocation Notice is duly delivered, Buyer

10 and Seller shall, during the fifteen (15) days following such delivery, work together in good faith to reach agreement on the disputed items or amounts in order to determine the allocation of the Final Closing Consideration (including any liabilities that are deemed assumed by Buyer for U.S. federal income Tax purposes). If Seller and Buyer do not reach such agreement, they shall promptly thereafter submit for resolution the items remaining in dispute to the Independent Accountant and shall instruct the Independent Accountant to make a written determination consistent with Section 1.9(a) of the Seller Disclosure Schedule regarding such dispute as promptly as practicable, and in any event within thirty (30) calendar days after the date on which such dispute is referred to the Independent Accountant (or such longer period as the Independent Accountant may reasonably require). The fees and expenses of the Independent Accountant shall be allocated between Buyer, on one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to or not included in an allocation determined by the Independent Accountant for each party bears to the amount actually contested by the Parties in the aggregate, as determined by the Independent Accountant. Subject to the preceding sentence, the allocation, as prepared by Buyer if no Seller’s Allocation Notice has been timely given, as adjusted pursuant to any agreement between Buyer and Seller, or as determined by the Independent Accountant (the “Allocation”), shall be conclusive and binding on the Parties. (b) To the extent permitted by applicable Law, the Parties agree to (and shall cause their respective Affiliates to) report, act and file in accordance with the Allocation (as such becomes final and binding pursuant to Section 1.9(a)) in any relevant Tax Returns or Tax filings (including IRS Form 8594). None of the Parties shall take any position with respect to Taxes (whether on any Tax Returns, in any Tax proceeding or otherwise) that is inconsistent with the Allocation except to the extent required by applicable Law or otherwise required pursuant to a final determination. Section 1.10 Drop-Down. Immediately following the acquisition of the Purchased Interests by Upper Holdings pursuant to this Agreement, Upper Holdings shall cause the contribution, assignment and transfer, directly or indirectly, to Buyer of all of Upper Holdings’ respective right, title and interest in and to such Purchased Interests such that, on the Closing Date, Buyer will own all of the Purchased Interests. Section 1.11 Local Transfer Agreements. Buyer and Seller do not intend this Agreement to transfer title to any Transferred Assets, or to constitute the assumption of any Assumed Liabilities, in any jurisdiction in which such transfer or assumption is required by applicable Law to be made pursuant to a Local Transfer Agreement, and any such Transferred Assets or Assumed Liabilities, as applicable, shall only be transferred or assumed by the applicable Local Transfer Agreement (which Local Transfer Agreements shall not contain any representations and warranties). Notwithstanding the generality of the foregoing, to the extent that the provisions of a Local Transfer Agreement are inconsistent with, or (except to the extent they implement a transfer in accordance with this Agreement) additional to, the provisions of this Agreement (or do not fully give effect to the provisions of this Agreement with respect to the transfer of the Transferred Assets or the assumption of Assumed Liabilities): (i) the provisions of this Agreement shall prevail; and (ii) so far as permissible under applicable Law of the relevant jurisdiction, the relevant Local Transfer Agreement shall be deemed to be adjusted to the extent necessary to give effect to the provisions of this Agreement.

11 Section 1.12 Pre-Closing Australian Reorganization. As promptly as practicable after the date hereof and prior to the Closing, the Company shall form a wholly-owned Subsidiary that is a private limited company under the laws of Australia (the “Australian Subsidiary”). Prior to the Closing, the Australian Subsidiary will enter into a Local Transfer Agreement with the Australian Seller to purchase, acquire and accept from the Australian Seller all of the Australian Seller’s right, title and interest in and to the Transferred Assets that are owned by the Australian Seller, and concurrently assume the Assumed Liabilities of the Australian Seller. At or prior to the Closing, Seller shall deliver (i) a copy of the Organizational Documents of the Australian Subsidiary, (ii) an executed Local Transfer Agreement in a form and substance reasonably satisfactory to Buyer and Seller and prepared in accordance with the principles outlined in Section 1.11, evidencing the transfer of the applicable Transferred Assets to and assumption of the applicable Assumed Liabilities by the Australian Subsidiary as described in this Section 1.12 and (iii) such other documents and certificates as may be reasonably required under applicable Law to evidence the completion of the foregoing transactions described in this Section 1.12 (collectively, the “Australian Reorganization Closing Documents”). From the date hereof until the Closing, the Australian Seller shall not, without the prior written consent of Buyer, transfer or assign any Liabilities to the Australian Subsidiary other than (A) the Assumed Liabilities of the Australian Seller or (B) any Liabilities incurred by the Australian Subsidiary that are incident to its formation or the maintenance of its existence or incurred pursuant to the transactions contemplated by this Section 1.12 (Liabilities under this clause (B), “Australia Formation Liabilities”). For purposes of this Agreement, unless the context otherwise requires, any reference to the “Company” in the representations and warranties set forth in Article II (as such representations and warranties are made as of the Closing) and the definitions in this Agreement relevant to the determination of the Closing Consideration shall be deemed to include the Australian Subsidiary to the extent applicable and warranted by the context of the applicable provision (other than, for the avoidance of doubt, the definition of “Company Interests”). Section 1.13 Assignment of Certain Transferred Assets. (a) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver to (i) Buyer or any of its Affiliates any Transferred Asset or Assumed Liability or (ii) to any Asset Seller, any Excluded Asset or Excluded Liability, if the sale, conveyance, assignment transfer or delivery (or attempted sale, conveyance, assignment, transfer or delivery) thereof, or an agreement to do any of the foregoing, (A) requires the Consent of a third party (including any Governmental Authority), and such Consent has not been obtained prior to the Closing, or (B) would result in a violation of Law. If any such Consent is not obtained prior to the Closing, or if the sale, conveyance, assignment, transfer or delivery (or attempted sale, conveyance, assignment, transfer or delivery) of any such Transferred Asset, Excluded Asset, Assumed Liability or Excluded Liability would constitute or result in a violation of Law, Seller and Buyer will, to the extent permitted by applicable Law and subject to the terms of the applicable Contract, cooperate and use their reasonable best efforts to enter into a subcontracting, sublicensing or other mutually acceptable arrangement under which Buyer (and/or its applicable Affiliates) would, in compliance with Law and the terms of the applicable Contract, obtain the benefits of, and assume the obligations and bear the economic and operational burdens associated with such Transferred Asset and/or Assumed Liability as if such Transferred Asset and/or Assumed Liability had been assigned, transferred and/or assumed pursuant to this Agreement. In furtherance of the foregoing, (i) Buyer

12 (and/or its Affiliates) will, as agent or subcontractor for the Seller and/or the applicable Asset Seller, pay, perform and discharge fully all (or, if applicable, its portion) of the Liabilities of the Seller and its Affiliates thereunder from and after the Closing in accordance with any such alternate arrangement and (ii) the Affiliate of Seller that remains the legal counterparty to such Contract, as applicable, will, or will cause its applicable Subsidiary to, from and after the Closing hold in trust for and pay to Buyer as promptly as practicable upon receipt thereof all income, proceeds and other consideration received by it in connection with such alternate arrangement (net of any reasonable and documented out-of-pocket expenses incurred in connection therewith) and enforce for the benefit (and at the expense) of Buyer (and/or its Affiliates) any and all of its or their rights against a third party associated with such Transferred Asset or Assumed Liability; provided, that this sentence shall apply mutatis mutandis to Buyer (and/or its Affiliates) and Seller (and/or its Affiliates) as it relates to the Excluded Assets and Excluded Liabilities. Buyer shall provide to the Seller any information or assistance that is necessary for the Seller or its applicable Affiliates to meet their respective obligations on a timely basis in relation to any such Transferred Asset or Assumed Liability. Any payment required to be made to a third party in order to obtain any Consent contemplated by this Section 1.13 (subject to Section 4.3(b)) shall be borne by the Seller; provided, that this sentence shall not apply with respect to any Partner Contract, which are the subject of Section 4.15. (b) The obligations of the Parties and their Affiliates to cooperate and use their respective reasonable best efforts to obtain any Consents and to take any other actions under this Section 1.13 shall terminate upon the earlier of (i) receipt of the applicable requisite Consent (in which event the applicable Transferred Asset, Excluded Asset, Assumed Liability or Excluded Liability shall automatically be deemed to have been sold, conveyed, assigned, transferred or delivered to Buyer (and/or its applicable Affiliates) without any additional consideration) and (ii) the date that is twelve (12) months following the Closing Date. For the avoidance of doubt, any such termination shall not affect any rights to indemnification for such matter pursuant to Article VII. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Upper Holdings and Buyer, as of the date hereof and as of the Closing Date, and except as otherwise set forth in the Seller Disclosure Schedule (subject to Section 9.12(l)), as follows: Section 2.1 Due Organization and Good Standing; Organization Documents. (a) Seller and each of the Asset Sellers is duly organized and is validly existing and in good standing under the Laws of its respective jurisdiction of incorporation, organization or formation. Seller and the Asset Sellers have all requisite corporate power and authority to own, lease and operate their respective assets and to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to have such power or authority would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impede Seller’s or such Asset Seller’s ability to consummate the transactions contemplated hereby. Seller and each Asset Seller is duly qualified to do business as

13 a foreign Entity, and is in good standing, under the Laws of any jurisdiction where the nature of its businesses or the character of its owned and leased assets requires such qualification, except for those jurisdictions where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impede Seller’s or such Asset Seller’s ability to consummate any transaction contemplated hereby. (b) The Company (i) has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite Entity power and authority to own, lease and operate its assets and to conduct its business in the manner in which its business is currently being conducted and (ii) is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of any jurisdiction where the nature of its business or the character of its owned and leased assets requires such qualification, except, in the case of the foregoing clause (ii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (c) Seller has made available to Buyer true, complete and correct copies of the Company’s Organizational Documents as amended through the date hereof. Each such Organizational Document is in full force and effect. Neither the Company nor any Asset Seller is in material violation of any of its Organizational Documents. Section 2.2 Authority; Binding Nature of Agreement. Seller and each Asset Seller has all necessary Entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform and comply with its respective covenants and agreements hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller’s execution and delivery hereof, Seller’s performance and compliance with its covenants and agreements hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on Seller’s part, and no other corporate action on Seller’s part are necessary to authorize this Agreement, Seller’s performance of or compliance with its covenants and agreements hereunder or the consummation of the transactions contemplated hereby. Seller has duly executed and delivered this Agreement and, assuming Upper Holdings’ and Buyer’s respective due authorization, execution and delivery hereof, this Agreement is Seller’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforcement is sought in a proceeding of law or in equity) (the “Bankruptcy and Equitable Exceptions”). The execution, delivery and performance by each Asset Seller of the Ancillary Agreements to which such Asset Seller is or will be a party (including the consummation of the transactions contemplated thereby) has been (or when executed and delivered by such Asset Seller, will have been) duly authorized by all requisite corporate or organizational action on the part of such Asset Seller. When executed and delivered by each Asset Seller, the Ancillary Agreements to which such Asset Seller is a party will (assuming the due authorization and valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligation of such Asset Seller party thereto, enforceable against each such Asset Seller in accordance with their respective terms, subject to the Bankruptcy and Equitable Exceptions. Section 2.3 Noncontravention; Consents.

14 (a) Seller’s and each Asset Seller’s execution and delivery of this Agreement and the Ancillary Agreements does not or will not, Seller’s and the Asset Sellers’ performance of and compliance with their respective covenants and agreements hereunder and thereunder shall not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) violate the Organizational Documents of Seller or such Asset Seller, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 2.3(b), violate any Law or (iii) except as set forth in Section 2.3(a)(iii) of the Seller Disclosure Schedule, breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a breach or default) under, result in the termination, cancellation or amendment of or a right of termination, cancellation or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the properties or assets of the Company or on any Transferred Assets under, (1) any Material Contract or (2) any other Transferred Contract, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Assuming the truth and accuracy of the representations and warranties of Buyer and Upper Holdings in Section 3.3(b), Seller’s and the Asset Sellers’ respective execution and delivery of this Agreement and the Ancillary Agreements to which they are or will be a party does not, Seller’s and the Asset Sellers’ performance of and compliance with their respective covenants and agreements hereunder and thereunder shall not, and the consummation of the transactions contemplated hereby and thereby shall not, require Seller, the Company or any Asset Seller to make any registration, declaration, notice, report, submission or other filing (each, a “Filing”) with or to, or to obtain any Consent of any Governmental Authority, except for (i) any Filings required by the Exchange Act, the Securities Act or the rules and regulations of the NYSE, (ii) the HSR Clearance and Filings in connection therewith and (iii) for any Filing or Consent, the failure of which to make or receive would not reasonably be expected, individually or in the aggregate, to be material to the Business or to prevent, materially delay or materially impede Seller’s or the Asset Sellers’ ability to consummate the transactions contemplated hereby. Section 2.4 Capitalization; Subsidiaries. (a) The Company Interests are all of the outstanding Equity Securities of the Company. As of the Closing, the Australian Subsidiary Interests will be all of the outstanding Equity Securities of the Australian Subsidiary. (b) All of the Company Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Company Interests, there are no Equity Securities of the Company that are issued or outstanding. The Company does not have any obligation to repurchase, redeem or otherwise acquire, or to sell or to issue, any Equity Securities thereof. The Company is not a party to any Contract restricting the transfer of or relating to the voting of (other than the Organizational Documents of the Company), requiring registration of, or granting any antidilutive rights, rights of first refusal or preemptive rights that obligate the Company to issue or deliver, any Equity Securities thereof or other similar rights for any such Equity Securities. (c) As of the date hereof, the Company does not have any Subsidiaries and does not otherwise own of record or beneficially own any Equity Securities of any Person. As of the

15 Closing, other than the Australian Subsidiary and the Australian Subsidiary Interests, the Company will not have any Subsidiaries and will not otherwise own, of record or beneficially, any Equity Securities of any Person. (d) There is no Indebtedness of the Company for which the holders thereof have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which any holder of Equity Securities of the Company may vote. (e) As of the Closing, there shall be no accrued or declared, but unpaid, dividends or similar distributions on any Company Interests, and the Company shall not be subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Equity Securities of the Company (except for any payments arising pursuant to the terms of this Agreement or any Ancillary Agreement). (f) As of the Closing, the representations and warranties set forth in Section 2.4(b), Section 2.4(d) and Section 2.4(e) will be true and correct with respect to the Australian Subsidiary and Australian Subsidiary Interests, mutatis mutandis, and the Australian Subsidiary will not have any Subsidiaries and will not otherwise own, of record or beneficially, any Equity Securities of any Person. Section 2.5 Title to Company Interests. (a) Seller owns of record all of the Company Interests, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Laws and under the Credit Support Arrangement that will be terminated in connection with the Closing pursuant to Section 4.7(b)). At the Closing, Seller shall sell, assign, transfer, convey and deliver to TVG Holdings, Upper Holdings and/or Buyer, as applicable, good and valid title to such Company Interests, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Laws or imposed by ESH, Upper Holdings and/or Buyer or their Affiliates). As the Closing, the Company will be the owner of record of all of the outstanding equity interests of the Australian Subsidiary (the “Australian Subsidiary Interests”). (b) Seller does not have any obligation, pursuant to any option, warrant, purchase right or other Contract, to sell, transfer or dispose of, the Company Interests, and Seller is not a party to any Contract restricting the transfer of, requiring registration of, or granting rights of first refusal or other similar rights for any such Company Interests, except for this Agreement and the Rollover Agreement or, as of the date hereof, the Seller Credit Agreements. Seller is not a party to any voting trust, proxy or other Contract relating to the voting of any Company Interests. Section 2.6 Financial Statements; Undisclosed Liabilities. (a) Section 2.6(a) of the Seller Disclosure Schedule sets forth the following: (i) the unaudited balance sheet accounts of the Business as of July 31, 2023 (the “Latest Balance Sheet”) and the related unaudited statements of profits and losses for the three (3)-month period then ended;

16 (ii) the unaudited statements of profits and losses of the Business for each month in the five (5)-month period ended September 30, 2023; and (iii) the (A) unaudited balance sheet accounts of the Business as of the fiscal year ended April 30, 2023 and the related unaudited statements of profits and losses of the Business for the fiscal year then ended and (B) unaudited balance sheet accounts of the U.S. portion of the Business as of the fiscal year ended April 30, 2022 and the related unaudited statements of profits and losses of the Business for the fiscal year then ended (all such financial statements referred to in the foregoing clauses (i), (ii) and (iii), collectively with the Monthly Financial Statements, the “Financial Statements”). (b) The Financial Statements (i) were prepared from the books and records of the Company, the Asset Sellers and their Affiliates, (ii) present fairly, in all material respects, the financial position of the Business at the respective dates thereof and the results of operations of the Business for the respective periods covered thereby; and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except (x) for the absence of notes and the normal year-end adjustments in the case of the Latest Balance Sheet, which adjustments shall not, individually or in the aggregate, be material or (y) as set forth in Section 2.6(b) of the Seller Disclosure Schedule; provided, that given that, throughout the periods covered by the Financial Statements, the Business has not operated on a separate standalone basis and has historically been reported within the Seller’s combined financial statements, the Financial Statements assume certain allocated charges and credits, which while made in the reasonable judgment of management, do not necessarily reflect amounts that would have resulted from arm’s- length transactions or that the Business would incur on a standalone basis. (c) Since April 30, 2023 through the date hereof, neither the Company, the Asset Sellers nor, to Seller’s Knowledge, any of their respective auditors or accountants has received written notice (or, to Seller’s Knowledge, oral notice) of any complaint, allegation or claim regarding the accounting practices, procedures, methodologies or methods of the Company or the Asset Sellers, including any such complaint, allegation or claim that the Company or any Asset Seller has engaged in fraudulent or questionable accounting practices. (d) No Equity Security of the Company or any Asset Seller is registered under the Securities Act or the Exchange Act or is listed on any securities exchange. (e) The Company and the Asset Sellers (with respect to the Business) do not have any Liabilities (including any off-balance sheet liability), other than (i) any Liability disclosed, reflected or reserved for in the Latest Balance Sheet, (ii) any Liability that would be an Unpaid Transaction Expense if not paid prior to the Closing, (iii) any Liability incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet, or (iv) Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Business or that constitute Excluded Liabilities. (f) Section 2.6(f) of the Seller Disclosure Schedule discloses all of the Company’s Indebtedness for Borrowed Money as of the date hereof.

17 Section 2.7 Absence of Certain Changes. Since May 1, 2023: (a) except (i) as set forth in Section 2.7(a) of the Seller Disclosure Schedule or (ii) for actions taken following the date hereof with the consent of Buyer pursuant to Section 4.1, the Company and each Asset Seller (with respect to the Business) has conducted the Business in all material respects in accordance with the Ordinary Course of Business consistent with past practices, (b) there has not occurred a Material Adverse Effect or any event, change, circumstance, development, occurrence, condition, effect or state of facts that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (c) except as set forth in Section 2.7(c) of the Seller Disclosure Schedule, neither the Company nor any Asset Seller has taken any action that, if taken after the date hereof but prior to the Closing, would constitute a breach of Section 4.1 absent Buyer’s prior written consent thereto. Section 2.8 Intellectual Property Rights; Privacy. (a) The Company and the Asset Sellers own all right, title and interest in, or have a valid and enforceable written license or other permission to use, all Company Intellectual Property. Each item of Owned Intellectual Property and Owned Business Intellectual Property is solely and exclusively owned by the Company or one of the Asset Sellers, free and clear of all Liens other than Permitted Liens. All Owned Intellectual Property and Owned Business Intellectual Property is subsisting. All registrations constituting Registered Intellectual Property (other than patents) that are Owned Intellectual Property or Owned Business Intellectual Property and, to the Seller’s Knowledge, all registrations constituting patents that are Owned Intellectual Property or Owned Business Intellectual Property are valid and enforceable. (b) Section 2.8(b) of the Seller Disclosure Schedule contains an accurate and complete list of the Registered Intellectual Property, material Owned Software, and material unregistered Trademarks that are Owned Intellectual Property or Owned Business Intellectual Property, including the jurisdiction where each item of such Registered Intellectual Property is registered or filed, the applicable patent or registration number and application number, and the record owner or domain registrant. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any Owned Intellectual Property or Owned Business Intellectual Property is, threatened in writing, or to Seller’s Knowledge threatened orally, or pending, except for patents or copyrights expiring at the end of their statutory terms, and not as a result of any act or omission by the Company or the Asset Sellers (including failure by the Company or Asset Sellers to pay any required maintenance fees). (c) Except as would not, individually or in the aggregate, be material to the Business: (i) the Company and the Asset Sellers operation of the Business, including the manufacture, importation, use, offer for sale, sale, licensing, distribution and other commercial exploitation of the Business’s products and services, and the Owned Intellectual Property and the Owned Business Intellectual Property, have not, since October 31, 2020, infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, any Intellectual Property rights or rights of publicity of any Person; (ii) there is no currently pending legal or administrative proceeding against the Company or any Asset Seller (with respect to the Business) that either alleges a claim of infringement, misappropriation or other violation of any Intellectual Property of any Person, or challenges the ownership, use, patenting, registration,

18 validity or enforceability of any Owned Intellectual Property or Owned Business Intellectual Property, and, since October 31, 2020, no such claims have been asserted or threatened in writing (or, to Seller’s Knowledge, orally) against the Company or any Asset Seller (with respect to the Business), (iii) since October 31, 2020, no Person has notified the Company or any Asset Seller that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by the Company, or such Asset Seller (with respect to the Business) or that the Company, or such Asset Seller (with respect to the Business) requires a license to any of such Person’s Intellectual Property rights, other than solicitations received in the ordinary course of business; (iv) neither the Company nor any Asset Seller has received, since October 31, 2020, a written request for indemnity against any claim of infringement, misappropriation or other violation of Intellectual Property related to any product, service or other Intellectual Property developed, supplied, leased, sold or otherwise provided by the Company, or such Asset Seller (with respect to the Business). To Seller’s Knowledge, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any material Owned Intellectual Property or material Owned Business Intellectual Property. Since October 31, 2020, no written or, to Seller’s Knowledge, oral claims alleging any infringement, misappropriation or other violation have been made against any Person by the Company, or any Asset Seller (with respect to the Business). (d) The Company and the Asset Sellers have taken commercially reasonable actions to protect all of the material Owned Intellectual Property and material Owned Business Intellectual Property, including actions to protect (i) the confidentiality of all material Trade Secrets and any other Confidential Information that is material Owned Intellectual Property or material Owned Business Intellectual Property and (ii) any Confidential Information owned by any Person with respect to which the Company, or any Asset Seller (with respect to the Business), has a confidentiality obligation. No material Trade Secrets included in the Owned Intellectual Property or Owned Business Intellectual Property or material Confidential Information has been disclosed by the Company or any Asset Seller to any Person other than pursuant to a written confidentiality agreement restricting the disclosure and use of such material Trade Secrets or material Confidential Information by such Person. All Persons who have created any material Owned Intellectual Property or material Owned Business Intellectual Property have executed valid and enforceable written assignments of any such Owned Intellectual Property and Owned Business Intellectual Property to the Company or an Asset Seller, or the Company or an Asset Seller is the owner of such Owned Intellectual Property or Owned Business Intellectual Property by operation of law. To Seller’s Knowledge, no Person is in violation of any such confidentiality or assignment agreements or obligation of confidentiality. (e) All material Owned Software that is distributed to or accessed and used by customers and except as would not be material to the Business: (i) conforms in all material respects with all specifications, representations, warranties and other descriptions established by the Company and the Asset Sellers or conveyed thereby to their customers; (ii) is operative for its intended purpose, free of any material defects, and, does not contain any Malicious Code other than Malicious Code intentionally included in such software by the Company or the Asset Sellers; and (iii) has been maintained by the Company and the Asset Sellers in accordance with their respective contractual obligations to customers in all material respects. No Person other than the Company and the Asset Sellers possesses a copy, in any form (print, electronic or otherwise), of any source code for any Owned Software, all such source code has been maintained strictly

19 confidential, and no Person has or has had access to any such source code, in each case other than employees, contractors and other personnel of the Company or Asset Sellers who are bound by a written confidentiality obligation in favor of the Company or Asset Sellers. Neither the Company nor any Asset Seller has an obligation, contingent or otherwise, to grant any Person access to any such source code. (f) No Publicly Available Software has been incorporated in, linked to, distributed with or otherwise used in connection with any material Owned Software or any product or service offered in the operation of the Business by the Company or the Asset Sellers in any manner that (i) requires, or conditions the use or distribution of any material Owned Software or any such product or service on the disclosure, licensing or distribution of any source code for any portion of such material Owned Software, product or service, other than the Publicly Available Software or (ii) otherwise imposes any material limitation, restriction or condition on the right or ability of the Company or the Asset Sellers to use, allow third parties to use, distribute or enforce any material Owned Intellectual Property or any material Owned Business Intellectual Property. The Company and the Asset Sellers have complied and are in compliance in all material respects with the terms of all licenses for Publicly Available Software used in the operation of the Business. (g) The Company IT Systems and Transferring IT Systems operate in all material respects for the purposes for which they were acquired or developed. The Company and the Asset Sellers (or, with respect to IT Systems other than the Transferring IT Systems, Seller and its Affiliates) have commercially reasonable business continuity and security practices in place with respect to the IT Systems, which are sufficient in all material respects for the current needs of the Business. The Company, and the Asset Sellers with respect to the Business, have maintained in the Ordinary Course of Business all required licenses and service contracts, including, if applicable, the purchase of a sufficient number of license seats for all Software, with respect to the Company IT Systems (as it relates to the Business) and Transferring IT Systems in each case in all material respects. Since October 31, 2020, through the date hereof, the Company IT Systems and the Transferring IT Systems have not suffered any failure that was material to the Business. (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of (i) the Company’s right to own or use any Owned Intellectual Property, Owned Business Intellectual Property or Transferring IT Systems or (ii) the Company’s right to use any other Company Intellectual Property that is material to the conduct of the Business, or any Company IT Systems that are material to the conduct of the Business, the benefit of which is available to be provided under the Transition Services Agreement with respect to such other Company Intellectual Property or Company IT Systems, and provided that this representation is not breached by any loss or impairment relating to any Contract to which Buyer or any of its Affiliates are a Party. (i) Since October 31, 2019, the Company and the Asset Sellers (with respect to the Business) have complied with all applicable Privacy and Security Requirements in all material respects. Since October 31, 2019, no written (or, to Seller’s Knowledge, oral) Claim has been asserted or threatened against the Company or the Asset Sellers alleging a violation of any Privacy and Security Requirements or data rights by the Company or the Asset Sellers (with respect to the Business). The Company and the Asset Sellers have valid and legal rights to Process all Protected Data that is Processed by or on behalf of the Company and the Asset Sellers (with

20 respect to the Business) in connection with the use and/or operation of its products, services and business, and the execution, delivery or performance of this Agreement will not affect these rights or violate any applicable Privacy and Security Requirements. (j) Neither the Company nor the Asset Sellers (with respect to the Business) engage in the sale of Personal Information, as defined by applicable Laws regulating the Processing of Personal Information. All sales and marketing activities by the Company and the Asset Sellers (with respect to the Business) have been in material compliance with all applicable Laws that require the provision of notice and obtaining of consent from potential customers to receive such sales and marketing materials. (k) The Company and the Asset Sellers (with respect to the Business) have implemented, and have taken reasonable steps to ensure all third parties Processing Protected Data on their behalf implement, reasonable measures to protect Protected Data that is Processed by the Company and the Asset Sellers (with respect to the Business) against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards, where such safeguards materially comply with all applicable Privacy and Security Requirements. (l) Except as described in Section 2.8(l) of the Seller Disclosure Schedule, since October 31, 2020, (i) there have been no material Security Breaches experienced by the Company or the Asset Sellers (with respect to the Business) or, to Seller’s Knowledge, any third Persons Processing Protected Data on their behalf, and (ii) there have been no material disruptions in the Company’s or the Asset Sellers’ (with respect to the Business) information technology systems. The Company and the Asset Sellers (with respect to the Business) have implemented commercially reasonable plans and systems that reasonably address their assessment of risk. Section 2.9 Title to Assets; Real Property. (a) The Company and the Asset Sellers have good and valid title to, or in the case of leased or licensed assets, have valid and subsisting leasehold interests or licenses in and to or otherwise have the valid right to use (including as a result of the valid title, lease or license thereof by Seller or any of its other Affiliates), all material assets (including personal property) used in the Business as currently conducted, free and clear of any Lien thereon (except for any Permitted Lien). (b) The Company does not own any real property. Section 2.9(b)(i) of the Seller Disclosure Schedule sets forth a list, as of the date of this Agreement, of all real property in which the Company or, with respect to the Transferred Leases, the Asset Sellers has a leasehold interest as lessee or sublessee or is a lessor or sublessor, together with the applicable real property lease or sublease relating thereto (collectively, the “Business Leases”). The Company or applicable Asset Seller holds a current and valid leasehold interest in each real property set forth on Section 2.9(b)(i) of the Seller Disclosure Schedule, in each case, free and clear of all Liens, except Permitted Liens. All such Business Leases are in full force and effect and are enforceable against the Company or applicable Asset Seller, and to the Seller’s Knowledge, against the counterparty thereto, in all material respects in accordance with their respective terms, subject to the Bankruptcy and Equitable Exceptions, and, to the Seller’s Knowledge, no written notices of material default under

21 any such lease or sublease have been sent or received by the Company or applicable Asset Seller during the twelve (12) months prior to the date of this Agreement. Seller has made available to Buyer complete and accurate copies of each of the Business Leases (including all notices exercising renewal, expansion, termination or other material rights under the Business Leases), and none of the Business Leases have been modified in any material respect, except to the extent that the copies thereof made available to Buyer disclose such modifications. Except as set forth on Section 2.9(b)(i) of the Seller Disclosure Schedule, neither the Company nor the Asset Sellers have leased or sublet, as lessor, sublessor, licensor or the like, any of the real property leased pursuant to the Business Leases. No Business Lease is subject to any prime, ground or master lease, mortgage, deed of trust or other Lien or interest which would entitle the interest holder to interfere with or disturb the Company or applicable Asset Seller’s rights under such Business Lease while the Company or applicable Asset Seller is not in default under such Business Lease (other than a Permitted Lien). No circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in any such default by the Company or applicable Asset Seller under any of the Business Leases or, to the Seller’s Knowledge, a default by any other party thereto. The counterparty to any Business Lease is not an Affiliate of the Company or any Asset Seller, and otherwise does not have any material economic interest in the Business. (c) All of the buildings, fixtures, leasehold improvements, computers, equipment and other tangible and intangible assets necessary for the conduct of the Business as presently conducted are in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business. Section 2.10 Material Contracts. (a) Section 2.10(a) of the Seller Disclosure Schedule lists each Material Contract as of the date hereof. As used herein, “Material Contract” means any Contract, other than the Seller Credit Agreement or any Commingled Contract, described below to which the Company is a party or by which the Company or any of its assets is bound or to which any Asset Seller is party (with respect to the Business) or otherwise bound Related to the Business as currently conducted by Seller and its Affiliates: (i) any Contract (A) pursuant to which the Company or any Asset Seller provides online program management services to an educational institution (each, a “Partner Contract”) or (B) pursuant to which the Company or any Asset Seller directly provides services to another Person (other than the Company or any Asset Seller) that is directly engaged in the online program management business; (ii) any Contract with respect to a joint venture, partnership, limited liability company or other similar agreement or arrangement, related to the formation, creation, operation, management or control of any partnership or joint venture (other than the Organizational Documents of the Company and the Asset Sellers); (iii) (x) any Contract under which the Company is an obligor of, or any Contract that is a Credit Support Arrangement with respect to, any Indebtedness for Borrowed Money or any Indebtedness under clauses (b), (c), (d), (h) or (i) of the definition thereof, (y) any mortgage, security agreement, guarantee, pledge agreement or similar

22 Contract providing for any Lien (other than Permitted Liens) on any Transferred Assets or assets or properties of the Business, or (z) any loans to or investments in any Person (in the case of the Asset Sellers, with respect to the Business), other than loans among the Company and its Affiliates that will be fully settled and terminated prior to the Closing; (iv) any Contract relating to an acquisition, divestiture, merger or similar transaction (whether by merger, sale of stock, sale of assets or otherwise) entered into since January 1, 2017; (v) any Contract that obligates the Business to make any capital commitment or capital expenditure after the date hereof in an amount in excess of $100,000 in the aggregate; (vi) any Contract that prohibits the payment of dividends or distributions on any Equity Security of the Company or otherwise prohibits the pledging of the Equity Securities of the Company or prohibits the issuance of guarantees by the Company; (vii) any Contract containing any covenant limiting or prohibiting the right of the Company or, if a Transferred Contract or otherwise with respect to the Business, any Asset Seller, (1) to engage in any line of business or conduct business in any geographic area or (2) to compete with any other Person in any line of business or in any geographic area or by its terms levying a fine or charge or requiring payment for doing any of the foregoing; (viii) any Contract that contains a most-favored-nation provision or equivalent preferential term, in each case, for the benefit of the counterparty thereto; (ix) other than any Partner Contract, any Contract that contains any minimum revenue or enrollment requirements or performance standards the failure of which to meet or achieve gives rise to a right of payment, reimbursement or refund to the counterparty to such Contract; (x) any Contract that grants any right of first refusal, right of first offer or similar right to any third party to acquire any assets or properties of the Company or that otherwise constitute Transferred Assets; (xi) any Contract relating to any hedge, swap, forward, futures, warrant, option or other derivative transaction; (xii) any Government Contract other than any Contract relating to marketing, sponsorship or promotional activities relating to the Business entered into in the Ordinary Course of Business and involving amounts not in excess of $100,000; (xiii) any Contract under the terms of which any of the benefits thereunder to any Business Employee shall be increased, or the vesting of benefits of which shall be accelerated, by the consummation of the transactions contemplated hereby; (xiv) any Contract (other than offer letters entered into in the Ordinary

23 Course of Business or forms of employment contract relating to any Person with annual base salary or wage rate of less than $200,000 or agreements relating to the grant of equity awards relating to shares of Seller’s Class A common stock that do not deviate in any material respect from the Seller’s standard form of equity grant agreement) relating to the employment of, or the performance of services by, (A) any director or officer of the Company (in their capacity as such), (B) any Business Employee listed on the Current Business Employee Schedule or any (C) individual independent contractor of the Business, in each case of clauses (B) and (C), whose annualized compensation pursuant thereto would reasonably be expected to be in excess of $200,000 (or the local currency equivalent thereof), and excluding in any and each case forms of intellectual property assignment, confidentiality and non-disclosure, and similar Contracts entered into as part of the ordinary course hiring practices of Seller and its Affiliates; (xv) any Contract the terms of which obligate or may in the future obligate the Business to make any severance, retention, change in control, termination or similar payment to any current or former Business Employee (other than Seller Plans or Company Plans set forth on Section 2.14(a) of the Seller Disclosure Schedule that are not specific to any individual Business Employee); (xvi) any Collective Bargaining Agreement; (xvii) any staffing agreement, professional employer organization agreement, or agreement for the provision of temporary labor (excluding individual arrangements, which are subject to clause (xiv)) to which the Company or an Asset Seller is a party and under which the Business (as opposed to the other businesses of Seller and its Affiliates) is the primary beneficiary; (xviii) any Contract relating to (A) the development or ownership of any material Owned Software or other material Owned Intellectual Property or material Owned Business Intellectual Property, excluding (1) confidentiality agreements entered into in the Ordinary Course of Business, (2) intellectual property assignments entered into with employees of the Company or any Asset Seller in the Ordinary Course of Business and (3) agreements with contractors or consultants engaged by the Company or any Asset seller in the creation of any content for the Business’s online learning management websites or (B) under which the Company or any Asset Seller (with respect to the Business) grants, or is granted, a license or right to use any Intellectual Property that is material to the Business, excluding (1) nonexclusive licenses of commercially available off-the-shelf Software having a replacement or aggregate annual cost of less than $50,000 that is not incorporated in, linked to, used to host or provide, distributed with, licensed with or sold with any product or service of the Business or any Owned Software, (2) licenses of Publicly Available Software, (3) licenses granted pursuant to Commingled Contracts, or (4) nonexclusive or incidental licenses of Owned Intellectual Property or Owned Business Intellectual Property granted by the Company or Asset Seller in the Ordinary Course of Business; (xix) any Contract, or group of related Contracts, relating to leases of equipment, vehicles or other personal property that would reasonably be expected to

24 involve payments by the Business in excess of $50,000 during the twelve (12)-month period after the date hereof; (xx) any Contract with a Material Supplier or a Material Customer; and (xxi) any Contract, or group of related Contracts, that would reasonably be expected to involve payments by or to the Company in excess of $100,000 during the twelve (12)-month period after the date hereof, except for any Partner Contract, Contract with a Material Supplier or a Material Customer or other Contract set forth in clauses (i) through (xx) above. (b) Except as set forth in Section 2.10(b) of the Seller Disclosure Schedule, prior to the date hereof, Seller has made available to Buyer true, complete and correct in all material respects copies of each Material Contract (including all material exhibits and schedules thereto). (c) Except as set forth in Section 2.10(c) of the Seller Disclosure Schedule: (i) each Material Contract is in full force and effect as of the date hereof and is the legal, valid and binding obligation of the Company and/or Asset Seller that is party thereto and, to Seller’s Knowledge, the other parties thereto, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions; (ii) (A) none of Seller or any of its Affiliates (including the Company and any Asset Seller) is in material breach of or in default in any material respect under any Material Contract, and to Seller’s Knowledge, no other party to any Material Contract is in material breach of or default in any material respect thereunder, and (B) no event has occurred that with notice or lapse of time or both would constitute a material breach or material default thereof by Seller or any of its Affiliates (including the Company and any Asset Seller) party thereto or, to Seller’s Knowledge, any other party thereto; (iii) no party to any Material Contract has provided written notice (or, to Seller’s Knowledge, oral notice) to Seller or any of its Affiliates (including the Company and any Asset Seller) requesting any indemnification or defense under such Material Contract; and (iv) no party to any Material Contract has provided written notice (or, to Seller’s Knowledge, oral notice) to Seller or any of its Affiliates (including the Company and any Asset Seller) that it intends to terminate its business relationship with the Business. (d) Section 2.10(d) of the Seller Disclosure Schedule sets forth, for informational purposes, the provider of services under each Commingled Contract. Section 2.11 Compliance With Laws; Permits. Except as set forth in Section 2.11 of the Seller Disclosure Schedule: (a) (i) the Company and each Asset Seller (with respect to the Business), are, and since January 1, 2018 have been, in compliance in all material respects with all applicable

25 Laws, (ii) the Business as conducted by Seller and its Affiliates is, and since January 1, 2018 has been, conducted in compliance with all applicable Laws, including International Trade Laws and Anti-Corruption Laws, and (iii) from January 1, 2018 through the date hereof, neither the Company nor Seller or any Asset Seller has received any written notice (or, to Seller’s Knowledge, oral notice) alleging or asserting that the Company or the Business is not in compliance with or has violated any Law, including any International Trade Law or Anti-Corruption Law; (b) except as would not reasonably be expected to be, individually or in the aggregate, material to the Business: (i) (1) the Company and the Asset Sellers hold all Permits necessary for the lawful conduct of the Business as currently conducted and (2) each such Permit is valid and in full force and effect; (ii) the Company and the Asset Sellers are in compliance with the terms and requirements of such Permits, and the Company and the Asset Sellers are not in default or violation (and no event has occurred which, with or without the giving of notice, lapse of time or both, would reasonably be expected to constitute a default or violation by any of them) of any term, condition or provision of any such Permit; (iii) there is no, and since January 1, 2018 there has not been any, Claim pending against the Company or the Asset Sellers (or, to Seller’s Knowledge, threatened): (1) asserting any noncompliance with or any violation of any term or requirement of any such Permit; or (2) notifying any Seller or any of its Affiliates (including the Company or the Asset Sellers) of the revocation, withdrawal, suspension or termination of any such Permit; (iv) Since January 1, 2018, the Company has not received any written notice, or, to the Seller’s Knowledge, any oral notice from any Governmental Authority alleging failure to hold any Permit; (v) no loss, revocation, removal, termination, suspension, impairment, violation, or non-renewal of any material Permit is pending or threatened in writing (or, to the Seller’s Knowledge, orally); (vi) to the Seller’s Knowledge, all material Permits are renewable by their terms or in the Ordinary Course of Business; and (vii) to the Seller’s Knowledge, all employees and agents of the Business that have engaged in student recruiting activities on behalf of the Business have maintained the necessary Permits to conduct such activities. (c) except as would not reasonably be expected to be, individually or in the aggregate, material to the Business: (i) (1) no Partner Contract or Partner Contract Bid is the subject of any bid protest, (2) the Company and each Asset Seller has complied in all material respects with all terms and conditions of each Partner Contract, (3) all representations and

26 certifications executed by the Company, each Asset Seller or, with respect to the Business, Seller and its other Affiliates, pertaining to any Partner Contract or Partner Contract Bid, since January 1, 2018, were correct in all material respects as of their effective date and the Company, the Asset Sellers and, with respect to the Business, Seller and its other Affiliates, have complied with all such representations and certifications, (4) neither the Company, the Asset Sellers or, with respect to the Business, Seller and/or its other Affiliates, has submitted any inaccurate, untruthful or misleading in any material respect cost or pricing data, certification, bid, quote, proposal, report, invoice or request for equitable adjustment to any Person relating to any Partner Contract or Partner Contract Bid and (5) except as set forth in Section 2.11(c) of the Seller Disclosure Schedule, as of the date hereof, there are no pending disputes between the Company, the Asset Sellers or, with respect to the Business, Seller and its other Affiliates, arising under or relating to any Partner Contract or Partner Contract Bid; (ii) (1) none of the Company, the Asset Sellers or, with respect to the Business, Seller, or any of their respective directors, officers, employees (in each case in their capacities as such with respect to the Business) or, any of their consultants or agents (in either case, in their capacities as such) is or has during the past five (5) years been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to any alleged act or omission arising under or relating to any Partner Contract or Partner Contract Bid and (2) during the last five (5) years, neither the Company, the Asset Sellers nor, with respect to the Business, Seller and its other Affiliate, has conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Person with respect to any alleged act or omission arising under or relating to any Partner Contract or Partner Contract Bid; (iii) the Company and the Asset Sellers or, with respect to the Business, Seller or its other Affiliates, are not in receipt or possession of any competitor’s (as to any Partner Contract or Partner Contract Bid) proprietary or procurement sensitive information under circumstances where such receipt or possession is in violation of applicable Law; and (iv) (1) neither the Company or the Asset Sellers nor, with respect to the Business, Seller or its other Affiliates, is subject to any active administrative agreement pertaining to its eligibility for the award of any Partner Contract and (2) the Company and the Asset Sellers have not been debarred, suspended or similarly disqualified from participation in the award of Partner Contracts by any Governmental Authority. (d) since January 1, 2018, neither the Company nor, with respect to the Business, Seller or any Asset Seller, or any of their respective directors, officers or employees, nor, to the Seller’s Knowledge, any agents or other Persons acting on their behalf is or has been the target of economic sanctions imposed pursuant to International Trade Laws. The Company and the Asset Sellers do not conduct and, since January 1, 2018, have not conducted any material business, directly or indirectly, with any Governmental Authority or other Person that is the target of sanctions imposed pursuant to International Trade Laws, including any Person that appears on OFAC's Specially Designated Nationals and Blocked Persons List, or any Person majority-owned by an entity or individual that is the target of sanctions imposed pursuant to International Trade

27 Laws, in each case, in material violation of applicable International Trade Laws. (e) Since January 1, 2018, (i) no Governmental Authority has notified the Seller or the Company or any Asset Seller orally (to Seller’s Knowledge) or in writing of any actual or alleged violation or breach of Anti-Corruption Laws, (ii) neither the Company nor the Asset Sellers or the Business have been under, and are not now under, any administrative, civil or criminal indictment or, to the Seller’s Knowledge, investigation relating to any actual or alleged violation or breach of Anti-Corruption Laws and (iii) neither the Company nor the Asset Sellers or the Business are party to any action, involving alleged violations of Anti-Corruption Laws. Neither the Company nor any Asset Seller, nor any officer, director, manager or employee (each, in their capacity as such) or, to the Seller’s Knowledge, any agent or other Person acting on behalf of any of the foregoing with respect to the Business, in their capacity as such, since January 1, 2018 has (w) been in material violation of any Anti-Corruption Laws or (x) paid, offered, authorized or received any unlawful bribe, kickback or other similar unlawful payment; (y) paid, offered or authorized the payment of money or anything of value to any Governmental Authority or any representative thereof (including any enterprise owned or controlled by a Governmental Authority) for the purpose of influencing any official act or decision or securing any improper advantage; or (z) engaged in, offered or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity. (f) Since January 1, 2018, neither the Company or the Business has conducted any material internal investigation, made any material voluntary, directed or involuntary disclosure to any Governmental Authority, or received any oral (to the Seller’s Knowledge) or written communication from a Governmental Authority or whistleblower or other written complaint alleging material violations of International Trade Laws or Anti-Corruption Laws. Section 2.12 Claims; Orders. (a) There is no Claim pending against Seller or any Asset Seller or relating to the Business that would reasonably be expected to prevent, materially delay or materially impede Seller’s or such Asset Seller’s ability to consummate the transactions contemplated hereby and there is no Order outstanding against Seller or any Asset Seller that would reasonably be expected to prevent, materially delay or materially impede Seller’s or such Asset Seller’s ability to consummate the transactions contemplated hereby. (b) Except as set forth in Section 2.12(b) of the Seller Disclosure Schedule: (i) there is no, and since January 1, 2018 there has not been any, material Claim pending (or, to Seller’s Knowledge, threatened) against the Company or the Asset Sellers (with respect to the Business) or, to Seller’s Knowledge, against any present or former executive officer, director or employee of Seller or its Affiliates (including the Company or any Asset Seller) in his or her capacity as such with respect to the Business; and (ii) there is no, and since January 1, 2018 there has not been any, material Order outstanding against the Company or Seller or the Asset Sellers (with respect to the Business) or, to Seller’s Knowledge, against any present or former officer or director

28 of the Company or the Asset Sellers (with respect to the Business) in his or her capacity as such. Section 2.13 Tax Matters. Except as disclosed in Section 2.13 of the Seller Disclosure Schedule: (a) The Company and the Asset Sellers (with respect to the Business) have timely filed all income and other material Tax Returns required to be filed by the Company and the Asset Sellers (with respect to the Business) in accordance with applicable Tax Laws (taking into account any applicable valid extension of time within which to file). All such Tax Returns were true, correct, and complete in all material respects. All Taxes of the Company and the Asset Sellers (with respect to the Business) shown as due and payable with respect to such Tax Returns have been timely paid. (b) The aggregate unpaid Taxes of the Company do not exceed the reserves for current Taxes (excluding any reserve established to reflect timing differences between book and Tax items) set forth on the Latest Balance Sheet (without regard to any notes thereto) as adjusted for the passage of time through the Closing Date. (c) There are no Liens for Taxes on any assets of the Company nor the Transferred Assets, other than Permitted Liens that are statutory Liens for current Taxes not yet due and payable and for which adequate reserves have been established. (d) The Company and the Asset Sellers (with respect to the Business) have timely and properly withheld or collected all material Taxes required to have been withheld, including in connection with payments to the Company’s and the Asset Sellers’ (with respect to the Business) employees, agents, contractors, nonresidents, shareholders, lenders and other Persons. The Company and the Asset Sellers have timely remitted all such withheld and collected Taxes to the proper Governmental Authority in accordance with applicable Law. (e) The Company has never been a member of any Affiliated Group. The Company is not liable for Taxes of any other Person as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Laws), or otherwise. The Company is not party to any Tax Sharing Agreements (other than Ordinary Course Tax Sharing Agreements). (f) No examination or audit is currently in progress, pending or, to Seller’s Knowledge, threatened in writing relating to any material Taxes or Tax Returns of the Company or the Asset Sellers (with respect to the Business). No claim has been made by a Governmental Authority in a jurisdiction in which either the Company or the Asset Sellers (with respect to the Business) (or the Seller as a result of its direct or indirect ownership of the Company or the Asset Sellers, but, in each case, solely to the extent specifically related to the Business) does not file a material Tax Return (or pay any material Taxes) that the Company or such Asset Seller (or the Seller as a result of its direct or indirect ownership of the Company or the Asset Sellers, but, in each case, solely to the extent specifically related to the Business) is subject to taxation by that jurisdiction (with respect to the Asset Sellers, solely to the extent specifically relating to the Business).

29 (g) The Company does not have a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request pending with any Governmental Authority that relates to the Taxes or Tax Returns of the Company. No power of attorney granted by the Company with respect to any Taxes is currently in force. The Company has not executed or filed with any Governmental Authority any agreement or other document extending or having the effect of extending the statute of limitations for assessment, collection or other imposition of any Tax. Neither the Company nor the Seller (as a result of its direct or indirect ownership of the Company, but solely to the extent specifically related to the Business) has commenced a voluntary disclosure proceeding in any state, local, or non-U.S. jurisdiction specifically relating to the Company or the Business that has not been fully resolved or settled. (h) The Company has not engaged in any transaction which is a “listed transaction” as defined in Section 6707A(c)(2) of the Code and within the meaning of Treasury Regulation Section 1.6011-4(b) (i) The Company is not subject to a material Tax holiday or material Tax incentive or grant in any jurisdiction that would reasonably be expected to be subject to clawback following the Closing. (j) At all times since its respective date of formation, the Company has been classified as a “disregarded entity” for all Tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) and no election has been made (or is pending) to change such status. (k) The Company is not required to include an item of income, or exclude an item of deduction, for any period after the Closing Date as a result of (i) an installment sale transaction occurring on or before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received or paid on or prior to the Closing Date or deferred revenue realized on or prior to the Closing Date; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period (or an impermissible method used in a Pre- Closing Tax Period); or (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date. The Company does not, as of the date hereof, own an interest in any Flow-Through Entity. (l) There is no material unclaimed property or escheat obligation with respect to property or other assets held or owned by the Company or the Transferred Assets, and the Company have been in material compliance with all applicable Laws related to unclaimed or abandoned property and escheatment. (m) The Company does not engage (and has not engaged) in a trade or business in a country other than the country in which the Company is organized. (n) The Equity Securities on issue in the Company do not constitute indirect Australian real property interests as defined in section 855-25 of the Income Tax Assessment Act 1936 (Cth).

30 Section 2.14 Employee Benefit Plans. (a) As of the date hereof, there are no Company Plans, other than those set forth in Section 2.14(a)(i) of the Seller Disclosure Schedule. Section 2.14(a)(ii) of the Seller Disclosure Schedule sets forth a true and complete list as of the date hereof of all material Seller Plans (or forms thereof with respect to individual arrangements that do not differ in any material respect from such form). Seller has made available to Buyer current, accurate and complete copies of (i) for each Company Plan, the plan document, the most recent summary plan description, if any, required under ERISA and all corresponding summaries of material modifications, (ii) a written summary of each material Company Plan that does not have a summary plan description, (iii) as applicable, the most recent determination or opinion letter issued by the Internal Revenue Service with respect to such Company Plan, and (iv) material correspondence with any Governmental Authority with respect to such Company Plan. With regard to each Seller Plan listed in Section 2.14(a)(ii) of the Seller Disclosure Schedule, the Seller has made available to Buyer copies of the plan document for each such benefit plan and all amendments thereto, the summary plan description, if any, required under ERISA and all corresponding summaries of material modifications, if any, and the most recent determination or opinion letter issued by the Internal Revenue Service. (b) Each Seller Plan and Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service stating that such Seller Plan or Company Plan, as applicable, is so qualified or is a prototype plan to whose sponsor a favorable opinion letter has been issued by the Internal Revenue Service, and, to Seller’s Knowledge, nothing has occurred that caused or is reasonably expected to cause the loss of such qualification or the imposition of any material penalty or Tax liability. Each Company Plan has been operated in compliance in all material respects with its terms and all applicable Laws and complies in form and in operation in all material respects with all applicable Laws. Except as would not reasonably be expected to result in any material liability now or in the future to the Company, all benefits, contributions and premiums required by and due under the terms of each of the Company Plans and Seller Plans or applicable Law have been timely paid or accrued for in accordance with the terms of each of the Company Plans and Seller Plans and the terms of all applicable Laws. (c) Except as set forth in Section 2.14(c) of the Seller Disclosure Schedule, none of the Asset Sellers (with respect to any current or former Business Employees) nor the Company maintain, sponsor, contribute to, or in the past five (5) years has had an obligation to maintain, sponsor or contribute to, or has any current Liability under or related to, and no Business Employees have ever participated during their employment with Seller or any of its Affiliates in: (i) a “defined benefit plan,” as defined in Section 3(35) of ERISA subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including a “multiemployer plan,” as defined in Section 3(37) of ERISA and subject to ERISA, (ii) a “multiple employer plan” within the meaning of Section 413 of the Code and subject to the Code, (iii) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code and subject to the Code, (iv) an organization or trust described in Section 501(c)(17) of the Code and subject to the Code, (v) a “welfare benefits fund” described in Section 419(e) of the Code and subject to the Code or (vi) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA) subject to ERISA. No Business Employee participates or participated in the plan set forth in

31 Section 2.14(c) of the Seller Disclosure Schedule. No current or former Business Employee is entitled under any Seller Plan or Company Plan to receive health, life insurance or other welfare benefits (whether or not insured), beyond their retirement or other termination of service, except for health continuation coverage as required by Section 4980B of the Code or other applicable U.S. Law. (d) Each Seller Plan (only to the extent Business Employees participate in such Seller Plan) and Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder. (e) Except as set forth in Section 2.14(e) of the Seller Disclosure Schedule, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby shall, either alone or in combination with any other event, (i) entitle any Business Employee to severance pay, a change in control bonus or other change in control payment, or any other similar termination payment, (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any payment or benefit due to any Business Employee, (iii) require the Company to transfer or set aside any assets to fund any benefits under any Seller Plan or Company Plan, or (iv) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Plan on or following the Closing. Neither the Company nor any Asset Seller (with respect to the Business), has any obligation to gross-up, indemnify or otherwise reimburse any Business Employee for any Tax incurred by such individual under Section 409A or 4999 of the Code. (f) No amount that will be entitled to be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any Business Employee would not be deductible by reason of Section 280G of the Code (determined without regard to Section 280G(b)(5) of the Code) or would be subject to an excise Tax under Section 4999 of the Code. (g) Except for any benefit Claims made in the Ordinary Course of Business, as of the date hereof there are no material Claims that have been asserted, instituted or, to Seller’s Knowledge, threatened by any Business Employee, Company Plan or Seller Plan participant or beneficiary, or Governmental Authority related to (i) any Company Plans, (ii) the assets of any Company Plans, or (iii) any trustee or the plan administrator or fiduciary of Company Plans regarding the operation of any Company Plans. (h) Neither the Company nor any of the Asset Sellers (with respect to the Business) has incurred any material Liability for any Tax, fine or penalty under the Code, ERISA or other applicable Law in connection with the existence or operation of any Seller Plan or Company Plan, and, to Seller’s Knowledge, no fact or event exists which would reasonably be expected to give rise to any such material Liability. (i) No Company Plan is a source of unfunded benefit liability, Wiley UK DB Plan and the Superannuation Retirement Plan Inc., Life and Disability Plan and any “defined benefit plan,” as defined in Section 3(35) of ERISA subject to Title IV or Section3 02 of

32 ERISA or Section 412 of the Code sponsored by Seller is not a source of unfunded benefit liability that would reasonably be expected to be attributable to the Company, Buyer or any Affiliate of Buyer (including any PEO) after the Closing that is not otherwise being taken into account as Indebtedness hereunder. (j) The Company has not engaged in or knowingly permitted to occur any transaction prohibited by Section 406 of ERISA or “prohibited transaction” under Section 4975(c) of the Code with respect to any Seller Plan or Company Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code. Section 2.15 Labor Matters. (a) Section 2.15(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Business Employees and the following information with respect to each such Business Employee as of the date hereof: (i) title, (ii) employee identification number (iii) date of hire, (iv) employing entity, (v) current annual base salary or hourly wage rate, (vi) target annual incentive compensation opportunity, (vii) work location, (viii) status as exempt or non-exempt under the U.S. Fair Labor Standards Act and similar state and local wage and hour Laws (if applicable), (ix) active status or leave status, (x) and full-time or part-time status. As of the date of this Agreement, to the Seller’s Knowledge, no Business Employee at the Senior Director level or higher has (i) been given notice of termination, or (ii) provided written notice to terminate their employment with the Seller or any of its Affiliates. (b) Seller has made available to Buyer a complete and accurate list, as of the date hereof, of all of the independent contractors, temporary employees and leased employees that primarily provide services to the Business (collectively, “Contractors”). (c) None of the Asset Sellers, the Company, nor any of their respective Affiliates is a party to any Collective Bargaining Agreement, labor agreement, trade union agreement, works council agreement or any similar agreement for the representation of any Business Employees. No labor union, trade union, labor organization or any group of Business Employees, has made a pending written demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to Seller’s Knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to any Business Employees. In the last five (5) years, there have been no union organizing activities related to any employees of the Company or any group of Business Employees. (d) Since October 31, 2020, (i) there have been no actual or to Seller’s Knowledge threatened in writing, arbitrations, grievances, strikes, lockouts, slowdowns, work stoppages or material labor-related disputes with respect to the Business Employees or any Contractors, and (ii) where applicable, neither the Company nor Seller or any Affiliate of Seller (other than the Company) with respect to Business Employees or Contractors has committed any unfair labor practice as defined in the National Labor Relations Act. The Company, and Seller and its Affiliates (other than the Company) with respect to Business Employees and Contractors, are not: (1) in violation of any Collective Bargaining Agreement or Law pertaining to labor, employment or employment practices including all Laws regarding worker classification, health

33 and safety, wages and hours, whistleblower laws, labor relations, employment discrimination, sexual harassment, equal employment, equal pay, disability rights or benefits, equal opportunity, immigration, redundancy, plant closures and layoffs, affirmative action, employee leave issues, safety and health, all COVID-19 statutes and ordinances applicable to the workplace and employees, unemployment insurance and workers’ compensation, except as would not, individually or in the aggregate, be material to the Business, and (2) are not, and have not in the last three (3) years been, a party to any Claim alleging a material violation of any Collective Bargaining Agreement or Law pertaining to labor, employment or employment practices, nor, to Seller’s Knowledge, is any such Claim pending or threatened in writing. (e) Except as would not, individually or in the aggregate, be material to the Business, since October 31, 2020, the Company, and Seller and its Affiliates (in each case, with respect to Business Employees, Contractors or the conduct of the Business only) have (i) properly classified all of their workers as independent contractors or employees, (ii) where applicable, properly classified their employees as “exempt” or “nonexempt”, and (iii) paid all wages, salaries, commissions, bonuses, benefits compensation, vacation, severance, paid time off, and termination pay, in each case as applicable, due to all current and former Business Employees and Contractors. During the last three (3) years, neither the Company, nor Seller or any of its Affiliates (other than the Company, and in each such case, with respect to the Business only), have been subject to any audit or, to the Seller’s Knowledge, investigation by any Governmental Authority related to its employee classification, independent contractor classification, and/or wage and hour practices or compliance. (f) To Seller’s Knowledge, no Business Employee, Contractors, or any former employee or contractor of Seller or its Affiliates who was primarily dedicated to the Business, is in material violation of any term of any employment agreement, contractor agreement, nondisclosure agreement, noncompetition agreement or restrictive covenant (confidentiality, intellectual property assignment, non-solicitation, nondisclosure, noncompetition, no-hire, and/or non-disparagement) obligation (i) to the Company or (ii) to the Seller or any of its Affiliates (with respect to the Business). (g) The Seller and its Affiliates (with respect to the Business only) have complied with all notice and other requirements under the federal Worker Adjustment and Retraining Notification Act or any similar applicable foreign, state, or local Laws (collectively, the “WARN Act”) to the extent applicable to actions taken by Seller or any of its Affiliates with respect to the Business prior to the Closing. In the ninety (90) days prior to the date hereof, neither the Company nor Seller or any Affiliate of Seller (other than the Company) with respect to any current or former Business Employees, has (i) effectuated a “plant closing” (as defined in the WARN Act), (ii) effectuated a “mass layoff” (as defined in the WARN Act) or (iii) undertaken any other similar action requiring notice, including to any Governmental Authority or union, under applicable Law. (h) Since October 31, 2020, neither the Company, nor Seller or any Affiliate of Seller (other than the Company) with respect to any Business Employee, Contractor or any former employee or contractor of Seller or its Affiliates who was primarily dedicated to the Business, has become a party to a settlement agreement with a current or former officer, employee

34 or independent contractor that involves allegations relating to sexual harassment by any officer or director of Seller or any Affiliate of Seller involving the Business. Section 2.16 Environmental Matters. Except as set forth in Section 2.16 of the Seller Disclosure Schedule: (a) (i) The Company and the Asset Sellers (with respect to the Business) are and since October 31, 2020 have been in material compliance with all applicable Environmental Laws, and (ii) between October 31, 2020 and the date hereof, the Company and the Asset Sellers (with respect to the Business) have not received any written communication or, to Seller’s Knowledge, oral communication from a Governmental Authority that alleges that the Company or any of the Asset Sellers (with respect to the Business) is not in material compliance with applicable Environmental Laws. The Business is not subject to any Order or any written (or to Seller’s Knowledge, oral) claim for indemnity by any other Person relating to material liability under any Environmental Law. (b) There is no material Environmental Claim pending or, to Seller’s Knowledge, threatened against the Company or, with respect to the Business, the Asset Sellers or, to Seller’s Knowledge, against any Person whose liability for any Environmental Claim the Company or any of the Asset Sellers (with respect to the Business) has retained or assumed either contractually or by operation of law. (c) There has not been any Release of any Hazardous Materials by the Company, the Asset Sellers or their Affiliates at any of the real properties that have ever been owned, leased, operated or used by the Company or the Asset Sellers (with respect to the Business). (d) The Business has not entered into any agreement that obligates it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any liabilities of another party arising under Environmental Laws. Section 2.17 Insurance. Section 2.17 of the Seller Disclosure Schedule contains a list of all material Insurance Policies currently maintained and in effect as of the date hereof. Except as set forth in Section 2.17 of the Seller Disclosure Schedule, (a) the Insurance Policies are in full force and effect, (b) neither Seller nor the Company or any of the Asset Sellers has received any written notice of cancellation of any Insurance Policy (other than due to the voluntary termination thereof by Seller or any of its Affiliates), (c) all premiums currently due and payable on the Insurance Policies have been paid in accordance with the terms of the applicable policy, (d) all Insurance Policies are valid and binding in accordance with their terms and are not subject to any lapse in coverage (other than as a result of any minimum or deductible not having been met), (e) there are no Claims with respect to the Business pending under any Insurance Policy as to which coverage is being denied or disputed (other than as a result of any minimum or deductible not having been met), and (f) neither Seller nor any of its Affiliates (including the Company or any Asset Seller) is in default under, or is otherwise not in compliance with, any Insurance Policy. As used herein, “Insurance Policy” means any policies or binder of fire, liability, professional liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance (1) maintained by the Company or the Asset Sellers (providing coverage with respect to

35 the Business) or (2) under which the Company or the Asset Sellers (with respect to the Business) is an insured or beneficiary but is maintained by Seller or any of its other Affiliates and provides any coverage with respect to the assets, business, operations, employees, officers or managers of the Company or the Asset Sellers (with respect to the Business) or otherwise with respect to the Business (the polices or binders contemplated by this clause (2), “Seller Insurance Arrangements”). Section 2.18 Material Suppliers and Customers. Section 2.18 of the Seller Disclosure Schedule sets forth as of the date hereof: (a) a list of the ten (10) largest suppliers or vendors of products or services to the Business, taken as a whole, measured by amounts paid by or in respect of the Business, taken as a whole, during the fiscal year ended April 30, 2023 (each, a “Material Supplier”) and (b) a list of (i) each customer subject to a Partner Contract as of the date hereof and (ii) the largest twenty-five percent (25%) largest customers subject to an online lead management agreement, based on revenue generated during the period from January 1, 2023 through September 30, 2023 (each of the Persons identified in clauses (i) and (ii), a “Material Customer”). Since January 1, 2023 through the date hereof, no Material Supplier or Material Customer has provided written notice (or, to Seller’s Knowledge, oral notice) to the Company or any of its Affiliates that it intends to terminate or adversely modify in any material respect its business relationship with the Company. Section 2.19 Sufficiency of Assets. As of the Closing (assuming the receipt of all Consents set forth in Section 2.3(a)(iii) of the Seller Disclosure Schedule), except (a) as set forth in Section 2.19 of the Seller Disclosure Schedule, (b) for the assets and services to be made available pursuant to the Transition Services Agreement and (c) for assets consisting of owned or leased real property, the assets (tangible and intangible) of the Company and the Transferred Assets, shall, collectively, constitute all of the assets (tangible and intangible) necessary for, and such assets (tangible and intangible) shall be sufficient to permit, Buyer and its Affiliates to conduct the Business immediately following the Closing in all material respects as the Business is conducted as of the date hereof and as of immediately prior to the Closing; provided, that, nothing in this Section 2.19 shall be deemed to constitute a representation or warranty with respect to employees. Section 2.20 Related Party Transactions. (a) No Related Person (i) is a party to any Contract or transaction with the Company or any Asset Seller (Related to the Business) other than any Contract or transaction (including reimbursement of expenses) relating to the employment (including compensation or benefits) of any such Related Person or service as a director or officer of or in any fiduciary capacity by or on behalf of the Company or any Asset Seller or, (ii) except for and by virtue of Seller’s ownership of the Company Interests and the Equity Securities of the Asset Sellers, has any direct or indirect interest in any material assets used by the Company or, with respect to Transferred Assets, the Asset Sellers and (b) no Related Person has any direct or indirect ownership interest in any of the properties leased by the Business (any Contract, commitment, transaction and Liabilities contemplated by the foregoing clauses (a)-(b) above, a “Related Party Transaction”), except as otherwise disclosed in Section 2.20 of the Seller Disclosure Schedule. As used herein, “Related Person” means, excluding Seller or any direct or indirect Subsidiary of Seller, (i) any Affiliate of Seller or (ii) any “associate” or any member of the “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 under the Securities Exchange Act of 1934, respectively) of Seller or any of its Affiliates, including the Company.

36 Section 2.21 Brokers. Except as disclosed in Section 2.21 of the Seller Disclosure Schedule or for those Persons in respect of which Buyer and its Affiliates, including, following the Closing, the Company would not have any Liability, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based on arrangements made, directly or indirectly, by or on behalf of Seller, the Company or any of their respective Affiliates. Section 2.22 Educational Representations. (a) Since January 1, 2019, the Company has complied with, and its agreements with educational institutions that participate in the federal student financial aid programs under the HEA were permissible under, 20 U.S.C. §1094(a)(20) and the U.S. Department of Education’s (“ED”) implementing regulations set forth at 34 C.F.R. § 668.14(b)(22) (together, the “Incentive Payment Ban”). Without limiting the foregoing, since January 1, 2019, the Company has not paid any commissions, bonuses, other payments or made any salary adjustments based directly or indirectly upon success in securing enrollments or the award of financial aid to any Person involved in student admissions, recruiting activities or securing the award of Title IV Program funds. (b) The Company has not, at any time, administered any aspect of any educational institution’s participation in the Title IV Programs, including but not limited to (i) performing any service or function necessary for the institution to remain eligible to participate in the Title IV Programs; (ii) determining a student’s eligibility for Title IV Program funds and related activities including but not limited to completing verification or performing any function used to measure satisfactory academic progress; (iii) accounting for Title IV Program funds; (iv) delivering Title IV Program funds to students; (v) accessing ED systems to perform any Title IV Program function on behalf of an institution; (vi) performing financial aid counseling, whether in person or via electronic means; (vii) preparing consumer information disclosures required by ED; or (viii) making decisions regarding the award of Title IV Program funds for any institution that provides educational services. (c) Except as set forth on Section 2.22(c) of the Seller Disclosure Schedule, since January 1, 2019, the Company has not been in material breach of any contract with any educational institution that participates in the Title IV Programs. (d) Since January 1, 2019, to the extent they are required by applicable Law or contract to do so, the Company and, to Seller’s Knowledge, any employee or agent of the Company involved in the recruitment or admission of students has (i) complied in all material respects with Laws regarding consumer marketing and student recruiting, including the rules and regulations of the U.S. Federal Trade Commission and all applicable ED consumer disclosure requirements; (ii) only used marketing materials approved by their respective partner institutions in all material respects in the manner consistent with the respective partner’s contract; and (iii) not misrepresented any material fact or omitted material information in a way that would make any statement false, erroneous or misleading about the Company, the educational institution for which they are advertising or recruiting, or their respective educational programs or services to any of their customers or prospective or enrolled students, including but not limited to the ability of any

37 student or prospective student to obtain any license or credential that is required to obtain work in their occupation in the applicable jurisdiction. (e) Except as set forth on Section 2.22(e) of the Seller Disclosure Schedule, since January 1, 2019, the Company and the Asset Sellers have not received any written (or to Seller’s Knowledge, oral) notice of any student or prospective student having made a written complaint to any Governmental Authority regarding the recruiting, marketing, admissions or enrollment practices of the Business, or regarding any services or functions provided by the Business. (f) Except as set forth on Section 2.22(f) of the Seller Disclosure Schedule, since January 1, 2019, neither the Company nor the Asset Sellers (with respect to the Business) have collected fees, taught courses directly to a consumer or employed faculty on behalf of a partner institution. Section 2.23 Independent Investigation. (a) Seller acknowledges and agrees that it has conducted its own inquiry and independent investigation of the transactions contemplated hereby and after such investigation confirms that the express representations and warranties set forth herein and in the Ancillary Agreements are the sole representations and warranties on which Seller or any other Asset Seller is relying in making its determination to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby or thereby, and Seller (on behalf of itself and the other Asset Sellers) is relying solely on such express representations and warranties of TVG Holdings, ESH, Upper Holdings and Buyer expressly contained herein or therein. (b) Seller further acknowledges and agrees that, except as expressly set forth in Article III or in any Ancillary Agreement, (i) none of TVG Holdings, ESH, Upper Holdings nor Buyer or any of their respective Representatives makes any express or implied warranty of any kind whatsoever, at law or in equity, including through email or in any other form in expectation of, or in connection with, the transactions contemplated hereby, and (ii) no representations or warranties are made, or have been made, by TVG Holdings, ESH, Upper Holdings, Buyer or any of their respective Representatives (including, for the sake of clarity, their respective officers, managers, members, employees or agents) with respect to the accuracy or completeness of any information or materials distributed by or on behalf of TVG Holdings, ESH, Upper Holdings, Buyer or their respective Representatives, and except for the rights and remedies of Seller, its Affiliates and Representatives pursuant to this Agreement or any Ancillary Agreement, none of them shall have any liability of any nature to Seller, any other Asset Seller or any of their respective Representatives arising out of the use of any such information. (c) Seller acknowledges and agrees that in no event shall the successful consummation of any Third Party Debt Financing at or prior to the Closing constitute a condition to Seller’s or any other Asset Seller’s obligations to consummate the Closing.

38 ARTICLE III REPRESENTATIONS AND WARRANTIES OF UPPER HOLDINGS AND BUYER Upper Holdings and Buyer jointly and severally represent and warrant to Seller as of the date hereof and as of the Closing Date as follows: Section 3.1 Due Organization and Good Standing. Each of Upper Holdings and Buyer is duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite Entity power and authority to own, lease and operate its properties and assets and to conduct its businesses in the manner in which its businesses are currently being conducted. The UK Local Buyer, when organized, will have been duly incorporated, formed or organized and will be validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and have all requisite Entity power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its businesses is conducted immediately prior to the Closing. Each of Upper Holdings and Buyer is (or, in the case of the UK Local Buyer, will be as of the Closing) duly licensed or qualified and in good standing (or equivalent status, as applicable) in each jurisdiction in which the assets owned, leased or operated by it or the conduct of its businesses in the manner in which its businesses are being conducted require it to be so licensed or qualified or in good standing (or equivalent status, as applicable), except for those jurisdictions where the failure to be so licensed, qualified or in good standing would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impede such Person’s ability to consummate the transactions contemplated hereby or result in a Buyer Material Adverse Effect. Section 3.2 Binding Nature of Agreement. Each of Upper Holdings and Buyer has all necessary Entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are or will be a party, to perform and comply with their respective covenants and agreements hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of Upper Holdings’ and Buyer’s (and, when executed and delivered, the Local Buyers’) execution and delivery hereof and of any Ancillary Agreements to which they are (or will be) a party, their respective performance and compliance with their respective covenants and agreements hereunder and thereunder, and their respective consummation of the transactions contemplated hereby and thereby, have been (or, in the case of the Local Buyers’, prior to the execution and delivery thereof, will have been) duly authorized by all necessary corporate action on their respective parts, and no other corporate proceedings on their respective parts will be necessary to authorize this Agreement or any of the Ancillary Agreements, their respective performance of or compliance with their respective covenants and agreements hereunder or the consummation of the transactions contemplated hereby. Each of Upper Holdings and Buyer has duly executed and delivered this Agreement and each of Upper Holdings and Buyer (or, in the case of the Local Buyers, will as of the Closing) have duly executed and delivered each Ancillary Agreement to which they are a party, and, assuming Seller’s due authorization, execution and delivery hereof, this Agreement is (and upon execution thereof, each other Ancillary Agreement to which they are a party, will be) each of Upper Holdings’ and Buyer’s (or, in the case of the Local Buyers, will as of the Closing be the Local Buyer’s) respective legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by the Bankruptcy and Equitable Exceptions.

39 Section 3.3 Noncontravention; Consents. (a) Each of Upper Holdings’ and Buyer’s (or, in the case of the Local Buyers, as of the Closing, each such Local Buyer’s) execution and delivery hereof and of the Ancillary Agreements to which they are or will be a party does not, their respective performance of and compliance with their respective covenants and agreements hereunder and thereunder shall not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) violate the Organizational Documents of Upper Holdings or Buyer (or any such Local Buyer, as of the Closing), (ii) subject to making the Filings and obtaining the Consents contemplated by Section 3.3(b), violate any Law or Order applicable to Upper Holdings, Buyer or their Subsidiaries or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination or cancellation of or give rise to a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien on any of the respective properties or assets of Upper Holdings or Buyer or their Subsidiaries under, any Contract to which Upper Holdings or Buyer or their Subsidiaries is a party or by which any asset of Upper Holdings or Buyer or their Subsidiaries is bound or affected, in each case of the foregoing clauses (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, (A) result in a Buyer Material Adverse Effect or (B) prevent, materially delay or materially impair Upper Holdings’ or Buyer’s or their applicable Affiliates’ ability to consummate the transactions contemplated hereby and thereby. (b) Upper Holdings’ and Buyer’s respective execution and delivery hereof and of the Ancillary Agreements to which they are a party does not (or, in the case of the Local Buyers, will not as of the Closing), their respective performance of and compliance with their respective covenants and agreements hereunder and thereunder shall not, and the consummation of the transactions contemplated hereby and thereby shall not, require Upper Holdings or Buyer or any of their Affiliates to make any Filing with or to, or to obtain any Consent of, any Governmental Authority, except for the following: (iii) the HSR Clearance and Filings in connection therewith; and (iv) any Filing or Consent the failure of which to make or receive would not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect or to prevent, materially delay or materially impede Upper Holdings’ or Buyer’s or any of their Affiliates’ ability to consummate the transactions contemplated hereby. Section 3.4 Ownership of Buyer; Subsidiaries. TVG Holdings directly owns of record and beneficially all of the issued and outstanding Equity Securities of Upper Holdings, free and clear of any Liens (other than transfer restrictions under applicable securities Laws). Upper Holdings indirectly beneficially owns all of the issued and outstanding Equity Securities of Buyer free and clear of any Liens (other than transfer restrictions arising under applicable securities Laws or pursuant to the Existing Senior Loan Agreement or any Third Party Debt Financing). Upper Holdings will directly or indirectly beneficially own as of the Closing all of the issued and outstanding Equity Securities of the UK Local Buyer, free and clear of any Liens, except (i) restrictions on transfer arising under applicable securities Laws or (ii) pursuant to the Existing Senior Loan Agreement or any Third Party Debt Financing.

40 Section 3.5 Upper Holdings’ and UK Local Buyer’s Operations. Upper Holdings and the UK Local Buyer was or will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, in the case of Upper Holdings, has not and will not have engaged in any business activities or conducted any operations, and, in the case of Upper Holdings, has not and will not prior to the Closing have incurred Liabilities of any nature, other than (a) pursuant to this Agreement and the Ancillary Agreements or otherwise in connection with the transactions contemplated hereby and (b) in the case of Upper Holdings, by virtue of having become the indirect parent company of Buyer and its Subsidiaries. Section 3.6 Claims; Orders. (a) There is no Claim pending (or, to Buyer’s Knowledge, threatened) against TVG Holdings, Upper Holdings or Buyer or any of their controlled Affiliates, and there is no Order outstanding against TVG Holdings, Upper Holdings or Buyer or any of their controlled Affiliates or to which TVG Holdings, Upper Holdings or Buyer or any of their controlled Affiliates are subject, in each case, that would reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair TVG Holdings, ESH’s, Upper Holdings’, Buyer’s or their Subsidiaries’ ability to comply with their respective covenants or agreements hereunder or under any Ancillary Agreement and to consummate the transactions contemplated hereby and thereby. (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect there is no Claim pending (or, to Buyer’s Knowledge, threatened) or outstanding Order against TVG Holdings, Upper Holdings, Buyer or any of their controlled Affiliates, other than employment related claims initiated against Buyer and its Subsidiaries consistent in all material respects with historical experience and any Orders as have arisen therefrom. Section 3.7 Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect: (a) TVG Holdings and its respective Subsidiaries are, and since October 31, 2020 have been, and the conduct and operation of their respective businesses are, and since October 1, 2020 have been, in compliance with all applicable Laws, including International Trade Laws and Anti-Corruption Laws, and (b) since January 1, 2021, neither TVG Holdings nor any of its Subsidiaries has received any written notice (or, to Buyer’s Knowledge, oral notice) alleging or asserting that TVG Holdings or any Subsidiary or the conduct or operation of their respective businesses is not in compliance with or has violated any Law, including any International Trade Law or Anti-Corruption Law. Section 3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, investment banker’s, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based on arrangements made, directly or indirectly, by or on behalf of Upper Holdings, Buyer or any of their respective Affiliates, except for any such fee or commission payable solely by Upper Holdings, Buyer or their respective Affiliates. Section 3.9 Purchase for Investment. Each of Upper Holdings and Buyer is purchasing the Purchased Interests for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof and acknowledges that the Purchased Interests

41 have not been registered under U.S. federal or any applicable state securities Laws or the Laws of any other jurisdiction and cannot be resold without registration under such Laws or an exemption therefrom. Each of Upper Holdings and Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Interests and is capable of bearing the economic risks of such investment for an indefinite period of time. Section 3.10 Financial Statements; Undisclosed Liabilities. (a) Prior to the date of this Agreement, Buyer has made available to Seller complete copies of: (i) the unaudited interim consolidated balance sheet of TVG Holdings as of September 30, 2023 (the “Buyer Latest Balance Sheet”) and the related unaudited consolidated statements of operations, comprehensive income (loss), changes in members’ equity and cash flows for the nine (9)-month period then ended; and (ii) the audited consolidated balance sheet of TVG Holdings as of December 31, 2022 and December 31, 2021 and the related audited consolidated statements of operations, comprehensive income (loss), changes in members’ equity and cash flows for the fiscal years then ended, including the related notes thereto (such financial statements and notes referred to in the foregoing clauses (i) and (ii), the “Buyer Financial Statements”). (b) The Buyer Financial Statements (i) were prepared from the books and records of TVG Holdings and its Subsidiaries, (ii) present fairly, in all material respects, the consolidated financial position of TVG Holdings and its Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of TVG Holdings and its Subsidiaries for the respective periods covered thereby; and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except (x) for the absence of notes and normal year-end adjustments in the case of the unaudited interim financial statements, which adjustments shall not be, individually or in the aggregate, material. (c) Since September 30, 2023 through the date hereof, none of Buyer, Upper Holdings, TVG Holdings nor, to Buyer’s Knowledge, any of their respective auditors, accountants or other Representatives has received written notice (or, to Buyer’s Knowledge, oral notice) of any material complaint, allegation or claim regarding the accounting practices, procedures, methodologies or methods of TVG Holdings or its Subsidiaries, including any complaint, allegation or claim that TVG Holdings or any of its Subsidiaries has engaged in fraudulent accounting practices. (d) No Equity Security of TVG Holdings or any of its Subsidiaries is registered or required to be registered under the Securities Act or the Exchange Act or is listed on any securities exchange. (e) TVG Holdings does not have any Liability of the type required to be set forth on a balance sheet prepared in accordance with GAAP, other than (i) any Liability disclosed, reflected or reserved for in the Buyer Latest Balance Sheet, (ii) any Liability that has

42 arisen since September 30, 2023 in the ordinary course operation of the business of TVG Holdings and its Subsidiaries, (iii) incurred under or in accordance with this Agreement or in connection with the transactions contemplated hereby, or (iv) which would not individually or in the aggregate, reasonably be expected to be material to have a Buyer Material Adverse Effect. (f) Section 3.9(f) of the Purchaser Disclosure Schedule discloses all Indebtedness for Borrowed Money of TVG Holdings and its Subsidiaries as of the date hereof. (g) Since April 30, 2023, there has not occurred a Buyer Material Adverse Effect or any event, change, circumstance, development, occurrence, condition, effect or state of facts that would reasonably be expected, individually or in the aggregate, to result in a Buyer Material Adverse Effect. Section 3.11 Financial Capability. Buyer and Upper Holdings have, and at the Closing will have, the financial capability and sufficient available funds necessary to consummate the Closing on the terms and conditions set forth herein (taking into account the provisions of Section 1.5(d)). Section 3.12 Solvency. Assuming (a) the representations and warranties set forth in Article II are true and correct in all material respects as of immediately prior to the Closing, (b) the satisfaction of the conditions set forth in Section 5.1 and 5.2, (c) the performance by the Seller and the Company of the covenants contained in this Agreement in all material respects and (d) the Required Financing Information fairly presents the consolidated financial condition of the Business as of immediately prior to the Closing, immediately after giving effect to the consummation of the transactions contemplated hereby, TVG Holdings and its Subsidiaries, on a consolidated basis, will be able to pay their respective debts, obligations, and liabilities as they mature and become due and shall not have unreasonably small capital to operate as a going concern and to carry on the business in which they are engaged or proposed to be engaged. Section 3.13 R&W Insurance Policy. On the date of this Agreement, Buyer has entered into a binder agreement providing for the issuance of the R&W Insurance Policy by Euclid Transactional Risk (the “R&W Insurer”), in the form attached hereto as Exhibit J, to provide coverage for the benefit of Buyer with respect to the representations and warranties set forth in Article II. There are no side letters or other arrangements related to the insuring of the transactions contemplated hereby other than as expressly set forth in such binder agreement and the R&W Insurance Policy. Buyer has paid any fees payable in connection with the R&W Insurance Policy that are currently due and payable as of the date hereof. Section 3.14 Related Party Transactions. Immediately prior to the consummation of the transactions contemplated hereby, no Sponsor Affiliate (other than unrelated portfolio companies) is a party to any material Contract or material transaction with TVG Holdings or any of its Subsidiaries or has any direct or indirect interest in any material assets leased, licensed, used or held for use by TVG Holdings or any of its Subsidiaries, except for, (a) directly or indirectly, by virtue of the ownership or purchase of limited liability company interests in TVG Holdings, pursuant to the LLC Agreement or for Contracts relating to indemnification, exculpation or advancement of expenses entered into with members of the board of managers of TVG Holdings or compensation provided thereto, (b) the Management Services Agreement described in the LLC

43 Agreement and (c) other Contracts, correct and complete copies of which have been made available to Seller prior to the date hereof. Section 3.15 Independent Investigation; Non-Reliance on Extra-Contractual Representations, Warranties, Assurances, Inducements or other Actions or Omissions. (a) Each of Upper Holdings and Buyer acknowledges and agrees that it has conducted its own inquiry and independent investigation of the financial condition, assets, liabilities, properties and projected operations of the Company and the Business and, after such investigation, confirms for itself and its Affiliates, including TVG Holdings, that the express representations and warranties set forth herein and in the Ancillary Agreements are the sole representations and warranties on which each of Upper Holdings and Buyer and their respective Affiliates are relying in making their determination to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and each of Upper Holdings and Buyer and their respective Affiliates is relying solely on such express representations and warranties of Seller expressly contained herein and therein. (b) Each of Upper Holdings and Buyer further acknowledges and agrees, for themselves and their respective Affiliates, including TVG Holdings, that, except as expressly set forth in Article II (as qualified by the Seller Disclosure Schedule) and in the Ancillary Agreements, (i) neither the Company, the Asset Sellers nor Seller or any of their Representatives makes any express or implied warranty of any kind whatsoever, at law or in equity, including in respect of the Company, the Asset Sellers or any of the their respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose or the physical condition or value of any assets, the nature or extent of any liabilities, the profitability, earnings performance or prospects of the Business, the effectiveness or the success of any operations or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company, the Business, the Asset Sellers or their Affiliates furnished to Upper Holdings, Buyer, their Affiliates or respective Representatives or made available to Upper Holdings, Buyer, their Affiliates or respective Representatives, including through or in any management presentation, data room (including any electronic data sharing or information exchange website or media) or email or in any other form in expectation of, or in connection with, the transactions hereby, or in respect of any other matter or thing whatsoever, and (ii) no representations or warranties are made, or have been made, by Seller, the Company, the Asset Sellers or any of their respective Representatives (including for the sake of clarity, their respective officers, managers, members, employees or agents) with respect to the accuracy or completeness of any information or materials distributed by or on behalf of Seller, the Company or their respective Representatives, and none of them shall have any liability of any nature to Upper Holdings or Buyer or any of their Affiliates or any other Person arising out of the use of any such information. ARTICLE IV COVENANTS AND AGREEMENTS Section 4.1 Interim Operations of the Business.

44 (a) From the date hereof until the Closing, except (i) as expressly required or otherwise contemplated by this Agreement, (ii) as disclosed in Section 4.1(a) of the Seller Disclosure Schedule, (iii) as required by applicable Law, or (iv) as Buyer may otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed): Seller (A) shall, and shall cause the Company and the Asset Sellers to, operate the Business in all material respects in the Ordinary Course of Business and (B) shall cause the Company and the Business to use commercially reasonable efforts to preserve the Business’ business and goodwill and its relationships with Governmental Authorities, customers, suppliers, employees and other persons with which it has material business relations. (b) Without limiting the generality of Section 4.1(a), except (i) as expressly required or contemplated by this Agreement, (ii) as disclosed in Section 4.1(a) of the Seller Disclosure Schedule, (iii) as required by applicable Law, or (iv) as Buyer may otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall cause the Company and each Asset Seller (with respect to the Business or the Transferred Assets) not to: (i) amend the Company’s Organizational Documents or amend any Asset Seller’s Organizational Documents in a manner that adversely impacts Buyer; (ii) adjust, split, combine, amend the terms of or reclassify any shares of the Company’s or any Asset Seller’s capital stock or other equity interests of the Company or such Asset Seller (with respect to any Asset Seller, solely in a manner that adversely impacts Buyer); (iii) declare, set aside or pay any dividend or distribution (except for any dividend or distribution payable solely in cash) on any of the Company’s Equity Securities or otherwise assign, convey or transfer any assets of the Company (other than cash in the Ordinary Course of Business or Excluded Assets) to the Seller or any of its Affiliates; (iv) merge or consolidate with any other Person or restructure, reorganize, recapitalize, dissolve or completely or partially liquidate (or adopt a plan of liquidation); (v) in the case of the Company, redeem or acquire any Equity Security of any Entity; (vi) acquire, individually or in the aggregate, any material asset from any other Person, except for the acquisition of assets in the Ordinary Course of Business (or, in the case of the Asset Sellers, unrelated to the Business or the Transferred Assets); (vii) issue, sell, grant, dispose of or transfer, or authorize the issuance, sale, grant, disposition or transfer of, any Equity Security of the Company or issue, sell, dispose of or transfer any Equity Security of any Subsidiary of the Seller that is an Asset Seller to any third party (other than Seller or any other wholly-owned Subsidiary of Seller);

45 (viii) sell, transfer, lease, sublease or license to any Third Party, or incur any Lien on (except for Permitted Liens), any assets (other than Intellectual Property to the extent permitted by clause (ix) below) of the Company or any Transferred Assets other than Excluded Assets; (ix) sell, assign, transfer, lease, license, allow to lapse, cancel, abandon or otherwise dispose of or encumber any Owned Intellectual Property or Owned Business Intellectual Property, other than nonexclusive licenses granted by the Company or an Asset Seller in the Ordinary Course of Business (provided, that no such license may be granted pursuant to this exception to the Seller or any of its Affiliates); (x) (1) in the case of the Company, incur, assume, guarantee or otherwise become liable for any Indebtedness for Borrowed Money (except for revolving borrowings on an existing revolving line of credit incurred in the Ordinary Course of Business in accordance with the terms thereof) or (2) enter into any Credit Support Arrangement (in the case of the Asset Sellers, except as would not affect the Business or the Transferred Assets); (xi) except as required by applicable Laws or the terms of a Seller Plan or Company Plan in existence as of the date hereof, or otherwise in the Ordinary Course of Business, (1) increase the compensation of any Business Employee, (2) adopt, enter into, materially amend or terminate any Seller Plan (to the extent applicable to Business Employees) or Company Plan (or any plan, program, agreement or arrangement that would be a Company Plan if in effect on the date hereof) except as otherwise permitted pursuant to subclause (4) of this clause (xi) or under clause (xiii) below, (3) grant or provide any severance or termination payments or termination benefits to any Business Employee or (4) enter into, terminate (other than for cause or performance) or amend any employment agreement with a Business Employee (except if such Business Employee has or would receive less than $200,000 (or the local currency equivalent) in cash compensation in any fiscal year; provided, that no more than $1,000,000 in cash compensation (or the local currency equivalent) is granted pursuant to this subclause (4), in the aggregate across all Business Employees set forth on the Current Business Employees Schedule); (xii) except as required by the terms of a Seller Plan or Company Plan in existence as of the date hereof, accelerate the vesting or payment of any compensation or benefits to any Business Employee; (xiii) except in the Ordinary Course of Business or in connection with replacing any employee of the Business whose employment has terminated or with respect to filling open positions in the Business existing as of the date hereof, hire or terminate any Business Employees (except for any termination (x) for cause or performance or (y) if such Business Employee has or would receive less than $200,000 (or the local currency equivalent) in cash compensation in any fiscal year (or less than $1,000,000, or the local currency equivalent, in cash compensation in the aggregate across all such Business Employees)) or engage any independent contractor primarily dedicated to the businesses of the Company that would receive more than $150,000 (or the local

46 currency equivalent) in cash compensation in any fiscal year (or $1,000,000 or more, or the local currency equivalent in cash compensation, in the aggregate); (xiv) transfer the employment of any Business Employee (except as otherwise described in this Agreement) to Seller or any of its Affiliates; (xv) take any action that requires notice under the WARN Act as it relates to the Company or any Asset Seller (solely with respect to actions involving any Business Employees); (xvi) (1) enter into, adopt, amend, extend or terminate (other than expirations in accordance with their terms) any Material Contract, except in the Ordinary Course of Business (or, with respect to amendments and extensions, otherwise on terms that are no less favorable in the aggregate to the Business) or (2) enter into any Contract of a type described in Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(a)(iv), 2.10(a)(vi), 2.10(a)(vii), 2.10(a)(viii), 2.10(a)(x) or 2.10(a)(xvi); provided, that this clause (xvi) shall not apply to any Contract in respect of employment, compensation or benefits, which shall be subject to clauses (xi), (xii) and (xiii), above; (xvii) change any of its methods of accounting or accounting practices in any material respect, except for changes as may be required by applicable Laws or GAAP; (xviii) (1) make any income or other material Tax election inconsistent with past practice, or change or revoke any income or other material Tax election, (2) surrender or compromise any right to claim a material Tax refund, (3) file any material amended Tax Return, (4) settle or compromise any material Tax claim, notice, audit, assessment or other proceeding relating to non-income Taxes, (5) change any material method of Tax accounting or Tax accounting period, (6) enter into any tax sharing agreement (other than customary provisions in commercial agreements, the primary purpose of which is not related to Taxes), (7) extend or waive the statute of limitations period applicable to any income or other material Tax or income or other material Tax Return or (8) take or permit any other Person to take any action that would reasonably be expected to, result in a change of the Company’s Tax classification; (xix) except pursuant to the express provisions of Contracts in effect as of the date hereof, commit to make or incur any capital expenditures that would be payable by Buyer or its Affiliates (including the Company) after the Closing in excess of $100,000, in the aggregate; (xx) (A) initiate a Claim, (B) settle any Claim involving any payment to the Company or any Asset Seller (with respect to the Business) or (C) enter into any settlement agreement that would be binding on the Company or the Business after the Closing, except, in the cases of clauses (B) and (C), settlements and settlement agreements in the Ordinary Course of Business that (w) involve only the payment of monetary damages not in excess of $100,000, individually, or $500,000, in the aggregate, (x) do not impose any equitable relief or other non-monetary restrictions upon the

47 Company, any Asset Seller or any of their Affiliates, (y) do not require the admission of culpability or wrongdoing by the Company, any Asset Seller or any of their Affiliates and (z) include an unconditional release in favor of the Company, the Asset Sellers and their Affiliates; (xxi) make any loan or advance to, or any investment in (either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of), any Person (other than the Company), other than (A) extensions of credit terms to customers in the Ordinary Course of Business and (B) transactions among the Seller and its Affiliates in the Ordinary Course of Business, where such transaction will be terminated or otherwise settled prior to Closing without any Liability to the Company or the Business after the Closing; or (xxii) enter into a Contract to take any of the actions described in this Section 4.1(b). (c) Notwithstanding any of the foregoing to the contrary, nothing contained in this Section 4.1 or otherwise herein is intended to give Buyer or Upper Holdings, directly or indirectly, the right to control or direct the operations of the Business prior to the Closing. Subject to Seller’s covenants and agreements herein, prior to the Closing, Seller, the Asset Sellers and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over their respective businesses and operations. Section 4.2 Exclusive Dealing; No Dispositions. (a) Prior to the Closing, Seller shall not, and shall not permit any of its Affiliates (including the Company) or any of their respective Representatives to, take any action to knowingly encourage, initiate or engage in, or permit to exist or continue, any discussions or negotiations with any Person (except for TVG Holdings, Upper Holdings, Buyer and their respective Representatives), or enter into any Contract with any Person (except for TVG Holdings, Upper Holdings, Buyer and their respective Representatives), concerning (i) any purchase, acquisition, issuance or disposition of any Equity Securities of the Company or any significant portion of the Transferred Assets (without limitation of the restrictions contained in Section 4.1), (ii) any merger, business combination, recapitalization or similar transaction involving the Company or otherwise with respect to any portion of the Business or (iii) any sale, assignment, transfer, lease, license or other disposition of any material portion of the assets of the Company and/or the Business (taken as a whole) (in each case, except to the extent otherwise permitted by Section 4.1(b)); provided, that nothing in this Section 4.2 shall limit Seller’s or its Affiliates’ ability to pursue or engage in any transaction relating to substantially all of the business of Seller and its Subsidiaries, taken as a whole (as opposed to solely the Business), so long as such transaction would not prevent or materially impair or materially delay Seller’s ability to comply with its obligations hereunder or to consummate the transactions contemplated hereby. (b) Buyer and Upper Holdings shall not, and shall not permit TVG Holdings or any of its other Subsidiaries to, agree to acquire, whether by merging or consolidating with, or by purchasing the assets of or equity in, or by any other manner, any Person or business, or consummate, enter into any agreement providing for, or announce, commit to or approve, any

48 of the foregoing transactions, to the extent that doing so would reasonably be expected to have the effect of (i) delaying, impairing or impeding the receipt of, or increasing the risk of not receiving, any consent, approval, waiver, authorization or other action required by or from any Governmental Authority in connection with the transactions contemplated hereby, (ii) delaying, impairing or impeding the expiration or termination of any waiting period applicable to the transactions under the HSR Act or any other Antitrust Law or (iii) increasing the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated hereby; provided, that, notwithstanding anything to the contrary in this Section 4.2 or Section 4.3, nothing shall prevent Buyer, Upper Holdings and their Affiliates from conducting their respective businesses in the ordinary course, including soliciting, bidding for or obtaining any new business. Section 4.3 Antitrust and Other Closing Matters. (a) Each of the Parties shall (except to the extent a different standard applies hereunder) use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other in doing, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable and in any event prior to the Outside Date. Without limiting the foregoing, each of the Parties agrees to, and to cause its respective Affiliates to, (i) file all appropriate notifications and filings pursuant to the HSR Act or any other applicable Antitrust Law with respect to the transactions contemplated by this Agreement in the most expeditious manner practicable, but in any event within seven (7) Business Days after the date hereof unless outside antitrust counsel for each of Seller and Buyer agree to an extension and (ii) respond promptly to any request for additional information and documentary material that may be issued to such Party by the relevant Governmental Authorities in connection with the HSR Act or any other applicable Antitrust Law. No Party shall take any action or step to extend, delay or prevent the expiration or termination of any applicable waiting period under the HSR Act or other Antitrust Law without the express advance written consent of the other Parties. Notwithstanding any provision herein to the contrary, in furtherance and not in limitation of the first sentence of this Section 4.3(a), each Party agrees to use reasonable best efforts to take, and to cause its respective Affiliates to use reasonable best efforts to take, any and all steps necessary to avoid or eliminate as soon as possible each and every impediment under the HSR Act or any other applicable Antitrust Law that may be asserted by any United States or foreign antitrust Governmental Authority or any other party so as to enable the Parties to consummate the transactions contemplated by this Agreement as promptly as practicable (and in any event prior to the Outside Date); provided, however, that, notwithstanding anything in this Agreement to the contrary, neither Party shall be required to commit to and/or effect, by consent decree, hold separate order or otherwise, the sale or disposition of any assets, securities, facilities or other properties, or any other structural or conduct relief, in order to facilitate the expiration or termination of the HSR Act waiting period or otherwise obtain any merger control clearances under the HSR Act or any other applicable Antitrust Law requirements. Buyer shall pay all of the filing fees associated with all filings under the HSR Act and any other applicable Antitrust Law. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any United States or foreign antitrust Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other Parties in advance, if at all possible, and, to the extent not prohibited by such antitrust Governmental Authority, gives the other Parties the opportunity to attend and participate. The

49 Parties will supply each other with (i) in advance of submission and with a reasonable opportunity for review and comment thereon, a draft of any contemplated substantive communication with an antitrust Governmental Authority relating to the transactions contemplated hereby, and (ii) copies of all correspondence, filings or communications with antitrust Governmental Authorities with respect to the transactions contemplated by this Agreement; provided, however, that to extent any of the documents or information are commercially or competitively sensitive, the applicable Party may satisfy its obligations by providing such documents or information to the other Party’s outside antitrust counsel, with the understanding and agreement that such antitrust counsel shall not share such documents and information with its client. (b) Each of the Parties shall cooperate reasonably with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from third parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers as promptly as practicable and in any event prior to the Outside Date; provided, that none of Buyer, Seller, the Company or any Asset Seller shall be obligated to make or cause to be made (and, without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), neither Seller, the Company nor any Asset Seller shall make) any payment or concession to any third party in order to obtain any such action, consent, approval or waiver under any Contract or from any Governmental Authority other than the payment of nominal administrative, processing or similar charges, or other legally required filing fees in connection with filings with any Governmental Authority, or as otherwise provided in this Section 4.3 or specifically required by this Agreement; provided, further, that this Section 4.3 shall not apply to the obtaining of consents from any Key Customers, which shall be exclusively governed by Section 4.15. (c) Notwithstanding anything to the contrary in this Agreement, Buyer and Seller (i) shall coordinate with respect to all antitrust strategy in connection with review of the transactions contemplated by this Agreement by any Governmental Authority, or any litigation by, or negotiations with, any Governmental Authority or private party relating to the transactions under the HSR Act or any other Antitrust Law to consummate the transactions, including cooperating in all respects and considering in good faith the views of the other party in connection therewith and (ii) will cooperate and assist each other in good faith in all meetings, discussions, and communications with any Governmental Authority relating to obtaining any merger control clearances under the HSR Act or any other applicable Antitrust Law requirements; provided, that, in the event of any disagreement concerning antitrust strategy, Buyer shall, after consulting with and considering in good faith Seller’s views and in a manner consistent with Buyer’s obligations under this Section 4.3, make the final determination as to the appropriate course of action. Section 4.4 Access. (a) On reasonable notice, Seller shall, and shall cause its applicable Affiliates to, provide Buyer and its Representatives (at their sole cost and expense) reasonable access, during normal business hours and in a manner so as to not interfere with Seller’s and its Subsidiaries’ or the Business’s normal business operations, throughout the period prior to the

50 Closing, to the Company’s, the Asset Sellers’ (with respect to the Business), the Business’s and the Transferred Assets books, records and appropriate personnel (as reasonably determined by Seller in good faith), and during such period, Seller shall cause to be furnished as promptly as practicable, and in a manner so as not to interfere with Seller’s and its Subsidiaries’ or the Business’s normal business operations, to Buyer and its Representatives all readily available information concerning the Company, the Asset Sellers, the Business or the Transferred Assets as Buyer may reasonably request with respect to the Business and furthering the transactions contemplated hereby; provided, however, that Seller shall not be required to (i) furnish or otherwise make available to Buyer or its Representatives (A) customer-specific data or competitively sensitive information (provided, that if any such inspection or disclosure is limited for the reasons described in this clause (A), Seller shall make such information available in the Clean Room), or (B) information relating to Seller and its Subsidiaries or businesses other than the Company, the Business or the Transferred Assets, (ii) permit any inspection, or disclose any information that would jeopardize protections afforded under the attorney-client privilege or the attorney work product doctrine or similar privilege or violate any Law, privacy policy or confidentiality obligations (provided, that Seller notify Buyer thereof and use commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such privilege or violate any such Law, policy or obligation), (iii) permit any inspection, or disclose any information, that would make available the results of any drug-testing and background checks or other personally sensitive information with respect to Business Employees unless such inspection or disclosure is in accordance with applicable Law or (iv) permit any inspection, or disclose any information, that constitutes individual medical records. All information obtained by Buyer and its Representatives under this Section 4.4(a) shall be treated as “Confidential Information” for purposes of the Confidentiality Agreements. (b) From and after the Closing until the date that is seven (7) years after the Closing Date, upon reasonable advance written notice, Buyer shall, and shall cause its Affiliates to, preserve and afford Seller and its Representatives (at their sole cost and expense) reasonable access, during normal business hours and in a manner so as to not interfere with Buyer’s and its Affiliates’ normal business operations, to the books and records of Buyer and its Affiliates in respect of the Company or relating to the Business, to the extent that such access may be reasonably related to (i) Seller’s preparation of financial statements, the preparation or amendment of any Tax Returns, or any audit, litigation or other proceeding with respect to Taxes attributable to the Company, (ii) claims or obligations relating to any Excluded Assets or Excluded Liabilities, and (iii) Seller’s reporting obligations under, and compliance with, applicable Laws; provided, however, that Buyer shall not be required to (1) permit any inspection, or to disclose any information that would, violate any written privacy policy or any obligation of the Company related to confidentiality, (2) furnish or otherwise make available to Seller or its Representatives any disclosure to the extent prohibited by Law or (3) permit any inspection, or to disclose any information that would, jeopardize protections afforded Buyer or any of its Representatives under the attorney-client privilege or the attorney work product doctrine or similar privilege; provided, that Buyer notifies Seller thereof and uses commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such privilege or violate any such written privacy policy, Law or obligation. (c) Notwithstanding the foregoing provisions of this Section 4.4, to the extent of any inconsistency between the provisions of Section 8.3 and the provisions of this Section

51 4.4, Section 8.3 shall govern with respect to post-Closing access, cooperation, exchange of information or record retention in respect of Tax matters. Section 4.5 Employee Matters. (a) Continuing Employees. (i) Section 2.15(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, all Business Employees who are expected to transfer to or be employed by Buyer or an Affiliate of Buyer (including the Company and the Australian Subsidiary) in connection with the transactions contemplated by this Agreement (the “Current Business Employees Schedule”). Buyer and Seller agree to the additional covenants by and between Buyer and Seller with respect to the Current Business Employees Schedule set forth on Section 4.5(a)(i) of the Seller Disclosure Schedule. On the date that is three (3) Business Days prior to the Closing, the Seller shall provide Buyer with an updated Current Business Employees Schedule as of such date and that also takes into account Section 4.5(a)(i) of the Seller Disclosure Schedule, so that Buyer and Seller have as nearly as possible a final list of the Business Employees who will transfer to or be employed by Buyer or an Affiliate of Buyer (including the Company) at least three (3) Business Days prior to the Closing Date (such list of Business Employees, subject to any updates thereto to reflect any changes in the Business Employees following the date thereof and prior to the Closing, being the “In-Scope Employee Schedule” and with such Business Employees set forth on the final In-Scope Employees Schedule hereinafter referred to as the “In-Scope Employees” and each an “In-Scope Employee”. (ii) Seller shall (A) effective as of no later than immediately prior to the Closing, transfer the employment of each U.S. In-Scope Employee who is not employed by the Company to the Company and, subject to applicable local Law, each Australian In-Scope Employee who is not employed by the Australian Subsidiary to the Australian Subsidiary, (B) effective as of no later than immediately prior to the Closing, and to the extent applicable, transfer the employment of any U.S. Business Employee to Seller or another Affiliate (other than the Company) to satisfy those obligations set forth in Section 4.5(a)(i) of the Seller Disclosure Schedule; and (C) effective as of no later than immediately prior to the Closing, and to the extent applicable, transfer the employment of any U.S. In-Scope Employee who is on short-term disability or long-term disability under a Seller Plan (each, an “U.S. Inactive Business Employee”) as of the Closing to Seller or another Affiliate of Seller (other than the Company). Unless otherwise required by applicable Law, Buyer or an Affiliate of Buyer, including the Company, or any PEO shall make a written offer of employment (consistent with the terms of this Section 4.5 and assuming for purposes of this covenant that the U.S. Inactive Business Employee is a Continuing Employee) to any U.S. Inactive Business Employee who is able to return to work within six (6) months following the Closing Date (or such later date as required by applicable Law) (any such employee, a “Return Offer Employee” and the date on which any such employee’s employment commences with Buyer or an Affiliate of Buyer, or any PEO, following the Closing, the “U.S. Delayed Transfer Date”). Seller shall be responsible for all Liabilities, costs and expenses associated with (I) the transfers of employment of the U.S. In-Scope Employees to the Company and the Australian In-Scope Employees to the

52 Australian Subsidiary, as applicable, prior to the Closing described in this Section 4.5(a)(ii); (II) the continuation of employment or termination of employment of any U.S. Inactive Business Employees, unless and until the time that such U.S. Inactive Business Employees become employed by Buyer or any Affiliate of Buyer or any PEO as described herein; (III) any Return Offer Employee or Offer Employee (defined below) who rejects an offer of employment made by Buyer or any Affiliate of Buyer; provided, that such offer of employment is consistent with all requirements of applicable Law and the terms of this Section 4.5 (and assuming for purposes of this covenant that the Return Offer Employee or Offer Employee is a Continuing Employee). For the avoidance of doubt, Seller and its Affiliates shall remain responsible at all times for any employee who is not a Business Employee. If any Continuing Employee requires a visa, work permit or other approval for his or her employment to commence with, transfer to or continue with Buyer or its applicable Subsidiary (including the Company) or any PEO on or after the Closing Date, Buyer will, or will cause its applicable Subsidiary or any applicable PEO to, promptly file any necessary applications or documents and will use commercially reasonable efforts to secure the necessary visa, permit or other approval (including any transfer thereof) as of the Closing Date and the transfer of any related immigration processes (including labor certifications) to Buyer or its applicable Subsidiary or any PEO and the Company will provide such assistance as reasonably requested by Buyer in connection therewith. (iii) For each non-US Business Employee, Buyer shall, or shall cause the applicable Local Buyer or other Subsidiary of Buyer to, or a PEO to, (A) if such employment automatically transfers by operation of Law, including in accordance with the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”), accept the automatic transfer of employment of such non-US Business Employee by operation of Law (an “Automatic Transfer Employee”) and (B) if such employment does not automatically transfer by operation of Law, including due to the use of any PEO, provide to such non-U.S. In-Scope Employee in order to employ such individual by such PEO, provide to such Australian In-Scope Employee as promptly as practicable and no later than ten (10) Business Days prior to the Closing Date, a written offer of employment with Buyer or one of its then existing Subsidiaries or any PEO (each such employee, an “Offer Employee”), with employment effective as of the Closing Date on terms that each offer is conditional upon such individual agreeing to the cessation of their employment with Seller or one of its Affiliates to enable such individual to take up an offer of employment with such PEO. (iv) All such written offers of employment made by Buyer or any Affiliate of Buyer, or any PEO, to an Offer Employee or a Return Offer Employee shall (A) comply with the requirements set forth in, and provide for compensation and benefits on terms that are consistent with, this Section 4.5 (assuming for purposes of this covenant that the Return Offer Employee (solely to the extent such employment is to commence prior to May 1, 2024) or Offer Employee is a Continuing Employee); and (B) set forth other terms and conditions that satisfy all minimum requirements of applicable Law and are sufficient to avoid triggering redundancy, severance, termination or similar entitlements in connection with the transfer of employment of such Offer Employee from Seller or its applicable Affiliate to Buyer or its applicable Affiliate or a PEO. The Seller or its applicable Affiliate and Buyer agree to use commercially reasonable efforts to persuade

53 each Offer Employee and Return Offer Employee to whom an offer of employment is made by Buyer or any then-existing Subsidiary or PEO under and in accordance with this Section 4.5 to accept that offer. (v) Notwithstanding the foregoing, Buyer and its Affiliates (including the Company) shall not be in breach of this Section 4.5 in the event that such breach is a direct result of Buyer’s reasonable good faith reliance on, following reasonable inquiry, the completeness and/or accuracy of the compensation, severance, termination payment, benefits, and other similar information regarding the terms and conditions of the In-Scope Employees provided by Seller to Buyer as a part of the diligence process. Seller shall use commercially reasonable efforts to directly export the employment data related to the In-Scope Employees from the relevant original source systems to Buyer as soon as practicable following the date hereof. Upon reasonable request, Buyer will, or will cause one of its Subsidiaries to, provide to Seller copies of any such offer of employment provided pursuant to this Section 4.5(a). (vi) Each Business Employee who (a) as of immediately prior to the Closing (after taking into account any transfer to or from the Company or the Australian Subsidiary in accordance with Section 4.5(a)(i)), is employed by the Company or the Australian Subsidiary, as appropriate), (b) is an Automatic Transfer Employee, or (c) is an Offer Employee or a Return Offer Employee who accepts an offer from Buyer or one of its then-existing Subsidiaries, or a PEO, shall continue employment with the Company or become employed by or automatically transfer and commence employment with Buyer or a Subsidiary thereof, or such PEO, immediately upon the Closing or the Delayed Transfer Date, as applicable (each such Business Employee, a “Continuing Employee” and collectively, the “Continuing Employees”). (vii) Buyer and Seller agree to the additional covenants by and between Buyer and Seller with respect to certain specified Business Employees set forth on Section 4.5(a)(vii) of the Seller Disclosure Schedule. (b) Continuation Period, Compensation, Benefits and Severance. For the period beginning on the Closing Date and continuing thereafter until April 30, 2024, or for such longer period of time as required by applicable Law with respect to Continuing Employees located outside of the United States, (the “Continuation Period”), Buyer shall provide, or shall cause one of its Affiliates (including the Company) or any PEO, as applicable, to provide each Continuing Employee with: (i) (A) base salary or hourly wage rate and (B) to the extent permissible under applicable Laws, an annual cash commission target and annual short-term cash bonus opportunity, in each case, that is at least equal to, the base salary or hourly wage rate and, as applicable, the annual cash commission target and/or annual short-term cash bonus opportunity in effect for such Continuing Employee with respect to their employment by Seller or an Affiliate thereof immediately prior to the Closing or the U.S. Delayed Transfer Date, as applicable (in all cases, excluding any annual equity-based incentives or opportunities unless it would reasonably be expected to result in a violation of or result in any Liability under TUPE or any similar non- U.S. Law); (ii) severance payments and outplacement benefits that are no less favorable than the greater of (A) the severance payments and outplacement benefits such Continuing Employee would have been eligible to receive under Seller’s severance plan, program, or guidelines provided

54 to Buyer for review prior to the date hereof and which such Continuing Employee participated in or was eligible for immediately prior to the Closing or the U.S. Delayed Transfer Date, as applicable, and (B) the severance payments and benefits required to be provided to such Continuing Employee under applicable Law; and (iii) except as otherwise required by applicable Law (including in order to comply with TUPE and any similar non U.S. Law), at Buyer’s election, employee benefits (excluding, unless it would reasonably be expected to result in a violation of or result in any Liability under TUPE or any similar non-U.S. Law, defined benefit, deferred compensation, long-term incentive compensation, equity or phantom equity, change in control bonus, retention bonus, and/or retiree medical or life plans, programs, agreements or arrangements) that are either (A) substantially comparable in the aggregate to such employee benefits (excluding, unless it would reasonably be expected to result in a violation of or result in any Liability under TUPE or any similar non-U.S. Law, defined benefit, deferred compensation, long-term incentive compensation, equity or phantom equity, change in control bonus, retention bonus, and/or retiree medical or life plans, programs, agreements or arrangements) in which such Continuing Employee was eligible to receive as of immediately prior to the Closing Date or the U.S. Delayed Transfer Date, as applicable, or (B) substantially comparable in the aggregate to such employee benefits (excluding, unless it would reasonably be expected to result in a violation of TUPE or any similar non-U.S. Law, defined benefit, deferred compensation, long-term incentive compensation, equity or phantom equity, change in control bonus, retention bonus, and/or retiree medical or life plans, programs, agreements or arrangements) offered to similarly situated employees of Buyer or any Affiliate of Buyer; provided, however, that, subject to applicable Law, nothing herein shall be deemed to limit the right of Buyer, any of its Affiliates or the Company to (x) terminate the employment of any Continuing Employee at any time or (y) change or modify any employee benefit plan or arrangement in accordance with their terms or the terms of the Continuing Employee’s employment contract in accordance with its terms, provided, in each and every case, that such amendment does not violate applicable Law or the covenants and commitments in this Section 4.5. For the avoidance of doubt, it is acknowledged that Buyer and its Affiliates and any PEO, as applicable, may elect to provide equity-related incentives in their sole discretion which are substantially equivalent to those provided by Seller and doing so is not expected to be a violation of TUPE. In addition to the foregoing, for the period beginning on May 1, 2024 and continuing thereafter until December 31, 2024 or for such longer period of time as required by applicable Law, Buyer shall provide, or shall cause one of its Affiliates (including the Company) or any PEO, as applicable, to provide each Continuing Employee with severance payments and outplacement benefits that are no less favorable than the greatest of (A) eighty percent (80%) of the severance payments and outplacement benefits such Continuing Employee would have been eligible to receive under Seller’s severance plan, program or guidelines provided to Buyer for review prior to the date hereof in which such Continuing Employee participated in or was eligible for immediately prior to the Closing or the U.S. Delayed Transfer Date, as applicable, calculated using the applicable Continuing Employee’s base salary as of the Closing Date (B) the severance payments and outplacement benefits offered to similarly situated employees of Buyer or any Affiliate of Buyer, and (C) the severance payments and benefits required to be provided under applicable Law. For the avoidance of doubt, the severance payments described in this Section 4.5(b) may be paid to Continuing Employees in installments as determined by Buyer in its discretion to the extent exercised consistent with applicable Laws, and nothing herein shall be construed to require payment of severance to such individuals in a lump-sum to comply with this Section 4.5(b).

55 (c) Buyer Plans; Service Crediting. For eligibility, vesting, accrual and all other purposes under the employee benefit plans of Buyer and its Affiliates or any PEO that provide benefits to Continuing Employees after the Closing (the “Buyer Plans”), Buyer shall or shall cause its applicable Affiliate or PEO to credit each Continuing Employee with his or her years of service with Seller and its Affiliates before the Closing Date or the U.S. Delayed Transfer Date, as applicable, to the same extent as such employee was entitled before the Closing Date or the U.S. Delayed Transfer Date, as applicable, to credit for such service under any analogous Seller Plan or Company Plan, except to the extent such credit would result in a duplication of benefits or for purposes of any defined benefit pension plan or retiree medical plan, to the extent such plans are offered or provided for by Buyer or its Affiliates, if any. In addition, without limiting the generality of Section 4.5(b) and the foregoing, from and after the Closing Date or, to the extent applicable, the U.S. Delayed Transfer Date, Buyer shall or shall cause its applicable Affiliates to, provide that each Continuing Employee who is an Automatic Transfer Employee will be immediately eligible to participate, without any waiting time, in any corresponding Buyer Plans in which such Continuing Employee is eligible to participate as of immediately prior to the Closing or, to the extent applicable, the U.S. Delayed Transfer Date. Anything in this paragraph to the contrary notwithstanding, vesting of any equity-based or equity-like incentive award made to a Continuing Employee by Buyer or any of its Affiliates would begin only on or after the Closing Date and would not take into account any pre-Closing service with Seller or its Affiliates. (d) Waiver of Health and Welfare Plan Restrictions. For purposes of each Buyer Plan providing life, medical, dental, pharmaceutical or vision benefits to any Continuing Employee, and subject always to any provisions of applicable Law (including TUPE) (i) to the extent such Continuing Employee satisfied participation requirements and waiting period requirements under the corresponding Seller Plans or Company Plans, Buyer shall use, and shall cause its Affiliates to use, commercially reasonable best efforts to waive or cause to be waived (x) any health eligibility or medical examination requirements to the same extent waived or satisfied under the analogous Seller Plan or Company Plan, and (y) all pre-existing condition exclusions, actively-at-work requirements and other requirements that would result in a lack of coverage of any pre-existing condition of a Continuing Employee (or spouse or dependent thereof) that would have been covered under a Seller Plan or Company Plan in which such Continuing Employee participated prior to the Closing or the U.S. Delayed Transfer Date, as applicable; provided in the case of each of (x) and (y), to the extent permitted by applicable Law, such waivers only related to covered illnesses under the applicable Buyer Plan, and (ii) all eligible expenses incurred by such Continuing Employee and his or her spouse and covered dependents under the corresponding Seller Plans or Company Plans, as applicable, during the plan year in which the Closing Date or the U.S. Delayed Transfer Date, as applicable, occurs shall be taken into account under such Buyer Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year in which the Closing Date or the U.S. Delayed Transfer Date, as applicable, occurs as if such amounts had been paid in accordance with such Buyer Plan, subject to all applicable terms and conditions relating to such benefits or amounts. Notwithstanding anything in this Section 4.5(d) to the contrary, in the event that a PEO will not allow for the waivers and/or crediting of eligible expenses incurred to satisfy deductibles, coinsurance and maximum out-of-pocket requirements, following Buyer’s or one of its Affiliates’ reasonable request therefor, then Buyer and its Affiliates (including the Company) and any PEO shall not be in breach of this Section 4.5(d).

56 (e) 401(k) Plan. Seller will take any actions reasonably necessary to amend any existing tax-qualified defined contribution savings plan in which U.S. Continuing Employees participate in accordance with Section 401(k) of the Code in order to permit (to the extent administratively feasible) a plan-to-plan transfer of the accounts under the Seller’s defined contribution savings plan attributable to the Continuing Employees, including any outstanding loan balances, into a tax-qualified defined contribution savings plan maintained by Buyer (or one of its Affiliates) (“Buyer Tax-Qualified Plan” and the transfer of such accounts from Seller’s 401(k) plan to the Buyer Tax-Qualified Plan, the “Plan-to-Plan Transfer”). Such Plan-to-Plan Transfer shall be effectuated by approximately March 30, 2024. Buyer shall maintain, or cause one of its Affiliates to maintain, as of the Closing Date, the Buyer Tax-Qualified Plan in which the Continuing Employees shall be eligible to participate. (f) Assumed Incentive Amount. Effective as of the Closing, and to the extent permissible under applicable Laws, the Company (in the case of U.S. In-Scope Employees that transfer to the Company), the Australian Subsidiary (in the case of Australian In-Scope Employees) and Buyer or its applicable Subsidiaries (with respect to any other Continuing Employees) or any PEO, as applicable, shall be deemed to have assumed all unpaid wages, including all annual cash bonuses that relate to the period prior to the Closing Date (which shall be accrued at 100% of the underlying plan and prorated based on the number of days completed in the applicable bonus period as of the Closing Date) and any unpaid cash commissions credited for and in respect of the Continuing Employees as of the Closing Date, along with the employer portion of any employment, payroll or similar Taxes related thereto (the “Assumed Incentive Amount”). An estimate of the Assumed Incentive Amount as of the date hereof is set forth on Section 4.5(f) of the Seller Disclosure Letter. Buyer shall inform Seller as to any Continuing Employees who voluntarily separates from their employment with Buyer or any of its Affiliates, or any PEO, on or prior to April 30, 2024 or who is terminated for “cause” by Buyer or any of its Affiliates, or any PEO, on or prior to April 30, 2024, and who, as a result, would not be eligible to receive any portion of the Assumed Incentive Amount. Within thirty (30) days following April 30, 2024, Buyer and Seller shall cooperate in good faith to finalize the Assumed Incentive Amount that will need to be paid to Continuing Employees (including those Continuing Employees whose employment was involuntarily terminated without “cause” on or prior to April 30, 2024 and who will be entitled to receive a pro-rated bonus based on the number of days completed in the applicable bonus period as of the termination date), including to add the employer portion of employment, payroll or similar Taxes related thereto (pro-rated as applicable) and to account for any involuntary terminations without “cause” on or prior to April 30, 2024 (the Assumed Incentive Amount, as so adjusted, the “Payable Assumed Incentive Amount”). Seller shall pay the Payable Assumed Incentive Amount to Buyer by wire transfer of immediately available funds within five (5) Business Days of the final determination thereof. The Assumed Incentive Amount shall not include any equity-based awards, equity-settled amounts, or the Aggregate Cash-Based Settlement Amount. Without limiting any requirements under Section 4.5(b), Buyer shall, or shall cause one of its Affiliates (including the Company and the Australian Subsidiary) to, or any PEO to, as applicable, pay to the Continuing Employees, the annual cash bonus and any unpaid cash commissions to which such Continuing Employee would have been entitled under the applicable Company Plan or Seller Plan that such Continuing Employee participated in as of immediately prior to the Closing (and pro-rated for any Continuing Employee whose employment was involuntarily terminated by Buyer or one of its Affiliates on or prior to April 30, 2024) as if such Company Plan or Seller Plan remained applicable to the Continuing Employee, including, in each

57 case, such Continuing Employee’s appropriate share of the Payable Assumed Incentive Amount, and shall remit the employer, payroll or similar Taxes related thereto to the relevant Governmental Authorities, in the first payroll period following June 30, 2024, in each case, to the extent that the applicable Continuing Employee has satisfied the requirements for payment (including any pro- rated payment) under the corresponding Company Plan or Seller Plan as though such Company Plan or Seller Plan remained applicable to the recipient; provided that, the payment of such bonuses and/or commissions to the applicable Continuing Employee is allowable under applicable Laws. In the event and to the extent that Seller does not pay the Payable Assumed Incentive Amount as and when due in accordance with this Section 4.5(f), cash interest shall accrue on the unpaid balance thereof, beginning on the third Business Day following final determination of the Payable Assumed Incentive Amount and ending on the date of payment by Seller, at a rate per annum equal to the lesser of (i) 18% and (ii) the maximum rate permitted by applicable Law, in each case, accruing daily, compounding monthly and computed on the basis of a 360-day year. (g) Assumed Paid Time Off. For the period beginning on the Closing Date or the U.S. Delayed Transfer Date, as applicable, and continuing thereafter through April 30, 2024 (or such longer period as required by applicable Law outside of the United States), and without limiting the requirements under Section 4.5(b), Buyer shall, or shall cause one of its Affiliates or any PEO to (i) provide to the Continuing Employees paid time off, sick leave or vacation (“PTO Benefits”) that are no less favorable than the PTO Benefits in effect for such Continuing Employee immediately prior to the Closing or the U.S. Delayed Transfer Date, as applicable, and (ii) assume, recognize and credit paid time off, sick leave or vacation that are earned but unused by each applicable Continuing Employee prior to the Closing or the U.S. Delayed Transfer Date, as applicable, in accordance with the applicable paid time off, sick leave, vacation or similar benefit policy of the applicable Seller Plan or Company Plan; provided, that with respect to (ii) only, solely to the extent included in Indebtedness (along with the employer portion of any employment, payroll or similar Taxes related thereto) (as finally determined) (the “Assumed Paid Time Off”). For the avoidance of doubt, for the period beginning on May 1, 2024 and at all times thereafter, Buyer and its Affiliates or any PEO, as applicable, shall provide PTO Benefits to the Continuing Employees that are consistent with the PTO Benefits provided to similarly situated employees of Buyer, including provisions related to accrual, rollover, annual maximums and forfeiture, and/or forfeiture under any Seller Plan or Company Plan for the remainder of 2024 and thereafter (including as it relates to unused amounts of the Assumed Paid Time Off or PTO Benefits accrued through April 30, 2024) and Buyer and its Affiliates also shall have the discretion to cease accruals or forfeit accruals for the Continuing Employees during any period between May 1, 2024 and December 31, 2024 to ensure that the scope of PTO Benefits offered to the Continuing Employees during this period are not in excess of the PTO Benefits provided to similarly-situated employees of Buyer and its Affiliates; provided, that nothing herein shall result in a breach of applicable Laws, including TUPE. (h) TUPE. Notwithstanding the foregoing or anything to the contrary herein, if applicable Law (including TUPE) requires any greater level of employee compensation or benefits be provided or requires that Buyer or its applicable Subsidiaries or any PEO honor the terms of any Company Plan or Seller Plan as in effect as of immediately prior to the Closing, including to comply with or avoid the incurrence of Liability under any applicable Law in connection with the transactions contemplated hereby, Buyer or its applicable Subsidiary or any PEO, as applicable, shall provide (or shall cause to be provided) such Continuing Employee with

58 such higher level of compensation or benefits or other applicable terms and benefits of employment throughout such period. For the avoidance of doubt, it is acknowledged that Buyer and its Affiliates and any PEO, as applicable, may elect to provide equity-related incentives in their sole discretion for Continuing Employees based in the United Kingdom which are substantially equivalent to those provided by Seller and doing so is not expected to be a violation of TUPE. Buyer and Seller acknowledge that TUPE will apply to the transfer of any Business Employees who work in the United Kingdom in connection with the transactions contemplated hereby and that representative(s) of any affected employees will need to be informed and consulted by the Seller with respect to the transaction prior to the Closing. In furtherance thereof, Buyer and Seller shall cooperate and take all actions reasonably necessary or appropriate with respect to TUPE (or any other requirement under applicable Law or any Contract) to inform and consult with the representatives of the Business Employees who work in the United Kingdom and any other affected employees if required by applicable Law, to provide such information and to engage in such notifications, consultations and negotiations with such representatives as may be required by applicable Law. With respect to any other notice, consent, and/or consultation obligations owed to any union, works council, and/or employee representatives, Buyer and Seller shall cooperate and take all actions reasonably necessary or appropriate to inform and consult with such parties and to obtain any required consent. Notwithstanding anything herein to the contrary, Seller shall be responsible for all Liabilities associated with any failure to adequately effectuate notice, to engage in consultation, or to obtain consent with respect to any union, works council, and/or employee representatives as it relates to those obligations that arise prior to the date hereof or prior to the Closing; provided, that where Liabilities relate to or arise from Buyer’s or one of its Affiliate’s failure to provide information in accordance with its obligations under TUPE or where acts or omissions of Buyer or one of its Affiliates prior to Closing result in such Liabilities, Buyer and its Affiliates shall be responsible for such Liabilities. (i) Australia. With respect to Continuing Employees in Australia, Buyer or one of its then-existing Subsidiaries, including the Australian Subsidiary, or any PEO shall be solely responsible for all Liabilities, costs and expenses associated with the Superannuation Retirement Plan Inc., Life and Disability Plan, including the payment of all benefits thereunder, including benefits related to service on or prior to the Closing Date (in such case, only to the extent treated as Indebtedness). (j) Cessation of Participation in Seller Plans. Effective as of the Closing Date or the U.S. Delayed Transfer Date, as applicable, all Continuing Employees will cease active participation in, and any benefit accrual under, each of the Seller Plans. Except for any amounts taken into account as Indebtedness and the treatment given to the Assumed Incentive Amount described in Section 4.5(f), Seller shall retain all responsibilities with respect to each Seller Plan irrespective of when such Liabilities, costs or expenses arise. Seller shall reimburse Buyer or any Affiliate of Buyer for any Liabilities, costs, or expenses that transfer by operation of Law to Buyer or any Affiliate of Buyer with respect to any Seller Plan to the extent that such Liabilities, costs, or expenses were not taken into account as Indebtedness and are not related to the amounts described in Section 4.5(f). (k) Workers’ Compensation. Seller shall retain all Liabilities, costs and expenses with respect to any workers’ compensation policy of Seller or any Affiliate of Seller

59 (other than the Company) that arise from or relate to incidents that occur prior to the Closing Date, or to the extent later, the U.S. Delayed Transfer Date. (l) Deferred Compensation. The In-Scope Employees set forth in Section 4.5(l) of the Seller Disclosure Letter are Participants (as defined in the Seller Deferred Compensation Plan) in the Seller Deferred Compensation Plan. The Parties agree that, for purposes of the Seller Deferred Compensation Plan, the employment of a Participant shall not be considered to have terminated (and, for the avoidance of doubt, such Participant shall not be deemed to have incurred a “separation from service” within the meaning of Section 409A of the Code) as a result of the Acquisition and/or the transfer of employment from Seller to the Company, as applicable, and such employment shall only be considered to terminate (and incur a “separation from service” within the meaning of Section 409A of the Code) for purposes of the Seller Deferred Compensation Plan when the employment of such Participant set forth on Section 4.5(l) of the Seller Disclosure Letter (assuming for this purposes that such Participant is a Continuing Employee) with Buyer and its Affiliates or any PEO terminates in accordance with the terms of the Seller Deferred Compensation Plan and applicable Law, Buyer covenants and agrees that within ten (10) Business Days following any such termination, Buyer shall or shall cause one of its Affiliates, including the Company, to provide written notice to Seller of such event and Seller and its Affiliates (other than the Company) shall remain responsible for the payment of all nonqualified deferred compensation due to such terminated Participant under the Seller Deferred Compensation Plan. (m) Restrictive Covenant Agreements. At or immediately prior to the Closing or the U.S. Delayed Transfer Date, as applicable, to the extent permitted by applicable Law and assignable without the consent of the applicable Continuing Employees, Seller and its Affiliates (other than the Company) shall assign to Buyer or its Affiliates the portion of each agreement between Seller or an Affiliate of Seller (other than the Company), on the one hand, and a Continuing Employee, on the other hand, that contains confidentiality, non-solicitation, non- interference, or non-competition covenants applicable to the Business. For the avoidance of doubt, no other portion of such agreements (including the portions of such restrictive covenants that do not relate to the Business) shall be assigned to Buyer or its Affiliates. (n) Cooperation. The Parties shall cooperate in good faith to give effect to the provisions set forth in this Section 4.5. Without limiting the foregoing, in order to secure an orderly and effective transition of employee benefit arrangements for Continuing Employees and their respective beneficiaries and dependents, Seller, Buyer and Upper Holdings and their respective Affiliates, shall reasonably cooperate, both before and after the Closing Date, and subject to applicable Law and Seller’s and its Affiliates’ privacy policies, regarding the provision of historical employment records and benefits information relating to Continuing Employees. (o) Communication with Business Employees. Prior to the Closing, neither Buyer nor any of their respective Affiliates shall issue any communication (including any electronic communication) to any Business Employee without the prior written consent of Seller (such consent not to be unreasonably withheld or delayed); provided, that any discussions that are a part of the diligence process during which Seller and Buyer are present shall not result in a breach of this Section 4.5(o). Seller, Buyer or any of their respective Affiliates shall mutually consider and agree to the contents, scope, form and timing of any communications by Seller, Buyer or any

60 of its respective Affiliates with the Business Employees on all employment related matters in connection with this Agreement (“Employment Matters”). At any time following the parties’ agreement in accordance with the preceding sentence, Seller may reasonably participate in any communication sessions relating to Employment Matters organized by Buyer or any of its Affiliates and Buyer may participate in any communication sessions relating to Employment Matters organized by Seller or any of its Affiliates that occur prior to the Closing (“Employee Sessions”). Without limiting the foregoing, Buyer agrees that at all times (i) Buyer shall consult with Seller prior to carrying out any Employee Sessions that will occur prior to the Closing, or otherwise effecting any communications to the Business Employees relating to Employment Matters prior to the Closing and (ii) neither Buyer nor any of its Affiliates shall make any representation to the Business Employees (on behalf of itself or any other party) relating to any Employment Matters prior to the Closing without the approval of Seller. (p) Equity Retention. Buyer and Seller agree to the additional covenants by and between Buyer and Seller regarding the unvested time-vesting restricted stock units (“RSUs”) held by certain In-Scope Business Employees set forth on Section 4.5(p) of the Seller Disclosure Schedule. (q) Continuation of Employment. Seller, Buyer, and their respective Affiliates intend that the transactions contemplated hereby will result in continuity of employment for all In-Scope Employees. (r) No Third-Party Beneficiaries. Nothing contemplated in this Agreement shall be treated as an amendment of, an undertaking to amend or terminate, or a limitation on the ability of Seller, Buyer or any of its Affiliates (including the Company) to amend or terminate any employee benefit plan or arrangement, including any Seller Plan or any Company Plan or treated as establishing any employee benefit plan or arrangement of Sellers, Buyer or any of their respective Affiliates. Nothing herein shall require Buyer or any of its Affiliates (including the Company) to continue to employ the services of any particular individual following the Closing Date except as otherwise required by applicable Law. No provision hereof shall create any third- party beneficiary rights in any employee or any other natural person service provider of Buyer or any of its Affiliates (including the Company) or any beneficiary or dependents thereof for the compensation, terms and conditions of employment and benefits that may be provided. Section 4.6 Publicity. None of the Parties or any of their Affiliates or Representatives shall issue any press release or make any public announcement or public disclosure concerning this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby without obtaining the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed), except that (i) the Parties shall collaborate on joint press releases to be made shortly following each of the execution and delivery of this Agreement and the Closing, respectively, in such forms as are mutually agreed by Buyer and Seller, (ii) any such release, announcement or disclosure may be made if it is reasonably necessary to comply with such Party’s obligations under applicable Law or under the rules of any national securities exchange on which any security of such Party or any of its Affiliates is listed; provided, that, to the extent so required by applicable Law or the rules of any national securities exchange, the Party intending to make such release, announcement or disclosure shall use reasonable efforts consistent with applicable Law to consult with the other Parties in advance of such release and (iii)

61 any Party, its Affiliates and Representatives may make any such press release, announcement or disclosure if it is consistent in all material respects with any release, announcement or comment already made by one or more of the Parties in compliance with this Section 4.6. Each of Buyer and Upper Holdings acknowledges that this Agreement and a summary of the terms and conditions hereof, and certain other agreements entered into (or to be entered into) in connection herewith and a summary of the terms and conditions thereof, including copies hereof and of such other agreements, will be publicly filed by the Seller. Notwithstanding anything herein to the contrary: (i) each of TVG Holdings, Upper Holdings, Buyer and the Sponsor Affiliates will be allowed to disclose the terms of this Agreement and the transactions contemplated hereby (x) to authorized Representatives of such Person or its Affiliates, and (y) to its and its Affiliates’ investors in connection with summary information about such Person or any of such Person’s Affiliates’ financial condition and other customary reporting activities and (ii) the foregoing shall not restrict or prohibit disclosure to any of such Person’s Affiliates, auditors, attorneys, actual or prospective Third Party Debt Financing Sources in connection with any Third Party Debt Financing, existing lenders or noteholders, current or potential investors or other agents or Representatives of any of the foregoing, including for customary fundraising and reporting purposes (so long as, in each of clauses (i) and (ii), such disclosure has a bona fide business purpose and such recipient is under an obligation to keep such disclosed information confidential). Section 4.7 Termination of Related Party Transactions; Lien Releases. (a) Except for any Related Party Transaction listed in Section 4.7(a) of the Seller Disclosure Schedule, (i) at or prior to the Closing, Seller shall cause to be terminated all Related Party Transactions and shall cause each party thereto to be released from all Liabilities under each Related Party Transaction and any Contract with any person identified on Section 2.20 of the Seller Disclosure Schedule, in each case, whether such Liability arises prior to, at or after the Closing, and (ii) at or prior to the Closing, Seller shall deliver to Buyer written evidence thereof, in form and substance reasonably acceptable to Buyer. (b) Without limiting Seller’s covenants and agreements under Section 4.7(a), at or prior to the Closing, Seller shall cause to be terminated all Liens on any assets of the Company or the Company Interests or on any Transferred Assets arising under the Seller Credit Agreements and shall cause the Company (including, to the extent applicable, the Company Interests and the Transferred Assets) to be released from all liabilities or obligations under such Seller Credit Agreements (including, in the case of the Company, as a guarantor thereof), and Seller shall deliver to Buyer written evidence thereof at or prior to the Closing, in each case, in form and substance reasonably acceptable to Buyer; provided, that Buyer agrees that the limited consent set forth on Section 4.7(b) of the Seller Disclosure Schedule is acceptable for purposes of this Section 4.7(b) as set forth on such schedule. Section 4.8 Third Party Debt Financing. (a) Prior to the Closing, Buyer shall use commercially reasonable efforts to obtain incremental debt financing (excluding, for the avoidance of doubt, any revolving loans available under the Existing Senior Loan Agreements), including by refinancing in its entirety the Existing Senior Loan Agreements, such that Buyer has sufficient Available Third Party Debt Financing Proceeds (together with any cash on hand and other available financing, in either

62 case, at the sole discretion of Buyer acting reasonably and in good faith) to pay the Required Amount, in each case, on terms and conditions satisfactory to Buyer in its sole discretion acting reasonably and in good faith (the “Third Party Debt Financing”). (b) Prior to the Closing, the Seller and the Company shall, and shall use their respective commercially reasonable efforts to cause the their respective Representatives to, use their respective commercially reasonable efforts to take the following actions to the extent reasonably requested by Buyer in connection with and reasonably necessary and customary for the arrangement (and consummation) of financings of the type contemplated by the Third Party Debt Financing, in each case at Buyer’s sole expense, including by: (i) (x) assisting in the preparation of (1) any customary bank information memoranda and similar marketing documents and due diligence efforts related to any Third Party Debt Financing, (2) materials for rating agency presentations and related lender presentations, and (3) customary authorization and representation letters with respect to the Company, in each case, in respect of the Business and as reasonably required in connection with the Third Party Debt Financing and (y) participating in a reasonable number of bank meetings, due diligence sessions and similar presentations to and with prospective Third Party Debt Financing Sources and rating agencies, including direct contact between members of management of appropriate seniority and expertise (in the reasonable discretion of Seller) of Seller or the Company, as applicable, on the one hand, and the actual and potential Third Party Debt Financing Sources, on the other hand, at mutually agreeable times and mutually agreeable locations upon reasonable advance notice to the extent reasonably required in connection with the Third Party Debt Financing; (ii) furnishing Buyer (which may then furnish to the applicable Third Party Debt Financing Sources) with the Required Financing Information; (iii) (x) assisting in the preparation of and, in the case of the Company, executing and delivering, definitive financing documents, including guarantee and collateral documents and customary closing certificates (including, if the required certifications are true and correct on the Closing Date, any solvency certificate relating to the solvency of the Company contemplated by one or more executed debt commitment letters), and (y) facilitating the pledging of, and granting of Liens on, assets then held by the Business that are collateral for any Third Party Debt Financing, in each case, as may be reasonably requested by Buyer or the Third Party Debt Financing Sources; (iv) at least three (3) Business Days prior to the Closing Date, furnishing Buyer (which may then furnish to the applicable Third Party Debt Financing Sources) with all documentation and information reasonably requested by Buyer to the extent required by the Third Party Debt Financing sources as a condition precedent to the Third Party Debt Financing regarding the Company pursuant to applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the requirements of 31 C.F.R. §1010.230, to the extent reasonably requested in writing at least ten (10) Business Days prior to Closing; and (v) subject to the provisos below, taking reasonable corporate actions with respect to the Company, subject to and conditioned upon the occurrence of the Closing, necessary to permit the consummation of the Third Party Debt Financing; provided, that no such actions shall be required to be effective prior to the Closing; and provided, further, that, notwithstanding anything to the contrary contained in this Agreement, (a) nothing in this Agreement shall require any such cooperation to the extent that it would (i) require the Seller to waive or amend any terms of this Agreement or require the Seller, or any of its respective Affiliates, including the Company, to incur any liability or enter into any Contract (other than, in the case of the Company, to the extent effectiveness is entirely contingent upon the occurrence of the Closing or that would not be effective prior to the Closing), (ii) require the Seller, any of its respective Affiliates, the Company to (x) agree to pay any commitment or

63 other fee or reimburse any expenses in connection with the Third Party Debt Financing prior to the Closing, other than any fee or expense for which the Seller or the Company has received prior reimbursement or (y) incur any liability or give any indemnity or otherwise commit to take any action that is not contingent on the Closing, (iii) unreasonably interfere with the ongoing business or operations of the Seller or its Affiliates, including the Business, (iv) require any Person to take any action that such Person reasonably believes would (v) violate its organizational documents, (w) violate any applicable Law, (x) constitute a violation or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of any agreement or other instrument binding upon such Person, (y) result in the creation or imposition of any Lien on any asset of such Person (except (1) in the case of the Company, any Lien on any of its assets that becomes effective only upon the Closing and (2) in the case of the subsidiaries of Upper Holdings, pursuant to any Third Party Debt Financing), or (z) cause any representation, warranty, covenant or other obligation in this Agreement to be breached or any condition set forth herein to fail to be satisfied, (v) require the Seller or any of its Affiliates, including the Company, or any of their respective Representatives to enter into or approve any financing or purchase agreement for the Third Party Debt Financing that would be effective prior to the Closing, (vi) result in any material interference with the prompt and timely discharge of the duties of the Representatives of the Seller or any of its Affiliates, including the Company, (vii) result in any Representative of the Seller or any of its Affiliates, including the Company incurring any personal liability with respect to any matters relating to the Third Party Debt Financing, (viii) require the Seller or any of its Affiliates, including the Company, or any of their respective Representatives to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters or any other certificates as to the solvency of the Company or any other Person or other certificate necessary for the Third Party Debt Financing that are not contingent upon the occurrence of the Closing or that would be effective prior to the Closing (other than customary authorization letters referred to in Section 4.8(b)(i) above), (ix) require the delivery of financial information in a form or subject to a standard different than those provided to Buyer on or prior to the date hereof, (x) cause or require any member of the board of directors (or similar governing body) of the Company or any of its Affiliates to enter into or adopt any resolutions or take any similar action approving the Third Party Debt Financing or (xi) involve consenting to the pre-filing of UCC-1s or any other grant of Liens or other encumbrances prior to the Closing; (b) no action, liability or obligation of the Company or any of its Representatives under any certificate, agreement, arrangement, document or instrument relating to the Third Party Debt Financing shall be effective until the Closing; and (c) the parties hereto agree that any information with respect to the prospects and plans for the Business and its operations in connection with the Third Party Debt Financing will be the sole responsibility of Buyer, and neither Seller nor any of its Affiliates, including the Company, or any of their respective Representatives shall have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Third Party Debt Financing or other pro forma information relating thereto or the manner in which Buyer intends to operate, or cause to be operated, the Business or the Company after the Closing. (c) Buyer acknowledges and agrees that neither Seller nor any of its Affiliates or Representatives, nor, prior to the Closing, the Company, shall have any responsibility for, suffer any damage with respect to, or incur any liability to any Person under or with respect to, the Third Party Debt Financing or any cooperation provided pursuant to this Section 4.8 or the

64 provision of any information (other than historical information relating to the Company or the Business or other information, in each case, furnished in writing for use in connection with the Third Party Debt Financing by or on behalf of the Company) utilized in connection therewith or otherwise arising from the Third Party Debt Financing, in each case, except to the extent arising or resulting from the gross negligence, Actual Fraud or willful misconduct of the Seller, the Company, or their respective Representatives. Notwithstanding anything to the contrary contained in this Agreement, (i) Buyer shall promptly reimburse the Seller or the Company (as applicable) for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Seller or any of its Affiliates, including the Company, and their respective Representatives in connection with the Third Party Debt Financing and/or the arrangement thereof, and (ii) Buyer shall indemnify and hold harmless, the Seller and its Affiliates, including the Company, and each of their respective Representatives from and against any and all damages actually suffered by any of them in connection with the Third Party Debt Financing and/or the arrangement thereof or any information (other than historical information relating to the Company or the Business or other information, in each case, furnished in writing for use in connection with the Third Party Debt Financing by or on behalf of the Company) utilized in connection therewith or otherwise arising from the Third Party Debt Financing, in each case, except to the extent arising or resulting from the gross negligence, Actual Fraud or willful misconduct of the Seller or its Representatives. (d) All information regarding the Seller, the Company or any of their respective Affiliates made available to Buyer pursuant to this Section 4.8 shall be kept confidential by Buyer in accordance with the Confidentiality Agreement; provided, that the foregoing shall not restrict or prohibit Buyer or its Affiliates and their respective Representatives from disclosing any information to any actual or prospective Third Party Debt Financing Source (and, in each case, their respective Representatives) in connection with any Third Party Debt Financing, so long as such disclosure has a bona fide business purpose and such recipient is under an obligation to keep such disclosed information confidential. (e) The Seller hereby consents to the reasonable use by Buyer of the Company’s and the Business’s logos, names, and Trademarks in connection with the arrangement of any Third Party Debt Financing prior to the Closing, but solely to factually and accurately describe the Company and the Business, including its products and services, in the manner such logos, names and Trademarks are used in the conduct of the Business by the Company or the Asset Sellers at such time; provided, however, that (i) such logos, names and Trademarks are used solely in a manner that are not intended to or reasonably likely to adversely affect, harm or disparage the Seller, the Company or any of their respective Affiliates or the reputation or goodwill of the Seller, the Company or any of their respective Affiliates, including, in each case, the Business, and (ii) Buyer shall not take (or omit to take) any action that would or would reasonably be expected to (A) put into issue or otherwise adversely affect the validity or ownership of Seller’s, the Company’s or any of their Affiliates’ logos, names and Trademarks, or (B) damage or prejudice the reputation or goodwill of Seller, the Company or any of their Affiliates, or any of their respective logos, names or Trademarks. Section 4.9 Insurance Proceeds.

65 (a) Buyer acknowledges that the Insurance Policies and insurance coverage maintained in favor of the Company and the Business, including the Transferred Assets, are part of the corporate insurance program maintained by the Seller and its Affiliates, and, except as provided in Section 4.9(b), such coverage will not be available to Buyer or its Affiliates, including the Company, following the Closing or otherwise transferred to Buyer in connection with the Closing. Except as provided in Section 4.9(b), after the Closing, neither Buyer nor any of its Affiliates (including the Company) shall have any right to make claims on, claim benefits from or seek coverage under any Seller Insurance Arrangement, whether the incident giving rise to any such claim occurs prior to, on or after the Closing Date. (b) Notwithstanding anything to the contrary in Section 4.9(a), Seller agrees that, for any claim asserted against, or Loss incurred by, Buyer, the Company or the UK Local Buyer after the Closing, which arises out of an act, claim, omission, event, circumstance, occurrence or Loss occurring at or prior to the Closing, the Company or the UK Local Buyer may seek coverage under any occurrence-based Seller Insurance Arrangement, and Seller and its Representatives shall reasonably cooperate with Buyer and the Company and/or the UK Local Buyer in connection with tendering or pursuing such claims; provided, that: Buyer or the Company shall (i) give prompt notice to Seller of any such claim, (ii) bear a pro rata allocation, as determined by Seller, in good faith, of the amount of any deductibles or self-insured retentions incurred by Seller in connection with such claim under the Seller Insurance Arrangement, based on the aggregate amount of the claims asserted by Seller and its Affiliates (including, prior to the Closing, the Company), on the one hand, and Buyer and, following the Closing, the Company and/or the UK Local Buyer, on the other hand, under each applicable Seller Insurance Arrangement and (iii) be responsible for and shall pay to Seller the pro rata portion of all reasonable and documented out-of-pocket expenses relating to services for claims administration, investigation and claim review incurred by Seller or any of its Affiliates on or after the Closing Date with respect to any such claims. Seller shall promptly, and in any event no later than ten (10) Business Days following receipt thereof by Seller or its applicable Affiliate, deliver to the Company (or any Person(s) designated by the Company in writing) all proceeds received with respect to any such claim (net of any expenses or other amounts to be paid by Buyer, the Company or the UK Local Buyer in accordance with this Section 4.9(b)). (c) Except as occurring pursuant to the terms of any Insurance Policy in connection with the consummation of the transactions contemplated hereby, Seller shall not take any action, and shall cause its Affiliates not to take any action (i) to remove the Company as an insured under any Seller Insurance Arrangement currently covering the Business or the Company or (ii) that is otherwise reasonably expected to adversely affect the availability (including in respect of deductibles, retention, cap on coverage and similar limits) of the coverage afforded to the Company pursuant to this Section 4.9 in a manner that is disproportionate relative to its effect on the other businesses of Seller (excluding the Business) with respect to acts or occurrences prior to the Closing; provided, that Seller and its Affiliates shall otherwise have no obligation to maintain in effect after the Closing any Seller Insurance Arrangements. Section 4.10 Monthly Financial Statements. Prior to the Closing, within twenty (20) days after the end of each calendar month after the date hereof and ending prior to the Closing, Seller shall deliver to Buyer the unaudited revenue, operating expenses, accounts receivable and capital expenditures (including capitalized research and development and software) of the

66 Business (in the case of items appearing in the profit and loss statement), of the Company (in the case of balance sheet items) as of the last day of such month and, if applicable, of the Business (in the case of balance sheet items) as of the last day of the quarterly period then ended (the “Monthly Financial Statements”), which Monthly Financial Statements shall be prepared in all material respects in accordance with Seller’s past practices for preparing the Interim Financial Statements (including as to format). In addition, on or prior to November 20, 2023, Seller shall deliver to Buyer the unaudited balance sheet accounts of the Business as of October 31, 2023 and, if the Closing has not occurred by February 20, 2024, then Seller shall deliver to Buyer on or prior to such date the unaudited balance sheet accounts of the Business as of January 31, 2024. Section 4.11 Confidentiality. (a) Each Party agrees that, during the applicable Confidentiality Period, it will not disclose or use (and shall cause each of its Affiliates not to disclose or use) any Confidential Information of the other Party (which, in the case of Seller, after the Closing shall include any Confidential Information of the Company, the Business and the Transferred Assets), except to the extent that such disclosure or use is (i) in the case of Seller, reasonably required by the performance of Seller’s duties pursuant to the Transition Services Agreement or permitted by the LLC Agreement or otherwise used in connection with or related to Seller’s businesses other than the Business or (ii) required by applicable Law or any national securities exchange on which such Party’s or its Affiliates’ securities are listed. Each Party agrees to take appropriate steps (and to cause each of its Affiliates to take appropriate steps) reasonably consistent with the steps taken by such Party with respect to its own Confidential Information to safeguard such Confidential Information and to protect it against disclosure or misuse in breach of this Section 4.11(a). In the event that a Party or any Affiliate of a Party is required by Law to disclose any Confidential Information, such Party shall promptly notify the other Party in writing, which notification shall include, to the extent legally permissible, the nature of the legal requirement and the extent of the required disclosure, and such Party shall reasonably cooperate with the other Party (at the other Party’s sole cost and expense) in any efforts the other Party may take to preserve the confidentiality of such information consistent with applicable Law. (b) Notwithstanding anything to the contrary in the Confidentiality Agreements, the Confidentiality Agreements shall terminate automatically upon the occurrence of the Closing. Section 4.12 R&W Insurance Policy. Prior to and after the Closing, as applicable, Buyer shall use reasonable best efforts to complete and satisfy the conditions to the issuance of the final R&W Insurance Policy within the times set forth in the binder agreement, including paying all premium, underwriting costs, brokerage commissions and other fees and expenses thereof, and Seller shall reasonably cooperate with Buyer in fulfilling such conditions; provided, that Seller acknowledges that the issuance of the final R&W Insurance Policy is subject to Seller’s compliance with the covenants contained in Section 4.19. Buyer shall not agree to amend, modify or waive any provisions of the R&W Insurance Policy in a manner adverse to Seller or its Affiliates, including those provisions related to the waiver of subrogation and any claims for contribution or otherwise by the R&W Insurance Provider against the Seller or any of its Affiliates or their respective directors, officers, executives or other Representatives.

67 Section 4.13 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege. (a) Buyer and Upper Holdings, on behalf of themselves and their respective Affiliates and their and their Affiliates respective directors, officers, members, partners and managers (including, following the Closing, the Company), and their respective successors and assigns (collectively, the “Waiving Parties”), hereby irrevocably waive and will not assert, and agree to cause the Waiving Parties to waive and not to assert, any conflict of interest, breach of duty or any other objection arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller or any of its Affiliates or any member, manager, officer, employee, partner or director of Seller or any of its Affiliates or of the Company (any such Person, a “Designated Person”) in any matter involving, arising out of or relating to this Agreement or any other agreements or transactions contemplated hereby or thereby, including any litigation or other dispute or proceeding between or among or involving TVG Holdings, Upper Holdings, Buyer, the Company or any of their respective Affiliates or any other Waiving Party, by Weil Gotshal & Manges LLP or any other legal counsel currently representing Seller or any of its Affiliates in connection with this Agreement or any other agreements or transactions contemplated hereby or thereby (whether or not such legal counsel also represented Seller) (the “Current Representation”), even though the interests of such Designated Person may be directly adverse to TVG Holdings, Upper Holdings, Buyer, the Company or any of their respective Affiliates or any other Waiving Party. (b) It is the intention of the Waiving Parties that all rights to any attorney-client privilege applicable to communications between Weil Gotshal & Manges LLP and any other legal counsel currently representing the Seller or any of its Affiliates, including the Company, in connection with the Current Representation (whether or not such legal counsel also represented Seller) shall be retained solely by Seller (and not the Company, Buyer or any Affiliate thereof); provided, that the foregoing waiver and acknowledgement of retention shall not extend to any communication to the extent not involving, relating to or in connection with this Agreement or any other agreements or transactions contemplated hereby or thereby, the negotiation, preparation, execution, delivery or performance hereof or thereof or any dispute or Claim arising out of or relating hereto or thereto (or any matter relating to any of the foregoing). Accordingly, from and after the Closing, the Waiving Parties shall not have access to any such privileged communications, or to the files of Weil Gotshal & Manges LLP or any other legal counsel currently representing Seller or any of its Affiliates, including the Company (whether or not such legal counsel also represented Seller) in connection with the Current Representation, and in each case may not use or rely on any such privileged communications (including, to the extent such privileged communications are in the possession of the Company, including in the records or email server). Without limiting the generality of the foregoing, upon and after the Closing, (i) Seller and its Affiliates shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and Buyer and its Affiliates, including the Company, shall not be holders thereof and (ii) to the extent that files of Weil Gotshal & Manges LLP or any other legal counsel currently representing Seller or any of its Affiliates, including the Company, in connection with the Current Representation (whether or not such legal counsel also represented Seller) constitute property of a client with respect to the Current Representation, only Seller and its Affiliates shall hold such property rights.

68 (c) Upper Holdings and Buyer agree, on their own behalf and on behalf of each of their Affiliates (including, after the Closing, the Company) and the other Waiving Parties, that in the event of a dispute between Seller or an Affiliate thereof, on the one hand, and any Waiving Party, on the other hand, arising out of or relating to any matter in which Weil Gotshal & Manges LLP or any other legal counsel currently representing Seller or any of its Affiliates, including the Company, in connection with the Current Representation jointly represented both (i) Seller and (ii) the Company, if applicable, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege or any work product doctrine will protect against or prevent disclosure by Weil Gotshal & Manges LLP or any other legal counsel currently representing Seller or any of its Affiliates, including the Company, in connection with the Current Representation to Seller or any Affiliate thereof of any information or documents developed or shared during the course of any such joint representation. Section 4.14 Preparation for Separation and Transition. (a) Prior to the Closing, Seller shall, subject to Section 4.4(a), reasonably cooperate, upon Buyer’s reasonable request and at Seller’s cost and expense, and consistent with all applicable Laws and in a manner that does not unreasonably interrupt or interfere with the conduct or operation of Seller’s businesses, including the Business, to prepare for the transition of the Business to Buyer as of the Closing Date (subject to those services to be provided following the Closing Date pursuant to the Transition Services Agreement), including providing information to Buyer, upon Buyer’s reasonable request, related to the Company’s risk management, Tax or treasury functions. (b) As soon as reasonably practicable after the date hereof, the Parties shall reasonably cooperate in good faith to develop a plan for separating the Business from the other businesses of Seller and its Affiliates (other than the Company) so as to minimize the adverse impact of such separation on each party’s businesses and otherwise in a smooth and orderly manner; provided, that the foregoing shall not in any way (i) expand the scope of the Business or the Transferred Assets being acquired hereunder, (ii) expand or alter the rights or responsibilities of the parties under the Transition Services Agreement, which shall control with respect to all matters relating to the transition of the Business, or (iii) otherwise require Seller to take any action that would adversely impact the business or operations of the Seller and its businesses (other than the Business). (c) Between the date hereof and the Closing, in furtherance of Section 4.14(b), at Buyer’s request Seller shall review and consider and update, where appropriate, the schedules to the Transition Services Agreement to include such additional services (or to refine the existing scope of services contemplated thereby), with any such mutually agreed upon revised and updated schedules to replace the corresponding schedules to the form of Transition Services Agreement; provided, that Seller shall not be required to agree to the addition of any services that constitute Excluded Services under the Transition Services Agreement (as defined in the Transition Services Agreement). (d) From and after the date hereof, Seller shall use its reasonable best efforts to obtain and provide to Buyer true and complete copies of the Material Contracts listed on Section 2.10(b) of the Seller Disclosure Schedule. Notwithstanding anything in the Transition

69 Services Agreement to the contrary, neither Buyer nor any of its Affiliates shall be required to pay any additional consideration (including service fees) for Seller to fulfill its obligations under this Section 4.14(d). Section 4.15 Partner Contract Consents. (a) From the date hereof through the Closing Date, Seller shall use its reasonable best efforts to, in consultation with Buyer, obtain the written consent of, or written waiver from (or with respect to the Partner Contracts in the United Kingdom, a triparty agreement), as applicable, the counterparties to the Partner Contracts identified on Schedule B (collectively, the “Key Customers”) with respect to the Acquisition (each, a “Key Customer Consent”). (b) For any Key Customer for which a Key Customer Consent is not obtained prior to the Closing (each, a “Non-Consenting Key Customer”), the Base Purchase Price shall be reduced according to the Partner Consent Adjustment Percentage as provided in the definition of the Base Purchase Price (the amount of such reduction, the “Closing Customer Loss Amount”). (c) To the extent that the Available Third Party Debt Financing Proceeds exceed the sum of the Required Amount and the Closing Customer Loss Amount, then (solely to the extent of such excess) the Closing Customer Loss Amount shall be deposited in cash by Buyer at Closing pursuant to a customary third party escrow arrangement agreed between the Parties in good faith. (d) If the Key Customer Consent from any Non-Consenting Key Customer is obtained after the Closing Date but prior to the one-year anniversary of the Closing Date (the “Consent Solicitation End Date”), then, as of the date of the execution and delivery to Buyer or the Company of such Key Customer Consent, (i) to the extent any amount remains in a third-party escrow arrangement established pursuant to Section 4.15(c), a portion of the escrow proceeds referred to in Section 4.15(c) shall be released to Seller in an amount equal to the product of (x) $110,000,000, multiplied by (y) the (i) Assumed Lost EBITDA with respect to such Key Customer, divided by (ii) the Target Synergized EBITDA (in each case, such amount the “Partner Consent True-Up Amount” for such Key Customer), or, if less, the amount remaining in such escrow arrangement or (ii) if such an escrow arrangement was not established, the principal under the Seller Note shall be increased by an amount equal to the Partner Consent True-Up Amount for such Key Customer (or, if the available funds in such escrow arrangement are insufficient, by the remaining portion of the Partner Consent True-Up Amount not satisfied therefrom). (e) Seller and Buyer agree to cooperate in good faith and use commercially reasonable efforts following the Closing to obtain the Key Customer Consents from any Non-Consenting Key Customer that has not terminated its Partner Contract until the Consent Solicitation End Date. In the event that any Key Customer Consent of a Non-Consenting Key Customer is not obtained on or prior to the Consent Solicitation End Date, then any potential increase to the principal under the Seller Note or right to receive proceeds from any escrow arrangement or otherwise on account of such Non-Consenting Key Customer shall terminate and such rights shall be irrevocably forfeited and Buyer and Seller shall cause any amount remaining in the escrow described in Section 4.15(c) to be released to Buyer.

70 (f) Notwithstanding any of the foregoing in this Section 4.15 to the contrary (but without limiting the Parties’ respective obligations under Section 4.3(a) or 4.3(c)), none of Buyer, Seller, the Company or any of their Affiliates shall, in connection with seeking to obtain any Key Customer Consent, be required to: (i) expend or commit to expend any funds other than ordinary course expenditures, including the applicable costs of such Party’s advisors involved in connection with seeking such Key Customer Consents, (ii) commence or defend any Claim, (iii) agree (and Seller shall not, and shall cause the Company (prior to the Closing) and, with respect to the Business, the Asset Sellers) not to, agree without Buyer’s prior written consent) to any limitation on the operation or conduct of any of the businesses of Seller, Buyer, the Company, the Local Buyers or any of their respective controlled Affiliates (including the Business), including any obligation not to compete with any Person or not to engage in any line of business or (iv) agree or commit (and neither Party shall, and shall cause its Affiliates not to, agree or commit) without the other Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), to renegotiate, modify, waive or amend any Partner Contract; provided, that with respect to clause (iv), the Parties shall cooperate and consider any proposed amendment, modification or request for renegotiation in good faith taking into account the potential economic impact of the anticipated loss of revenue to the Business on account of such amendment, modification or renegotiation, which shall include the Parties negotiating in good faith as to the economic impact to the Business of any such loss of revenue and appropriate “Assumed Lost Revenue” and/or “Assumed Lost EBITDA” to apply thereto in order to equitably account for such economic impact to the Business (determined based on the principles used to calculate the Partner Consent Adjustment Percentage and its constituent definitions in this Agreement, Exhibit G, the Rollover Agreement or otherwise). Section 4.16 Use of Seller Retained Name. (a) On and after the Closing Date, except as expressly provided in this Section 4.16, none of Buyer or any of its Subsidiaries (including the Company following the Closing) shall use the name “Wiley” or any Trademarks incorporating or related to the “Wiley” name, or any abbreviation, of any of the foregoing, or any names or Trademarks confusingly similar to any of the foregoing (collectively, the “Seller Retained Names”), alone or together with other words, or logos, slogans, symbols or designs in any form, variation or manner in connection with any business that Upper Holdings or its Subsidiaries (including the Company following the Closing) may conduct. (b) Commencing on the Closing Date and ending on the date that is the six (6) month anniversary of the Closing Date (the “Roll-Off Period”), Buyer and its Subsidiaries may continue to temporarily use the Seller Retained Names as such Seller Retained Names were used in the conduct of the Business by the Company and the Asset Sellers immediately prior to Closing, solely to the extent and in substantially the same manner used immediately prior to Closing; provided, that Buyer (i) shall not, and shall cause its Subsidiaries (including the Company) not to, hold themselves out as having any then-current affiliation with Seller or its Affiliates, and (ii) shall use commercially reasonable efforts to minimize and eliminate use of the Seller Retained Names by Buyer and its Affiliates (including the Company) as promptly as reasonably practicable. (c) Upon the expiration of the Roll-Off Period, Buyer shall, and shall cause its Subsidiaries (including the Company) to, cease all use of the Seller Retained Names, and

71 in furtherance thereof Buyer shall: (i) revise all advertising materials and all other information or other materials, including any internet websites or other electronic communication vehicles and change all signage and stationery in their possession, in each case, to remove all use of any Seller Retained Names and to otherwise discontinue all use of any Seller Retained Names, and (ii) change the legal name of “Wiley edu, LLC”, to a new legal name that does not include the Seller Retained Names. (d) In no event shall Buyer or any of its Subsidiaries (including the Company) use any Seller Retained Name after the Closing in any manner or for any purpose different from the use of such Seller Retained Name by the Business prior to the Closing. Notwithstanding anything to the contrary herein, Buyer shall not be precluded from making any reference to any Seller Retained Name in a nominative or descriptive manner in connection with internal historical, tax, employment or similar records or for purposes of prospectus and similar disclosures as are factually accurate and reasonably necessary to describe the historical relationship of the Business and the Company to Seller prior to the Closing. (e) If Seller becomes aware that Buyer or any of its Affiliates (including the Company) are using any Seller Retained Name in any manner not in compliance with this Section 4.16, Seller shall provide written notice to Buyer of any such non-compliance, specifying in reasonable detail the nature of such prohibited use, and Buyer shall thereafter have thirty (30) days to cure any such non-compliance in all respects. Seller’s failure to notify Buyer or any of its Subsidiaries (including the Company) of such non-compliance shall not preclude Seller from any remedies available to it under this Agreement or applicable Law. Without limiting the foregoing, in the event of any activity on social media or in the marketplace that involves any complaints or negative sentiment regarding the Seller Retained Names as used by Buyer or any of its Affiliates under this Section 4.16, Buyer will promptly inform Seller and coordinate a response to such activity with Seller. Section 4.17 Wrong Pockets. (a) To the extent that Seller or any of its Affiliates, on the one hand, and TVG Holdings or any of its Subsidiaries (including the Company, following the Closing), on the other hand, receives any payment to which the other party is entitled (including with respect to any accounts receivable), each of Buyer and Seller agrees to promptly remit the proceeds to the other party, as appropriate. Notwithstanding anything in this Agreement to the contrary, each of Seller and Buyer, acknowledges and agrees that it has no right of offset regarding such payments, including that Seller may not apply any such funds against interest or principal under the Seller Note or otherwise. (b) If any Transferred Asset or Assumed Liability (or asset or liability that would have been a Transferred Asset or Assumed Liability had it been vested in one of the Asset Sellers as of the Closing Date) remains vested in the Seller or any of its Affiliates or any Excluded Asset or Excluded Liability remains vested in Buyer or any of its Affiliates (including the Company) following the Closing upon becoming aware thereof, Seller or Buyer, as applicable, shall (or shall cause its applicable Affiliate to) transfer such asset or liability as soon as reasonably practicable to the other Party or a Subsidiary designated by the other Party for no additional consideration (it being acknowledged and agreed by Seller that Buyer shall have already paid good

72 consideration for all Transferred Assets pursuant to Section 1.5). Seller and Buyer shall notify the other Party as soon as reasonably practicable upon becoming aware that there are any Transferred Assets or Excluded Assets (or asset or liability that would have been a Transferred Asset or Assumed Liability had it been vested in one of the Asset Sellers as of the Closing Date), as applicable, that remain in its or its Affiliates’ possession. Section 4.18 Non-Competition; Non-Solicitation. (a) Seller understands that Upper Holdings and Buyer have an interest in protecting and preserving the going concern value of the Business following the Closing to the extent permitted by Law and that Upper Holdings and Buyer would not have entered into this Agreement absent the provisions of this Section 4.18 and, therefore, Seller agrees that, for a period of three (3) years from the Closing Date (the “Restricted Period”), Seller shall not, and shall cause its Affiliates not to, directly or indirectly, engage in the provision of online program management services to institutions of higher education (each, a “Competitive Activity”); provided, however, that, notwithstanding anything in this Section 4.18(a) to the contrary, (i) this Section 4.18(a) shall not apply with respect to (1) any Person or its Affiliates that acquires, whether by merger, consolidation, tender or exchange offer or other business combination or series of related transactions, all or a majority of the capital stock of Seller or all or substantially all of Seller’s consolidated assets, where such Person or its Affiliates were already materially engaged in a Competitive Activity prior to such acquisition, (2) the purchase or ownership of the Equity Securities or assets of a Person (or any business) that derives less than twenty percent (20%) of its total annual revenues from a Competitive Activity, so long as Seller and its Affiliates (or such Person) divests all or substantially all of (or otherwise discontinues) the portion of such Person or business that is engaged in Competitive Activities no later than twelve (12) months thereafter or (3) the direct or indirect ownership for passive investment purposes of up to 5% of the outstanding Equity Securities of any Person that are traded on a national securities exchange or otherwise described on Section 4.18(a) of the Seller Disclosure Schedule, provided, that, in each such case, Seller and its Affiliates do not participate in the management or oversight thereof, and (ii) none of the businesses or activities conducted by Seller or any of its Affiliates as of the date hereof (other than the Business) or services provided pursuant to the Transition Services Agreement shall be deemed to constitute Competitive Activities. (b) Seller agrees that the covenants included in Section 4.18(a) are, taken as a whole, reasonable in their geographic and temporal coverage and are necessary to protect the goodwill of the Business and the substantial investment made by Upper Holdings and Buyer therein, and Seller shall not raise any issue of geographic or temporal reasonableness in any Claim to enforce such covenant; provided, however, that if the provisions of Section 4.18(a) should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the minimum extent required by applicable Law in order to cure such unlawfulness and such provisions shall be enforced as so reformed. (c) From and after the Closing, for a period of thirty (30) months following the Closing, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, solicit for employment or as an independent contractor any Continuing Employee earning annual compensation of $150,000 or above as of the date hereof, except that this Section 4.18(c) shall not

73 preclude Seller, its Affiliates or any other Person from (i) entering into discussions with or soliciting any Person who responds to any public advertisement or general solicitation or who is contacted by the soliciting party’s recruitment agency, so long as such advertisements or solicitations are not targeted at the Continuing Employees and the Continuing Employee affirmatively responds to such advertisement or solicitation without any solicitation from Seller directed at the Continuing Employee, (ii) entering into discussions with, soliciting or hiring any Continuing Employee that has been terminated by Buyer or its Subsidiaries or (iii) entering into discussions with, soliciting or hiring any Continuing Employee that has voluntarily terminated their employment with Buyer and its Subsidiaries at least six (6) months prior to such action. Section 4.19 Data Room Delivery. As promptly as practicable, and in any event within fifteen (15) Business Days following the Closing Date, Seller shall deliver to Buyer three (3) USBs (or such other electronic format as will be provided by the Data Room provider), each containing a complete copy of the Data Room as of the Closing Date. Section 4.20 License to Intellectual Property. (a) Subject to the terms and conditions set forth in this Section 4.20(a), effective as of the Closing, Buyer, on behalf of itself and the Company following the Closing, hereby grants to Seller and its controlled Affiliates, solely while they remain Affiliates of Seller and as necessary for the purposes set forth herein (collectively, the “Seller Licensees”) a limited, non-exclusive, non-sublicenseable (except as expressly set forth in this Section 4.20(a)), non- transferable (except as expressly set forth in this Section 4.20(a)) royalty-free, fully-paid up license to (i) the technology set forth on Schedule 4.20(a) in the form existing as of the Closing, along with all Intellectual Property owned by the Buyer and its Subsidiaries (including the Company) as of the Closing that is embodied in such technology as of the Closing (collectively, the “Engage Platform”), to host, maintain and operate the Engage Platform solely as needed for the continued use by (A) the Wiley Edge Business in connection with the delivery of its curriculum to Wiley Edge learners in the same manner as such curriculum is delivered immediately prior to the Closing and (B) the Learning Business in connection with its “Custom Select” courseware assembly product in the same manner as such courseware assembly product is provided to customers of the Learning Business immediately prior to the Closing, which license will continue for a period of eighteen (18) months from the Closing; provided, that, Seller shall, and shall cause its Affiliates to, migrate each of the Wiley Edge Business and the Learning Business to a new platform as soon as reasonably practicable prior to expiration of such eighteen (18) month period. Nothing in this Section 4.20(a) grants the Seller Licensees any license or other rights under any Intellectual Property owned by any third party other than Buyer and its Subsidiaries (including the Company) as of the Closing as a result of the Acquisition. The Engage Platform, including all source code, shall constitute “Confidential Information” of Buyer subject to the confidentiality obligation under Section 4.11 (Confidentiality) and this Section 4.20. The foregoing license is sublicensable only to (i) Affiliates of Seller (including the Asset Sellers), solely while they remain Affiliates of Seller and solely as necessary for the Seller Licensees to exercise such license and (ii) independent contractors, consultants or service providers of Seller or any Affiliate of Seller solely for the purpose of providing services to the Seller or Affiliate of Seller in connection with the exercise of the license rights under this Section 4.20(a); provided, that such Affiliates and other sublicensees are bound by an obligation of confidentiality with respect to the Engage Platform, including all source code, that is at least as protective as Section 4.11 (Confidentiality), the Confidentiality

74 Period under Section 4.11 for the Engage Platform (including all source code and related documentation) shall continue for so long as such source code remains protected as a trade secret (without any breach of Seller’s obligations under Section 4.11 or this Section 4.20), and this Section 4.20 and Seller shall cause its Affiliates to comply with this Section 4.20(a) and Seller shall remain responsible and liable for each of its Affiliate’s and each sublicensee’s compliance with this Section 4.20(a) and any act or omission of any Affiliate or sublicensee in breach hereof. Neither Seller nor any of its Affiliates may assign, delegate or otherwise transfer the foregoing license to any Asset Seller or any other Affiliate or third party without Buyer’s prior written consent. Notwithstanding the foregoing, that Seller may assign its license under this Section 4.20(a) without such consent to a successor of Seller in connection with a change of control of Seller or to the acquirer in connection with a sale of all or substantially all of the assets of Seller’s Wiley Edge Business or Learning Business; provided, that (I) Seller provides written notice of such assignment and the assignee agrees to be bound by this Section 4.20(a) in writing in a form reasonably acceptable to Buyer), (II) such assignee will not have any further right to sublicense, assign, delegate or otherwise transfer its rights under this Section 4.20(a) to any third party without Buyer’s prior written consent, and (III) Seller remains responsible and liable for any breach of this Section 4.20(a) (including the confidentiality obligations herein) by any such assignee or any of its permitted sublicensees or assignees. As used herein, “Wiley Edge Business” means the business of training new college graduates and other emerging talent for public and private organizations, in each case, as such business is conducted immediately prior to the Closing and “Learning Business” means the business of providing textbooks, courseware, and other course materials for universities and students, in each case, as conducted by Seller and its Affiliates as of immediately prior to the Closing. For the avoidance of doubt, the license granted in this Section 4.20(a) includes, to the extent applicable, the right of Seller and its controlled Affiliates to keep and maintain a physical copy of the Engage Platform existing as of the Closing solely for purposes of and as necessary to exercise their rights under this Section 4.20(a); provided, that upon expiration of the license rights granted under this Section 4.20(a), Seller shall, and shall cause its Affiliates to, promptly return or destroy all copies of the Engage Platform in its or their possession or control, as instructed by Buyer, and Seller will provide written certification to Buyer by an officer of Seller that all such copies have been returned or destroyed. Notwithstanding the foregoing, in no event shall Seller or any of its Affiliates or other sublicensees use the Engage Platform in a Competitive Activity during the term of the license grant set forth in this Section 4.20(a). (b) Nothing in this Section 4.20 grants Seller or any of its Affiliates any right, title or interest in any other Intellectual Property of Buyer or any of its Affiliates (including the Company). During the six (6) month period after the Closing, Seller may request a license to use certain technology owned by the Company and set forth on Section 4.20(b) of the Seller Disclosure Schedule solely for use in Seller’s or its Affiliates’ retained businesses (other than the Business). Buyer will consider such request in good faith, and if Buyer so determines (in its sole discretion), it may agree to negotiate a license with Seller and/or its applicable Affiliates for such technology. Any such negotiation shall be conducted in good faith by both parties; provided, that nothing herein obligates either party to enter into any such license agreement. Section 4.21 UK Local Buyer. Prior to the Closing (or such earlier date as is required in order to comply with the matters set forth in Section 4.5), Buyer shall duly form and organize, or cause to be formed and organized, the UK Local Buyer as a direct or indirect wholly owned Subsidiary of Buyer.

75 Section 4.22 Partner Contracts. Seller shall deliver to Buyer, three (3) Business Days prior to the Closing, a list of any Partner Contracts that have been terminated or expired since the date of this Agreement and prior to such date of delivery. ARTICLE V CONDITIONS TO THE CLOSING Section 5.1 Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of Upper Holdings and Buyer, on the one hand, and Seller, on the other hand, to consummate the Closing are subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions: (a) HSR Clearance. The waiting period (and any extension of such period) under the HSR Act applicable to the transactions contemplated hereby shall have expired or otherwise been terminated (the “HSR Clearance and Filings”). (b) Legal Restraints; Proceedings. No Law, whether preliminary, temporary or permanent, shall have been enforced or promulgated and be in effect that prevents, makes illegal or prohibits the consummation of the transactions contemplated hereby and no Order of any Governmental Authority shall be in effect that, makes illegal or prohibits the consummation of the transactions contemplated hereby (any such Law or Order, a “Legal Restraint”). Section 5.2 Conditions to Obligations of Upper Holdings and Buyer. The obligations of Upper Holdings and Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of the following conditions: (a) Representations and Warranties. (i) The Seller Fundamental Representations (except for the representations and warranties in Section 2.5) shall be true and correct in all material respects as of the Closing Date as if made anew as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of any other specific date, in which case such representation or warranty shall have been accurate in all material respects as of such date). (ii) The representations and warranties in Section 2.5 (except to the extent any such representation or warranty expressly speaks as of any other specific date, in which case such representation or warranty shall have been accurate in all respects as of such date) and Section 2.7(b) shall be true and correct in all respects as of the Closing Date as if made anew as of the Closing Date. (iii) The representations and warranties in Article II (except for the Seller Fundamental Representations and the representation and warranty in Section 2.7(b)) shall be true and correct (read, for purposes of this Section 5.2(a)(iii) only, without giving effect to any exception, limitation or qualifier therein as to materiality, “material,” “in all material respects” or “Material Adverse Effect” or other analogous qualifier) in all respects as of the Closing Date as if made anew as of the Closing Date (except to the extent

76 any such representation or warranty expressly speaks as of any other specific date, in which case such representation or warranty shall have been accurate in all respects as of such date), except for any failure of any such representation or warranty to be true and correct in all respects that has not, as of the Closing, resulted in and would not, as of the Closing, reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. (b) Performance of Covenants of Seller. Seller shall have performed or complied with in all material respects all of the covenants and agreements hereunder that this Agreement requires Seller to perform or comply with at or prior to the Closing. (c) No Material Adverse Effect. Since April 30, 2023, there shall not have been a Material Adverse Effect that is continuing. (d) Australian Reorganization. Seller shall have delivered to Buyer the Australian Reorganization Closing Documents as set forth in Section 1.12. (e) Bring-Down Certificate. Buyer shall have received a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying the satisfaction of all conditions in Section 5.2(a), Section 5.2(b), and Section 5.2(c). (f) Closing Deliveries. Seller shall have made each of the deliveries required of it at or prior to the Closing pursuant to Section 1.4(a). Section 5.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following conditions: (a) Representations and Warranties. The representations and warranties in Article III and of TVG Holdings and ESH in the Rollover Agreement shall be true and correct (read, for purposes of this Section 5.3(a) only, without giving effect to any exception, limitation or qualifier therein as to materiality, “material”, “Buyer Material Adverse Effect” or “in all material respects” or other analogous qualifier) in all respects as of the Closing Date as if made anew as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of any other specific date, in which case such representation or warranty shall have been accurate in all respects as of such date), except for any failure of any such representation or warranty to be true and correct that has not, and would not reasonably be expected, individually or in the aggregate, to (i) result in a Buyer Material Adverse Effect or (ii) prevent, materially delay or materially impede TVG Holdings’, Upper Holdings’, Buyer’s, ESH’s or any Local Buyer’s ability to consummate the Acquisition. (b) Performance of Obligations of Upper Holdings and Buyer. Each of TVG Holdings, Upper Holdings and Buyer shall have performed or complied with in all material respects all of the covenants and agreements in the Rollover Agreement and this Agreement, in each case, that are required to be performed or complied with by them prior to the Closing. (c) No Buyer Material Adverse Effect. Since April 30, 2023, there shall not have been a Buyer Material Adverse Effect that is continuing.

77 (d) Officers’ Certificates. Seller shall have received a certificate, dated as of the Closing Date and signed by an executive officer of TVG Holdings, Upper Holdings and Buyer, certifying the satisfaction of all conditions in Section 5.3(a), Section 5.3(b) and Section 5.3(c). (e) Closing Deliveries. Upper Holdings and Buyer shall have made each of the deliveries required of them at or prior to the Closing pursuant to Section 1.4(b). ARTICLE VI TERMINATION Section 6.1 Termination Rights. (a) Termination by Mutual Consent. Buyer and Seller shall have the right to terminate this Agreement at any time prior to the Closing by mutual written consent. (b) Termination by Either Buyer or Seller. Each of Buyer, on the one hand, and Seller, on the other hand, shall have the right to terminate this Agreement at any time prior to the Closing, if: (i) the Closing shall not have occurred prior to 5:00 p.m., Chicago time, on April 2, 2024 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any Party if the failure of the Closing to occur by the Outside Date was primarily caused by such Party’s material breach of this Agreement; provided, further, that, the Outside Date may otherwise be extended by a joint written consent of Buyer and Seller; or (ii) a Legal Restraint is in effect that has become final and nonappealable. (c) Termination by Buyer. Buyer shall have the right to terminate this Agreement at any time prior to the Closing if Seller fails to perform or comply with any of its covenants or agreements hereunder, or any of the representations or warranties in Article II fails to be accurate, which failure (1) would give rise to the failure of a condition in Section 5.2(a) or Section 5.2(b), as applicable, to be satisfied and (2) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Seller within twenty (20) Business Days after Buyer delivers written notice of such failure to Seller. (d) Termination by Seller. Seller shall have the right to terminate this Agreement at any time prior to the Closing if any of TVG Holdings, Upper Holdings or Buyer fails to perform or comply with any of their respective covenants or agreements hereunder or under the Rollover Agreement, or any of the representations or warranties in Article III or in the Rollover Agreement fail to be accurate, which failure (1) would give rise to the failure of a condition in Section 5.3(a) or Section 5.3(b), as applicable, to be satisfied and (2) is not capable of being cured by TVG Holdings, Upper Holdings or Buyer, as applicable, by the Outside Date or, if capable of being cured by TVG Holdings, Upper Holdings or Buyer, as applicable, by the Outside Date, is

78 not cured by TVG Holdings, Upper Holdings or Buyer, as applicable, within twenty (20) Business Days after Seller delivers written notice of such failure to Buyer. Section 6.2 Effect of Termination; Procedure for Termination. This Agreement may be terminated only under Section 6.1. In order to terminate this Agreement under Section 6.1, the Party desiring to terminate this Agreement shall give written notice of such termination to the other Parties under Section 9.8, specifying the provision hereof under which such termination is effected. If this Agreement is terminated under Section 6.1, this Agreement shall immediately become void and of no effect, and no Party shall have any further Liability, whether arising before, at or after such termination, that may be based on, arise out of or relate to this Agreement, except that (a) this Section 6.2, Article IX and the Confidentiality Agreements, and any Liabilities of the Parties arising thereunder, shall survive such termination and remain in full force and effect in accordance with their terms, and (b) no such termination shall relieve any Party from Liability for any Willful Breach or Actual Fraud occurring prior to such termination. ARTICLE VII SURVIVAL; INDEMNIFICATION Section 7.1 Survival. (a) Except as set forth in Section 7.1(b): (i) the Parties’ respective representations and warranties contained herein (including in any certificate delivered pursuant hereto or in any Local Transfer Agreement) shall not survive the Closing and shall terminate at the Closing, and no Party shall have any Liability following the Closing in respect of any Losses arising out of a breach of any of its respective representations and warranties in this Agreement or in any certificate delivered pursuant hereto; (ii) Buyer’s and Upper Holdings’ respective covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall not survive the Closing and shall terminate at the Closing, and neither shall have any Liability in respect of any Losses arising out of a breach of any of such covenants or agreements from and after such time; (iii) Seller’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing (“Seller Pre-Closing Covenants”) shall terminate on the one- hundred eightieth (180) day following the Closing Date, and Seller shall not have any Liability in respect of any Losses arising out of a breach of any of such Seller Pre-Closing Covenants from and after such time; (iv) Seller’s covenant to indemnify the Buyer Indemnified Persons pursuant to Section 7.2(a)(iii) (solely as it relates to Item 2 on Schedule C) shall survive for a period of eighteen (18) months after the Closing, and Seller shall not have any Liability in respect of any Losses arising out of such matter from and after such time; and (v) the Parties’ other covenants and agreements contained in this Agreement to be performed following the Closing shall survive in accordance with their respective terms until fully performed. (b) Notwithstanding anything to the contrary in this Agreement: (i) solely with respect to Actual Fraud, all of the representations and warranties set forth in this Agreement or in any certificate executed and delivered pursuant hereto shall survive the Closing indefinitely; and (ii) if an Indemnified Person delivers to an Indemnifying Party, before the expiration of the survival period of the applicable covenant or agreement in Section 7.1(a), a Claim

79 Notice in accordance with Section 7.5, then the applicable covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered thereby. Section 7.2 Indemnification. (a) From and after the Closing, subject to the other provisions of this Article VII, Seller shall indemnify TVG Holdings, Upper Holdings, Buyer and their respective Representatives (including the Company and the UK Local Buyer) (collectively, the “Buyer Indemnified Persons”) for, and defend and hold the Buyer Indemnified Persons harmless from and against, any and all Losses suffered or incurred by the Buyer Indemnified Persons to the extent arising from or related to any of the following: (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement; (ii) any Excluded Liability; and (iii) any of the matters identified on Schedule C. (b) From and after the Closing, subject to the other provisions of this Article VII, Buyer shall indemnify Seller and its Representatives (excluding the Company) (collectively, the “Seller Indemnified Persons”) for, and defend and hold the Seller Indemnified Persons harmless from and against, any and all Losses suffered, paid or incurred by the Seller Indemnified Persons to the extent arising from or related to: (i) any breach by Buyer or Upper Holdings of any covenant or agreement of Buyer or Upper Holdings contained in this Agreement and to be performed following the Closing and (ii) any Assumed Liability. Section 7.3 No Double Counting. Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Person pursuant to this Article VII to the extent the matter in question was taken into account as a liability in the computation of the Net Working Capital Adjustment Amount and Closing Date Indebtedness as is finally determined pursuant to Section 1.6. Section 7.4 Waiver of Contribution. Without limiting the generality of Section 4.7, Seller hereby waives any right to seek contribution or other payment from the Company with respect to any Losses for which Seller is required to indemnify the Buyer Indemnified Persons pursuant to this Article VII. Section 7.5 Indemnification Procedures. (a) Any Person seeking indemnification under Section 7.2 (each, an “Indemnified Person”) shall assert any Claim for indemnification, including any Third-Party Claim, by delivering written notice thereof (a “Claim Notice”) in accordance with Section 9.8 to the Party from which indemnification is sought under Section 7.2 (the “Indemnifying Party”). Each Claim Notice shall describe in reasonable detail the nature of the Claim and the amount of any Losses arising therefrom (to the extent known) and attach copies of all material written evidence thereof that the Indemnified Person has received from any Third Party to the date of the Claim Notice. Such Claim Notice shall be delivered to the Indemnifying Party as promptly as reasonably

80 practicable after receipt by the Indemnified Person of any written evidence from a Third Party with respect to a Third-Party Claim or after the Indemnified Person becomes aware of any other Claim for indemnification hereunder; provided, that failure to give any such Claim Notice on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. (b) Upon receipt by an Indemnifying Party of a Claim Notice for a Claim brought by a Third Party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to (i) assume and have sole control over the defense and investigation of such Third-Party Claim at its sole cost and expense (subject to the last sentence of this Section 7.5(b)) and with counsel of its own choosing and reasonably acceptable to the Indemnified Person and (ii) negotiate a settlement or compromise of, or consent to the entry of an Order related to, such Third-Party Claim; provided, that the Indemnifying Party gives notice to the Indemnified Person and agrees that the Indemnified Person is entitled to indemnification pursuant to the terms and conditions of this Agreement for all of the Indemnified Person’s Losses arising out of such Third-Party Claim within thirty (30) days after the delivery of such Claim Notice by the Indemnified Person; provided, further, that, if (1) such settlement, compromise or consent does not include a full and unconditional waiver and release by such Third Party of all applicable Indemnified Persons for all Losses related to such Third-Party Claim, or (2) such settlement, compromise or consent imposes a Lien on any of the assets of, or restriction upon or alteration to the business of, any such Indemnified Person or its Affiliates, such settlement, compromise or consent shall be permitted only with the prior written consent of such Indemnified Person. If the Indemnifying Party elects to assume control of the defense and investigation of any such Third-Party Claim, then the Indemnified Person shall be entitled to participate in (but not control) such defense and investigation with counsel reasonably acceptable to the Indemnifying Party at such Indemnified Person’s sole cost and expense; provided, however, that, if in the reasonable opinion of counsel to the Indemnified Person, there are legal defenses available to the Indemnified Person that are different from or additional to those available to the Indemnifying Party or there exists a conflict of interest between the Indemnifying Party and the Indemnified Person that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one (1) legal counsel to the Indemnified Person (but only to the extent such fees and expenses constitute Losses for which the Indemnifying Party is otherwise obligated to provide indemnification for under Section 7.2 and, in any event, subject to the limitations contained in this Article VII). (c) Notwithstanding anything to the contrary in Section 7.5(b), the Indemnifying Party shall not be entitled to assume and control the defense or investigation of any Third-Party Claim that (i) seeks an injunction or other equitable relief against an Indemnified Person, or (ii) involves an allegation that an Indemnified Person committed a criminal or quasi- criminal act. If, within thirty (30) days after delivery by an Indemnified Person of any Claim Notice related to a Third-Party Claim, the Indemnifying Party (1) (A) notifies such Indemnified Person in writing that the Indemnifying Party does not elect to defend and investigate such Third-Party Claim or (B) fails to deliver to the Indemnified Person a written election to assume the defense and investigation of such Third-Party Claim or (2) is not entitled to assume the defense or investigation of such Third-Party Claim, then (I) such Indemnified Person may, at its option, defend, investigate, settle or compromise, or consent to an entry of an Order related to, such Third- Party Claim; provided, that any such settlement, compromise or consent shall be permitted only with the written consent of the Indemnifying Party (whether or not the Indemnifying Party is an

81 actual or potential party to such Third-Party Claim), which consent shall not be unreasonably withheld, conditioned or delayed, and (II) the Indemnifying Party may participate in (but not control) any such defense and investigation at its sole cost and expense. Section 7.6 Losses; Mitigation; Limitations. (a) The amount of any and all Losses of an Indemnified Person that is indemnifiable under this Article VII shall be determined net of any amounts actually recovered by such Indemnified Person under any insurance policy or any indemnity, contribution or reimbursement arrangement or Contract under which such Indemnified Person has rights to recovery related to such Losses (in each case, including the R&W Insurance Policy), in each case, net of any costs and expenses incurred by such Indemnified Person in collecting such amount and any increase in insurance premiums or retro-premium adjustments with respect to the insurance policies under which recovery is made to the extent attributable thereto. (b) Each Indemnified Person shall, and each of the Parties shall cause their Affiliates to, use commercially reasonable efforts to mitigate all Losses, including to collect any amounts available under any insurance policies, after becoming aware of any event that would reasonably be expected to give rise to any Loss that is indemnifiable under this Article VII. (c) In any case where an Indemnified Person recovers from a Third Party any insurance proceeds or any other amount in respect of any Losses for which an Indemnifying Party has actually paid or reimbursed such Indemnified Person pursuant to this Article VII, such Indemnified Person shall promptly pay over to the Indemnifying Party such insurance proceeds or the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery and any retroactive premium adjustments occasioned thereby), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Person in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter. Notwithstanding the foregoing, the Buyer Indemnified Persons shall not be required to pay over to the Seller or any of its Affiliates any amounts pursuant to this Section 7.6(c), unless such amounts would represent a duplicate recovery of amounts paid by the Seller or its Affiliates with respect to any Claim. (d) With respect to any Losses arising in connection a breach of the Seller Pre-Closing Covenants, the Buyer Indemnified Persons shall be entitled to recover and such Losses will be satisfied: (i) first, from the Seller until the retention under the R&W Insurance Policy has been met; (ii) second, to the extent coverage is available, from the R&W Insurance Policy; and (iii) otherwise, from the Seller directly. For purposes of determining whether recovery for Losses for the Seller Pre-Closing Covenants is “available” under the R&W Insurance Policy for purposes of this Section 7.6(d), recovery for such Losses shall be deemed to be available under the R&W Insurance Policy solely to the extent that such Losses are not (A) excluded pursuant to the terms and conditions of the R&W Insurance Policy; or (B) in excess of the remaining limit of liability under the R&W Insurance Policy; provided, however, that only the portion of such Losses that exceeds the remaining limit of liability under the R&W Insurance Policy shall be deemed to not be “available” under the R&W Insurance Policy on account of this clause (B). Notwithstanding anything in this Article VII to the contrary: (x) if a Buyer Indemnified Person receives from the

82 R&W Insurance Policy provider or a representative thereof a notice of denial of coverage with respect to all or any portion of the amount of Losses with respect to the Seller Pre-Closing Covenants that may be subject to a Claim for indemnification under this Agreement, then, with respect to the portion of Losses for which recourse under the R&W Insurance Policy has been denied against a Buyer Indemnified Person, recovery for such Losses shall be deemed not to be “available” under the R&W Insurance Policy for all purposes of this Agreement; and (y) the foregoing provisions of this Section 7.6(d) shall not preclude or limit any Buyer Indemnified Person’s ability to deliver a notice of a Claim with respect to Losses in accordance with Section 7.1(b)(ii) prior to the expiration of the survival period for the Seller Pre-Closing Covenants and thereby preserve such Buyer Indemnified Person’s claim pursuant thereto while Buyer pursues recovery under the R&W Insurance Policy in accordance with its obligations hereunder. (e) In no event shall the Buyer Indemnified Persons be entitled to indemnification pursuant to Section 7.2(a)(iii): (i) solely as it relates to Item 2 on Schedule C, in excess of the amount set forth on Schedule C, or (ii) to recover any punitive, exemplary, consequential, special or indirect damages, including those for lost profits or diminution in value, except if, and solely to the extent, such damages are actually recovered against a Buyer Indemnified Person pursuant to a Third-Party Claim. Section 7.7 Exclusive Remedy. Without limiting any of Buyer’s or its Representatives’ rights under the R&W Insurance Policy, from and after the Closing, the provisions of Section 1.6, Section 1.7, Exhibit G, this Article VII, Section 9.5 (with respect to any covenant or agreement hereunder that survives the Closing under Section 7.1), any rights under the Ancillary Agreements and Claims for Actual Fraud shall be the sole and exclusive remedy for any Claim (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or any other agreement or document contemplated hereby (including the negotiation, execution, performance or subject matter hereof or thereof) or the transactions contemplated hereby or thereby or any Losses alleged to be suffered by any Party, any Buyer Indemnified Person or any Seller Indemnified Person as a result of the actions or failure to act by any Party in connection herewith or the transactions contemplated hereby. Nothing herein shall limit any rights of any Person under the LLC Agreement or the Seller Note. Section 7.8 Adjustments for Tax Purposes. The Parties agree that any indemnification payments made hereunder shall be treated for income Tax purposes as an adjustment to the Final Closing Consideration to the maximum extent permitted by applicable Law. Section 7.9 Settlement. (a) Subject to Section 7.9(b), any indemnification pursuant to this Article VII shall be effectuated by wire transfer of immediately available funds to an account designated by Seller or Buyer, as the case may be, within five (5) Business Days after the determination thereof in accordance with this Article VII, whether pursuant to a final judgment, settlement or agreement between the Parties.

83 (b) Notwithstanding Section 7.9(a), (i) to the extent that indemnifiable Losses incurred by a Buyer Indemnified Person under this Article VII do not, and would not reasonably be expected to, require any out-of-pocket monetary payment by a Buyer Indemnified Person within six (6) months following the date of the applicable Claim for indemnification, such Losses shall be satisfied: (A) first, by set off against (and shall reduce the amount of) any remaining principal pursuant to the Seller Note (and shall correspondingly result in the forfeiture of any interest accrued thereon), and (B) thereafter, to the extent not satisfied in full under clause (A) of this Section 7.9(b)(i), in accordance with Section 7.9(a); and (ii) all other indemnifiable Losses incurred by a Buyer Indemnified Person under this Article VII (subject to the limitations contained herein) shall be satisfied in accordance with Section 7.9(a). In the event that Buyer does not collect the amount of any Losses in immediately available funds when required pursuant to Section 7.9(a), Buyer may, in its sole discretion upon written notice to Seller, instead elect to set off the applicable Loss against (and shall reduce the amount of) any remaining principal pursuant to the Seller Note (which shall correspondingly result in the forfeiture of any interest accrued on such portion of the principal). ARTICLE VIII TAX MATTERS Section 8.1 Tax Returns. Seller shall prepare (or cause to be prepared) all Pass- Through Tax Returns of the Company for any Pre-Closing Tax Period. Buyer will prepare (or cause to be prepared) all other Tax Returns of the Company required to be filed after the Closing Date (including extensions) relating to a Pre-Closing Tax Period or Straddle Period. All such Buyer prepared Tax Returns shall be prepared in accordance with past practice of the Company except to the extent otherwise required by this Agreement or by applicable Law. To the extent any Buyer prepared Tax Return would reasonably be expected to affect amounts to be paid under this Agreement, affect amounts to be received under this Agreement by Seller, or give rise to a claim for indemnification, such Tax Returns shall be delivered to Seller for Seller’s review and comment at least thirty (30) calendar days prior to the due date (including extensions) for income Tax Returns, or in such period of time prior to filing as reasonably determined to be practicable in the case of other Tax Returns, for such Tax Return. Buyer shall consider in good faith any reasonable comments timely provided by Seller with respect to such Tax Returns. Section 8.2 Straddle Periods. For purposes hereof, in the case of any Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that is allocable to the pre-Closing portion of the Straddle Period shall: (a) in the case of Taxes imposed on a periodic bases (such as real or personal property Taxes and other similar Taxes imposed on a periodic basis), such Taxes shall be allocated to the portion of the Straddle Period ending on the day immediately prior to the Closing Date, determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the day immediately prior to the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period;

84 (b) in the case of Taxes imposed on the Company as a result of income of any Flow-Through Entity realized prior to the Closing Date (such income being computed assuming the Flow-Through Entity had a year that ends on the Closing Date and closed its books), such Taxes shall be treated as Taxes of the Company for a Pre-Closing Tax Period; and (c) in the case of all other Taxes (such as Taxes that are based on income Taxes, franchise/capital Taxes, employment Taxes, sales and use Taxes and withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the day immediately prior to the Closing Date shall be determined as if the Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day immediately prior to the Closing Date using a “closing of the books methodology;” provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the day immediately prior to the Closing Date and the period beginning on the Closing Date in proportion to the number of days in each period. Section 8.3 Cooperation Related to Taxes. Upper Holdings, Buyer, the Company, Seller, and the Asset Sellers (with respect to the Transferred Assets and the Business) shall cooperate (and shall cause their Affiliates to cooperate), at the requesting Party’s cost, to the extent reasonably requested by the other party, in connection with (a) preparing and filing any Tax Return, relating to the Company, its business or assets or (b) any audit, examination, assessment, litigation or other proceeding with respect to Taxes of the Company, its business or assets; provided, that under no circumstances shall Seller be required to provide any Tax Returns of Seller or its Affiliates. Section 8.4 Transfer Taxes. Transfer Taxes and Australia Formation Liabilities shall be borne (a) 100% by Buyer, up to an aggregate amount of $200,000, and (b) thereafter, 50% by Buyer and 50% by Seller. Unless otherwise required by applicable Law, Buyer shall be responsible for preparing and timely filing any Tax Return relating to such Transfer Taxes, and Seller shall timely pay its allocable portion of any such Transfer Taxes to Buyer, and Buyer shall timely remit such Taxes (or cause such Taxes to be timely remitted) to the Taxing Authority. To the extent that any Transfer Taxes are required by Law to be paid by Seller and remitted to any Taxing Authority, Buyer shall timely pay its allocable portion of any such Transfer Taxes to Seller, and Seller shall timely remit such Taxes (or cause such Taxes to be timely remitted) to the Taxing Authority. Section 8.5 Tax Treatment. (a) The Parties agree that, for U.S. federal income Tax purposes (and applicable state and local income Tax purposes), the (i) First Contribution is intended to be treated as a joint contribution by Seller (of an undivided interest in each of the assets of the Company) and Upper Holdings to the capital of ESH in a transaction governed by Section 351 of the Code (ii) Second Contribution is intended to be treated as a contribution of the ESH Stock to TVG Holdings in a transaction governed by Section 721 of the Code, (iii) purchase of the Purchased Interests by Upper Holdings is intended to be treated as a purchase of an undivided interest in each of the assets of the Company in a transaction governed by Section 1001 of the Code and (iv) contribution of Purchased Interests pursuant to Section 1.10 is intended to be treated as a

85 contribution of an undivided interest in each of the assets of the Company in a transaction governed by Section 351 of the Code (collectively, the “Intended Tax Treatment”). (b) The Parties shall not (and shall cause their respective Affiliates not to) take any position on any Tax Return or during the course of any Tax proceeding inconsistent with the Intended Tax Treatment, unless otherwise required by a final determination. Section 8.6 Tax Sharing Agreements. All Tax Sharing Agreements (other than this Agreement) entered into by Seller or any of its Affiliates on the one hand, and the Company, on the other hand, shall be terminated as to the Company as of the Closing, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder after the Closing. Section 8.7 Tax Matters. Until determination of the Final Closing Consideration, Buyer will not, and will cause its Affiliates (including, after the Closing, the Company) not to, without the prior written consent of the Seller (which consent will not be unreasonably withheld, delayed or conditioned) (a) file (other than in accordance with Section 8.1), amend, re-file, revoke, modify or otherwise change any Tax Return, Tax election or other Tax filing or position of the Company for any taxable year or period (or portion thereof) ending on or prior to the Closing Date, or (b) voluntarily approach any taxing authority with respect to any taxable year or period (or portion thereof) ending on or prior to the Closing Date, unless any such action under this Section 8.7 would not be expected to adversely impact Sellers. Section 8.8 Exclusivity. Notwithstanding anything to the contrary herein, in the event of a conflict or inconsistency between the provisions of this Article VIII and the provisions of Article VII, the provisions of this Article VIII shall govern. Section 8.9 Survival. Notwithstanding anything herein to the contrary, the covenants and agreements in this Article VIII shall survive the Closing Date until sixty (60) days following the expiration of the applicable statute of limitations period (including any extensions or waivers thereof). ARTICLE IX MISCELLANEOUS PROVISIONS Section 9.1 Amendment. This Agreement may be amended, supplemented or changed only by a written instrument signed by each of Buyer and Seller. Section 9.2 Extension; Waiver. At any time prior to the Closing, each Party may (a) extend the time for the performance of any obligation or other act of the other Parties, (b) waive any inaccuracies in the representations and warranties hereunder of the other Parties or (c) waive compliance with any covenant or agreement hereunder of the other Parties or any of its conditions to the Closing in Article V; provided, that any such extension or waiver shall be in an instrument in writing signed on behalf of such extending or waiving Party. The failure of any Party to assert any of its rights hereunder or otherwise shall not be, and no delay in asserting any such rights shall be, a waiver of such rights, and no single or partial exercise by any Party of any of its rights hereunder shall preclude any other or further exercise of such rights or any other rights hereunder.

86 Section 9.3 Entire Agreement; Third Party Rights; Counterparts. (a) This Agreement, the Ancillary Agreements and the Confidentiality Agreements (i) are the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties related to the subject matter hereof and thereof, including any letter of intent concerning the transactions contemplated hereby, and (ii) are not intended to and shall not confer any rights, benefits, remedies or Liabilities on any Person except for the applicable parties thereto and their respective successors and permitted assigns, except for the rights of (A) the Buyer Indemnified Persons and the Seller Indemnified Persons as set forth in Article VII, (B) the Affiliates of Seller and other Persons entitled to indemnification under Section 4.8(c) and (C) the Non-Recourse Parties with respect to Section 9.11, each of which shall be entitled to enforce such provisions as if such Person were a party hereto. (b) The Parties have voluntarily agreed to define their rights, liabilities and obligations with respect to the Acquisition and the other transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement and the Ancillary Agreements, and the Parties hereby agree that no Party shall have any remedies or causes of action (whether in contract, tort, statute or otherwise) for any statements, communications, disclosures, failures to disclose, representations or warranties not explicitly set forth in this Agreement or in an Ancillary Agreement. (c) This Agreement may be executed in two (2) or more counterparts, each of which shall be considered an original and which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been executed by each of the Parties and delivered to the other Parties (including delivery by email of a portable document format (pdf)). Section 9.4 Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and all Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement (including the negotiation, execution, performance or subject matter hereof) or the transactions contemplated hereby (collectively, “Governed Claims”), shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Subject to Section 1.6(b), Exhibit G and Section 1.9(a), for any Governed Claim, each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware located in Wilmington, Delaware (such courts, collectively, the “Selected Courts”), (b) agrees that such Governed Claim shall be heard and determined exclusively under clause (a) of this Section 9.4, (c) waives any objection to laying venue for such Governed Claim in any Selected Court, (d) waives any objection that any Selected Court is an inconvenient forum or does not have jurisdiction over any Party and (e) agrees that service of process upon such Party for such Governed Claim shall be effective if such process is given as a notice under Section 9.8. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY GOVERNED CLAIM.

87 Section 9.5 Remedies; Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision hereof was not performed under their specific terms or was otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, at any time prior to the termination hereof under Article VI, each Party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches hereof and to enforce specifically the performance of the terms and provisions hereof, including to prevent breaches or threatened breaches hereof and to enforce compliance herewith, without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. No Party shall assert (i) that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason or (ii) that a remedy of monetary damages would provide an adequate remedy for any such breach. Section 9.6 Payment of Expenses. Whether or not the Closing occurs, except as otherwise provided herein, each Party shall pay all fees, costs and expenses incurred by it related to this Agreement (including the negotiation, preparation or execution hereof) or any transaction contemplated hereby. Section 9.7 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests, covenants or agreements hereunder shall be assigned or delegated by any of the Parties, in whole or in part, without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void ab initio; provided, that Upper Holdings and Buyer may, without the consent of any Person, assign, in their sole discretion, any or all of their respective rights and interests hereunder to any of their Affiliates or for collateral security purposes to any Third Party Debt Financing Source (and all extensions, renewals, replacements, refinancings and refundings thereof), in whole or in part, so long as, in each case, no such assignment shall relieve either of Upper Holdings or Buyer from their respective obligations hereunder; provided, further, that, after the Closing, each of Upper Holdings and Buyer may, without the consent of any Person, assign this Agreement together with all of its rights, interests and obligations in, to and under this Agreement, in whole but not in part, to a purchaser of all or substantially all of the assets of Buyer or Upper Holdings, as applicable, and its Subsidiaries, taken as a whole; provided, that as a condition thereto the purchaser shall agree to assume and be bound by, and to perform and comply with the obligations of Buyer or Upper Holdings (as applicable) under, this Agreement; provided, further, that no assignment shall relieve Buyer or Upper Holdings, as applicable, from its respective obligations hereunder. This Agreement shall be binding on, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Section 9.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by nonautomatic means, whether electronic or otherwise), (b) when sent by email (unless the sender receives an automated message indicating that delivery was unsuccessful) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of delivery), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party under this provision):

88 if to Upper Holdings or Buyer: Academic Partnerships, LLC 600 North Pearl Street Suite 900 Dallas, TX 75201 Email: Marcel.Valenta@academicpartnerships.com Attention: Marcel Valenta, General Counsel with a copy (which shall not constitute notice) to: Winston & Strawn LLP 35 West Wacker Drive Chicago, IL 60601 Email: tkincaid@winston.com pclarke@winston.com Attn: Timothy D. Kincaid Peter W. Clarke if to Seller or, prior to the Closing, the Company: John Wiley & Sons, Inc. 111 River Street Hoboken, NJ 07030 Email: legalnotices@wiley.com Attention: EVP and General Counsel with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153 Email: michael.aiello@weil.com michelle.sargent@weil.com Attention: Michael J. Aiello Michelle A. Sargent Section 9.9 Severability. If any term, provision, covenant or restriction hereof is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the Acquisition and the other transactions contemplated by this Agreement, taken as a whole, are not affected in any manner materially adverse to any Party. Following such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an

89 acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 9.10 Third Party Debt Financing Sources. Notwithstanding anything herein to the contrary, Seller, on behalf of the Seller Related Parties, and each other Party, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim or any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any Third Party Debt Financing Source, arising out of or relating to, this Agreement, or based on, in respect of, or by reason of, this Agreement, or its negotiation, execution, performance or breach any Third Party Debt Financing or any of the agreements entered into in connection with any Third Party Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in a state or federal court sitting in the Borough of Manhattan in the City of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, (b) agrees that any such proceeding shall be governed by the laws of the State of New York, (c) agrees that service of process upon such Person in any such proceeding shall be effective if notice is given in accordance with Section 9.8, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (e) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any proceeding brought against any Third Party Debt Financing Source in any way arising out of or relating to, this Agreement, any Third Party Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) agrees that notwithstanding anything to the contrary contained herein, no Seller Related Party shall have any rights or claims against any Third Party Debt Financing Source relating to or arising out of this Agreement, any Third Party Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, and (g) agrees that any Third Party Debt Financing Source is the express third-party beneficiary of, and may enforce, any of the provisions herein reflecting the foregoing agreements (and such provisions shall not be amended in any respect that is materially adverse to any Third Party Debt Financing Source that provides, or has entered into, or in the future enters into, any Contract with Buyer or any of its Affiliates in connection with all or any part of any Third Party Debt Financing (or any other financing of all or a portion of the Purchase Price contemplated hereby) without the prior written consent of such Third Party Debt Financing Source). Notwithstanding the forgoing, nothing in this Section 9.10 shall limit, release, waive, modify or otherwise affect (i) any rights of Buyer or its Affiliates against the Third Party Debt Financing Sources or (ii) the liability or obligations of any Third Party Debt Financing Sources, in each case, under any commitment letters or definitive agreements entered into by such Third Party Debt Financing Sources in connection with such debt financing. Section 9.11 Non-Recourse. Notwithstanding any provision of this Agreement or otherwise: (a) the Parties to this Agreement agree, on their own behalf and on behalf of their respective Affiliates and Representatives, that no Non-Recourse Party of a Party to this Agreement shall have any Liability (whether at law or in equity, based upon contract, tort, statute or otherwise) relating to this Agreement or any of the transactions contemplated herein, and

90 any and all such Liabilities and Claims in respect thereof are hereby waived and released by the Parties, except for any Liability arising pursuant to another document contemplated by this Agreement (including the Seller Note, the Rollover Agreement and the LLC Agreement) to which such Non-Recourse Party is a signatory (but subject to the terms and limitations set forth herein and therein and excluding any certificate delivered pursuant hereto); and (b) without limiting the generality of the foregoing, none of ESH, Buyer or any of their respective Subsidiaries shall have any Liability to Seller or any of its Representatives under any Seller Note issued by Upper Holdings pursuant to this Agreement. Section 9.12 Construction. (a) No Strict Construction. The Parties agree that they have been represented by counsel during the negotiation and execution hereof and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in a Contract or other document shall be construed against the Party drafting such Contract or document. Each Party has participated in the drafting and negotiation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any provision hereof. (b) Time Periods. When calculating the period of time prior to which, within which or following which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. (c) Currencies. Unless otherwise specifically indicated, any reference herein to “$” means the lawful currency of the United States of America (“USD”). Where any amounts to be calculated in this Agreement include currency other than USD, then such amounts shall be calculated in the equivalent amount of USD using the exchange rate published by The Wall Street Journal on the Business Day immediately prior to the relevant date of calculation. (d) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (e) Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section hereof unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. (f) Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.” (g) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

91 (h) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” (i) Contracts; Laws. (i) Any Contract referred to herein or in the Seller Disclosure Schedule means such Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and (ii) any Law defined or referred to herein means (1) such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and (2) any rules and regulations promulgated under such Law by a Governmental Authority; provided, that, in each case in clause (i) and clause (ii), for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Contract or Law shall be deemed to refer to such Contract or Law as amended, modified, or supplemented through such date. (j) Persons. References to a person are also to its successors and permitted assigns. (k) Independent Effect. If any Party has breached, in any respect, any representation, warranty, covenant or agreement contained in this Agreement, in any Ancillary Agreement or any other document, instrument or certificate executed and delivered in connection herewith or therewith, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. (l) Exhibits and Disclosure Schedule. The Exhibits to this Agreement and the Seller Disclosure Schedule are incorporated and made a part hereof and are an integral part hereof. Seller may, at its option, include in the Seller Disclosure Schedule items that are not material, and the inclusion of any such items, or any references to dollar amounts herein or in the Seller Disclosure Schedule, shall not be deemed to be an acknowledgement or representation that such items are material or would or would be reasonably expected to have a Material Adverse Effect, to establish any standard of materiality or to define further the meaning of such terms for purposes hereof or otherwise. No disclosure in the Seller Disclosure Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission, indication, acknowledgement, or representation that a breach or violation exists or has actually occurred or shall waive any legal privilege relating thereto. The Seller Disclosure Schedule shall be organized into sections that correspond to the Sections hereof. Any information disclosed in any section of the Seller Disclosure Schedule that corresponds to a Section hereof shall apply to and qualify only (i) such Section hereof and (ii) any other Section in Article II if such information’s relevance to such other Section is reasonably apparent on its face (for the avoidance of doubt, notwithstanding the existence or absence of any specific reference in Article II to such Section of the Seller Disclosure Schedule). Any capitalized term used in any Exhibit or the Seller Disclosure Schedule but not otherwise defined therein shall have the meaning given to such term herein. (m) Made Available. A document or information shall be deemed to have been “made available” or otherwise delivered to Buyer only if, no later than 12:30 p.m. Chicago time on November 13, 2023, such document or information has been posted to the “Project Hermes” virtual data room accessible at idealsvdr.com in a folder thereof to which Buyer

92 or its Representatives have downloading and printing access (the “Data Room”), which includes the portions of the Data Room indicated therein as “clean room” areas (the “Clean Room”). (n) Assets. Unless the context otherwise acquires, any reference herein to “asset” or “assets” shall include tangible assets (including real estate and other properties) and intangible assets (including Equity Securities, rights and Intellectual Property). Section 9.13 Definitions. (a) As used herein, each of the following capitalized terms has the meaning specified in this Section 9.13(a): “Accounting Principles” means the accounting methods, policies, practices, principles and procedures specifically set forth on Exhibit H. “Actual Fraud” means common law fraud under the laws of the State of Delaware with respect to the making of any representation or warranty in Article II or Article III with specific intent to deceive brought by a Party hereto against the Party who made such representation or warranty and requires that at the time such representation or warranty was made (i) such representation or warranty was materially inaccurate, (ii) the Party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, of the material inaccuracy of such representation, (iii) such Party had the specific intent to deceive another Party, and (iv) the other Party acted in reliance on such inaccurate representation. For the avoidance of doubt, “Actual Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any claim for fraud based on negligence or recklessness. “Affiliate” means, for any Person and as of the relevant time, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used for any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. “Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Laws relating to Taxes. “Ancillary Agreement” means the Rollover Agreement, the Transition Services Agreement, the LLC Agreement, any Seller Note and each other Contract or certificate delivered pursuant to Section 1.4. For the avoidance of doubt, the Confidentiality Agreements are not Ancillary Agreements. “Anti-Corruption Laws” means all Laws relating to the prevention of corruption and bribery in effect in the jurisdictions in which the Business operates, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and any applicable national or international Law enacted or in effect in the jurisdictions in which the Business operates

93 to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery Law. “Antitrust Law” means any applicable United States or foreign antitrust and competition Law, including the HSR Act. “Asset Sellers” means Seller, the Australian Seller (solely for purposes of the representations and warranties in Article II being made as of the date hereof, the covenants relating to the Asset Sellers prior to the Closing and determining the Transferred Assets and Assumed Liabilities for purposes of Section 1.12) and the UK Asset Seller. “Assignment Agreement” means a membership interest assignment agreement, dated as of the Closing Date and substantially in the form of Exhibit A, by and among Seller, ESH, Upper Holdings and/or Buyer, as applicable, evidencing the conveyance by Seller of the applicable portion of the Company Interests to ESH, Upper Holdings and/or Buyer, as applicable. “Assumed Liabilities” means the following Liabilities of the Seller and the other Asset Sellers arising from or related to the Transferred Assets or the Business, as the same shall exist on or after the Closing Date and irrespective of whether the same arise or accrue prior to, on or following the Closing Date (excluding, in any such case, any of the Excluded Liabilities): (a) all Liabilities arising under any of the Transferred Contracts or Transferred Leases, irrespective of whether the same arise or accrue prior to, on or following the Closing Date; (b) all Liabilities with respect to any Claim to the extent arising out of the conduct or operation of the Business or the ownership of any of the Transferred Assets, whether arising prior to, on or following the Closing; (c) all Liabilities relating to Buyer’s and its Affiliates’ ownership or operation of the Transferred Assets or the Business, to the extent arising from events, facts or circumstances that occur from and after the Closing; (d) all Liabilities (i) arising from or relating to the employment or services of any Continuing Employee, including any Liabilities relating to the termination of employment or services of such Person or that transfer automatically by operation of Law (provided that, Liabilities that are allocated to Seller under Section 4.5 shall be treated as Excluded Liabilities, including Liabilities under Seller Plans that are not otherwise accounted for as Indebtedness or described in Section 4.5(f)) or (ii) transferred to or assumed by Buyer or any of its Affiliates or any PEO pursuant to Section 4.5; and (e) all payables to the extent relating to the Business existing on the Closing Date (excluding those arising out of the Excluded Assets or that otherwise constitute Excluded Liabilities); and (f) all other Liabilities (except for Excluded Liabilities) to the extent arising out of or relating to the Business, including the ownership, conduct or operation of the Business, or the Transferred Assets, whether accruing before, on or after the Closing Date, existing on the Closing Date, whether known or unknown, fixed or contingent, asserted or unasserted, and not

94 satisfied or extinguished as of the Closing Date. “Assumed Lost EBITDA” means: (a) with respect to any Key Customer that has provided a Key Customer Consent subject to the condition that the Original Rev Share Percentage for such Key Customer be decreased, the amount obtained by multiplying the product of the Rev Share Reduction Impact for such Non-Consenting Key Customer by the number of percentage points by which the Original Rev Share Percentage is decreased; (b) with respect to any other Non- Consenting Key Customer, the product obtained by multiplying such Non-Consenting Key Customer’s Assumed Lost Revenue, by 56.8%; and (c) except as addressed in the foregoing clause (a), with respect to any Key Customer that has provided a Key Customer Consent subject to the condition of an amendment or modification to an underlying Partner Contract with such Key Customer undertaken in accordance with Section 4.15(f)(iv), the product obtained by multiplying such Key Customer’s Assumed Lost Revenue, if any (as determined in good faith by the Parties in accordance with Section 4.15(f)(iv)), by 56.8%. “Assumed Lost Revenue” means with respect to any Non-Consenting Key Customer, the amount set forth opposite the name of the Non-Consenting Key Customer under the heading “Assumed Lost Revenue” on Schedule B. “Australian Seller” means John Wiley & Sons Australia Ltd. “Base Purchase Price” means the product obtained by multiplying $110,000,000 by the Partner Consent Adjustment Percentage calculated as of the Closing; provided, that, for the avoidance of doubt, the Base Purchase Price may in no event exceed $110,000,000. “Bill of Sale” means, a bill of sale, assignment and assumption agreement, dated as of the Closing Date and substantially in the form of Exhibit F, by and among each applicable Asset Seller and each Local Buyer, evidencing the conveyance of the Transferred Assets to and assumption of the Assumed Liabilities by such Local Buyer, unless the applicable local Laws in such jurisdiction require observance of specified formalities or procedures to legally effect the sale, transfer, conveyance or assumption of any such Transferred Asset or Assumed Liability, in which case the applicable Asset Seller and the applicable Local Buyer shall enter into an acquisition agreement, in form and substance reasonably acceptable to Buyer and Seller and in compliance with such requirements of applicable Law (a “Local Transfer Agreement”). “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City are authorized or required by Law to close. “Business Employee” means each employee who is primarily dedicated to the Business, irrespective of whether employed by the Company or by Seller or an Affiliate of Seller (other than the Company). “Buyer Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of TVG Holdings and its Subsidiaries (excluding, for the avoidance of doubt, the Company), taken as a whole; provided, however, that any event, change, effect, development, state of facts, condition, circumstance or occurrence arising out of any of the following shall not be such a Buyer Material

95 Adverse Effect or be taken into account in determining whether such a Buyer Material Adverse Effect has occurred: (i) any change, event or development in general U.S. or global economic conditions; (ii) any matter generally affecting any industry in which TVG Holdings and its Subsidiaries operate; (iii) any change, event or development in securities, credit, financial or other capital markets generally; (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof); (v) any change in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such conditions, hostilities, acts of war, sabotage or terrorism; (vi) any pandemic, epidemic, hurricane, tornado, earthquake, flood or other natural disaster, act of God or any change resulting from weather conditions; (vii) the availability or unavailability of Third Party Debt Financing in any amount (provided, that any event, change, effect, development, state of facts, condition, circumstance or occurrence giving rise to or contributing to the availability or unavailability of such Third Party Debt Financing that is not otherwise excluded by this definition may be a Buyer Material Adverse Effect and may be taken into account in determining whether a Buyer Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) any failure by TVG Holdings or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (provided, that any event, change, effect, development, state of facts, condition, circumstance or occurrence giving rise to or contributing to such failure that is not otherwise excluded by this definition may be a Buyer Material Adverse Effect and may be taken into account in determining whether a Buyer Material Adverse Effect has occurred); (ix) the negotiation, announcement or pendency of this Agreement or the transactions contemplated hereby; or (x) actions required to be taken or omitted pursuant to this Agreement or taken at the request of or with the consent of Seller; provided, further, however, that any event, change, effect, development, state of facts, condition or occurrence referred to in the foregoing clauses (i), (ii), (iv), (v) and (vi) may be a Buyer Material Adverse Effect and may be taken into account in determining whether a Buyer

96 Material Adverse Effect has occurred, in each case, to the extent that such fact, circumstance, occurrence, effect, development, change or condition has a disproportionate adverse effect on the business of TVG Holdings and its Subsidiaries, taken as a whole, relative to the adverse effects thereof on similarly situated companies operating in the industries in which TVG Holdings and its Subsidiaries operate, but only to the extent of such incremental disproportionate impact. “Claim” means (a) any demand, claim, charge, action, suit, legal proceeding (whether at law or in equity), petition, complaint, notice of violation, arbitration, or other litigation or similar proceeding, whether civil, criminal, administrative, arbitral or otherwise, (b) when used in Article II, any investigation by a Governmental Authority (to Seller’s Knowledge) and (c) when used in Article III, any investigation by a Governmental Authority (to Buyer’s Knowledge). “Clean Team Agreement” means that certain Clean Team Agreement, dated July 5, 2023, by and between Seller and ESH. “Closing Adjustment Amount” means an amount equal to (a) the Closing Date Cash, plus (b) the Net Working Capital Adjustment Amount, minus (c) the Marketing Spend Deficit Amount (if any), minus (d) the Closing Date Indebtedness; provided, that the Closing Adjustment Amount may be positive or negative. “Closing Consideration” means (a) the Base Purchase Price, plus (b) the Closing Adjustment Amount. “Closing Date Cash” means the amount of cash and other cash equivalents (plus deposits in transit and incoming wires, so long as such deposits and wires subsequently clear, less outstanding checks and outgoing wires, in each case without duplication in connection with the determination of Net Working Capital) of the Company, in each case as of the Measurement Time and as determined in accordance with the Accounting Principles; provided, however, that Closing Date Cash shall (a) be reduced to the extent such cash is used to pay any distributions to Seller or any of its Affiliates, repurchase any Equity Securities, pay any Unpaid Transaction Expenses or pay off any Closing Date Indebtedness, in any such case, between the Measurement Time and the Closing, and (b) exclude Restricted Cash. Notwithstanding the foregoing, unless otherwise agreed by Buyer, in no event shall the Closing Date Cash exceed an amount equal to $2,000,000 and any cash in excess thereof may be distributed to Seller prior to Closing. “Closing Date Indebtedness” means the sum of the amount of Indebtedness of the Company or, to the extent constituting an Assumed Liability, of any Asset Seller, as of immediately prior to the Closing (including any accrued wages relating to the period prior to the Closing Date, solely to the extent such wages will be payable by Buyer or any of its Affiliates following the Closing (for the avoidance of doubt excluding the Assumed Incentive Amount), and the related employer portion of any employment, payroll or similar Taxes), and the Assumed Paid Time Off); provided, that for the avoidance of doubt, that Closing Date Indebtedness shall not include any (x) Excluded Liabilities or (y) any amounts that are paid off between the Measurement Time and the Closing if they reduce the Closing Date Cash. “Code” means the Internal Revenue Code of 1986.

97 “Collective Bargaining Agreement” means any labor agreement, collective bargaining agreement, enterprise agreement, or any other labor-related agreements or arrangements with any labor union, trade union or labor organization to which the Company is a party or bound or that pertains to any Business Employees. “Commingled Contract” shall mean any Contract between Seller or any of its Affiliates, on the one hand, and any Person, other than Seller or any of its Affiliates, pursuant to which such Person provides assets, services, rights or benefits to Seller or one or more of its Affiliates (including the Company) in respect of both, or which Contract otherwise relates to both, (i) the Business and (ii) one or more other businesses of Seller or any Affiliate of Seller (other than the Business). For the avoidance of doubt, no Partner Contract shall be deemed to be a Commingled Contract. “Company Intellectual Property” means all Owned Intellectual Property, all Owned Business Intellectual Property, and all other Intellectual Property primarily used in, or primarily held for use in, conducting the Business. “Company IT Systems” means all IT Systems (other than Transferring IT Systems) used, held for use, or otherwise necessary for, conducting the Business. “Company Plan” means each Employee Benefit Plan sponsored by the Company. “Confidential Information” means, with respect to any Person, all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, including any such information that relates to such Person’s or its Affiliates’ business, products, financial condition, services or research or development or its respective suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes the following: (a) internal business and financial information (including information relating to strategic and staffing plans and practices, business, finances, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, a Person’s suppliers, vendors, customers, independent contractors or other business relations and their confidential information; and (c) Trade Secrets and all know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and databases relating thereto; provided, that “Confidential Information” shall not include any of the foregoing or any other information, documents or materials which (i) are in the public domain, other than by reason of a breach of this Agreement or the Confidentiality Agreement by the Person receiving such information or its Representative, (ii) is or becomes available to a Party, its Affiliates or their Representatives on a non-confidential basis following the Closing from a Person other than another Party, its Affiliates or Representatives, that is not bound by an obligation of confidentiality with respect to such Confidential Information or (iii) is developed independently by a Party, its Affiliates or Representatives after the Closing without use of or reference to any Confidential Information. “Confidentiality Agreements” means, collectively, the General Confidentiality Agreement and the Clean Team Agreement.

98 “Confidentiality Period” means (a) in the case of Seller, (i) in respect of Partner Contract Data that constitutes Confidential Information, the period commencing on the Closing Date and continuing for five (5) years thereafter, and (b) in respect of all data and information (other than Partner Contract Data) that constitutes Confidential Information, the period commencing on the Closing Date and ending on the date that is the two-(2) year anniversary of the Closing Date; and (b) in the case of Buyer and Upper Holdings, the period commencing on the Closing Date and ending on the date that is the two-(2) year anniversary of the Closing Date. “Consent” means any consent, approval, waiver, license, permit, franchise, authorization or Order of any Person (including any Governmental Authority). “Contract” means any legally binding agreement, deed, mortgage, lease, license, instrument, indenture, note or contract, in each case, whether written or oral. “Credit Support Arrangement” means, for any Person, any arrangement by such Person in which such Person provides a guaranty (including any guaranty of performance or payment under Contracts), keepwell, letter of credit or other credit or credit support arrangement, including any bid bond, advance payment bond, performance bond, payment bond, retention or warranty bond or other bond or similar instrument, issued to support or facilitate or otherwise in respect of the Liabilities or obligations of another Person. “Earn-Out Period” has the meaning set forth in Exhibit G to this Agreement. “Employee Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and all other bonus, incentive compensation, deferred compensation, profit sharing, equity, phantom equity, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, termination, retention, change-in-control, layoff, redundancy, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, employment, consulting, paid time off, deferred compensation, supplemental income, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement (or form thereof), policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, written or unwritten), including (for the avoidance of doubt) any written employment contract applicable to any Business Employee. “Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company) or other association, organization or entity (including any Governmental Authority). “Environmental Claim” means any Claim alleging Liability (including Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or Release into the environment, of, or exposure to, any Hazardous Materials at any location, whether or not owned or operated by the Company or (b) any violation of any Environmental Law or Environmental Permit.

99 “Environmental Laws” means all Laws relating to pollution or protection of the environment or human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials. “Environmental Permit” means any Permit required or issued under applicable Environmental Laws. “Equity Securities” means, for any Person, any (a) shares or units of capital stock or voting securities, membership or limited liability company interests or units, partnership interests or other ownership interests (whether voting or nonvoting) in such Person; (b) other interest or participation (including phantom shares, units or interests or stock appreciation rights) in such Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distribution of assets of, such Person or a payment from such Person based on or resulting from the value or price of any of the interests in the foregoing clause (a); (c) subscriptions, calls, warrants, options, market stock units, stock performance units, restricted stock units, derivative contracts, forward sale contracts or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire any of the interests in the foregoing clauses (a) and (b) from such Person; or (d) securities convertible into or exercisable or exchangeable for any of the interests in the foregoing clauses (a) through (c). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ESH” means Education Services Holdings Corp., a Delaware corporation. “Estimated Closing Adjustment Amount” means an amount equal to (a) the Estimated Closing Date Cash, plus (b) the Estimated Net Working Capital Adjustment Amount (which amount may be positive or negative), minus (c) the Estimated Closing Date Indebtedness, minus (d) the Estimated Marketing Spend Deficit Amount (if any); provided, that the Estimated Closing Adjustment Amount may be positive or negative. “Estimated Closing Consideration” means (a) the Base Purchase Price, plus (b) the Estimated Closing Adjustment Amount (which amount may be positive or negative). “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Assets” means notwithstanding anything to the contrary in this Agreement, the following assets, properties and rights of or in possession of Seller or the other Asset Sellers (and, solely in the case of clauses (l) and (q), the Company, which shall be transferred by the Company to Seller or one of its other Affiliates prior to Closing), all of which shall be retained by the Seller and its Affiliates: (a) all cash and cash equivalents, including cash in banks, Restricted Cash, checks, deposits in transit, commercial paper, treasury bills, marketable securities and other negotiable instruments, and including all interest thereon and all bank accounts and securities accounts;

100 (b) all Equity Securities of any Person (other than the Company Interests); (c) all right, title and interest in any owned or leased real property, together with any and all improvements, facilities, fixtures and appurtenances thereto and all rights in respect thereof, including any and all right, title and interest under each real property lease, sublease, license or occupancy agreement pursuant to which any Asset Seller leases, subleases (as sub-landlord or sub-tenant), uses or otherwise occupies any such leased real property, other than the Transferred Leases and any rights in respect thereof; (d) all Intellectual Property (including the Seller Retained Name to the extent incorporated in any Business Intellectual Property) and IT Systems, and all right, title and interest in, to or under any of the foregoing and all Contracts granting any rights to use the same, other than, (A) the Owned Intellectual Property, the Owned Business Intellectual Property and the Transferring IT Systems and (B) any licenses to any Intellectual Property granted pursuant to any Transferred Contracts; (e) all Contracts (including Commingled Contracts) and rights therein to which any of the Asset Sellers is bound or party or to which their properties or rights is subject, other than the Transferred Contracts; (f) all Tax Returns and all records (including all working papers) related thereto; (g) all claims, rights or interests in or to any prepayments, refunds, credits, rebates, abatements or other recovery for any Taxes that are Excluded Taxes (other than in respect of any Transfer Taxes to the extent addressed and paid pursuant to this Agreement), together with any interest thereon or penalty rebate arising therefrom; (h) any amount in respect of VAT incurred by, and attributable to a supply of goods or services made by, any Asset Seller in respect of any Pre-Closing Tax Period where such VAT has been accounted for by such Person to the relevant Governmental Authority prior to the Closing Date or will be required to be so accounted by such Person after the Closing Date; (i) all Permits other than the Transferred Permits (including any non- transferrable Permits Related to the Business); (j) subject to Section 4.9, all Insurance Policies and all rights of any nature with respect to any Insurance Policy; (k) all causes of action, claims (including counterclaims), credits, demands, remedies, defenses and rights of set-off, indemnification and contribution against third parties to the extent relating to any of the Excluded Assets or the Excluded Liabilities as well as any books, records and privileged information to the extent relating thereto;

101 (l) the actions set forth on Section 9.13(a)(l) of the Seller Disclosure Schedule, including all rights, claims and causes of action (including counterclaims), defenses and recoveries or potential recoveries, rights of indemnification and contribution, as well as any books, records and privileged information to the extent relating thereto; (m) the Seller Plans and all assets related thereto; (n) any interest or right of the Asset Sellers or their Affiliates (other than, following the Closing, the Company, subject to Section 4.13) under this Agreement or the Ancillary Agreements; (o) personnel and employment records for employees and former employees of the Asset Sellers or the Company who are not Continuing Employees and any Protected Data that cannot be transferred under applicable Law; (p) (A) all minute books (and other similar corporate records) and stock records, (B) any books and records to the extent relating to any of the Excluded Assets, (C) any books, records or other materials of or in the possession of the Asset Sellers or the Company that the Seller or any of its Affiliates is required by Law to retain or prohibited by Law from delivering to Buyer, and (D) any other books, records, files or papers that are not Transferred Books and Records; (q) (A) all records and reports prepared or received by the Seller or any of its Affiliates, including the Company, in connection with the sale or preparation for sale of the Business or the transactions contemplated hereby or by any other Ancillary Agreement, including all analyses prepared or received relating to the Business or related to Buyer or any third-party bidder or potential purchaser or any other business combination, joint venture, partnership or other transaction involving, in whole or in part, directly or indirectly, the Business or the Company, (B) all bids, letters of intent and expressions of interest received by or on behalf of the Seller or any of its Affiliates, including the Company, from third parties with respect to the Business or the Company, and (C) all privileged communications described in Section 4.13; provided, that any non-disclosure, non-use or non-solicit obligations in favor of the Company or the Business under clause (B) shall not be an Excluded Asset; and (r) any accounts or notes receivable (including trade accounts receivable) to the extent arising from or with respect to any Excluded Asset (including any Contract that is an Excluded Asset). “Excluded Liabilities” means any of the following Liabilities of Seller, the other Asset Sellers or their respective Affiliates (other than the Company) and, in the case of clause (a), (b), (e), (f), (g), (h), (j) and (k) only, the Company (to the extent incurred, accruing, arising or relating to the period prior to the Closing): (a) any (i) Indebtedness for Borrowed Money and (ii) Liabilities under any swap, hedging, forward contract, caps, collars, options, futures, purchase or repurchase obligations or similar agreements or arrangements;

102 (b) any Unpaid Transaction Expenses of Seller, the Company, the Asset Sellers or any of their respective Affiliates; (c) all Liabilities of any kind or nature related to any owned or leased real property (other than in respect of leased real property relating to the Transferred Leases), together with any and all improvements, facilities, fixtures and appurtenances thereto and all rights in respect thereof, including any and all Liabilities under each real property lease, sublease, license or occupancy agreement pursuant to which the Seller or any of its Affiliates (other than the Company or, with respect to the Transferred Leases, any Asset Seller) leases, subleases (as sub- landlord or sub-tenant), uses or otherwise occupies any such leased real property; (d) other than arising pursuant to or in connection with a Transferred Lease or with respect to the real property leased thereby, all environmental-related obligations or other Liabilities of any kind or nature, including any Liability, commitment or obligation arising out of any actual or alleged violation of any Environmental Law or Release of Hazardous Materials at any property that was formerly owned, operated, leased or used in connection with the businesses of Seller or any of their respective Affiliates (other than the Company) or predecessors; (e) any Liability, commitment or obligation of the Company or any Asset Seller for any intercompany accounts payable to, or relating to any other loan or advance by, Seller or any of its Affiliates; (f) any Liability, commitment or obligation under the Organizational Documents of Seller, the Asset Seller or any of their Affiliates as in effect immediately prior to Closing (or corporate or similar organizational Law relating thereto) to indemnify, reimburse or advance amounts to any officer, director, manager or employee of Seller, the Asset Sellers or any of their Affiliates (including with respect to any breach of fiduciary obligations by the same) or similar commitment or obligation arising pursuant to any Contract between Seller, the Asset Seller or any of their Affiliates and any such Person, in each case, in their capacities as such and in connection with any claim, action, suit or proceeding with respect to any actions or omissions on the part of any such Person occurring at or prior to the Closing or to indemnify, reimburse or advance amounts to any financial advisor of Seller or any of its Affiliates (including the Company in connection with the transactions contemplated hereby); (g) any Claim brought against Seller or any of its Representatives (including the Company and its Representatives) brought by or in right of any actual or former stockholders of Seller in their capacities as such, whether arising on, prior to or after the Closing Date; (h) relating to or arising under any of the items set forth on Section 9.13(a)(iii) of the Seller Disclosure Schedule; (i) all Liability for the following Taxes (whether such Liability is direct or as a result of transferee or successor liability, joint and/or several liability, pursuant to a Contract or other agreement, pursuant to the filing of a Tax Return, pursuant to an adjustment by a Governmental Authority, by an obligation to withhold, or otherwise and, in each case, whether disputed or not): (i) Taxes (including all related interest and penalties) of each Asset Seller (including all income, franchise, net worth or other similar Taxes of, or imposed on, each Asset

103 Seller); (ii) Taxes that relate to the Transferred Assets, the Business or any employee of the Asset Sellers for any Pre-Closing Tax Period or portion of a Straddle Period ending on or prior to the Closing Date (“Excluded Taxes”); provided, that, no Transfer Tax shall be included in the definition of Excluded Taxes, and Transfer Taxes shall be governed by Section 8.4; (j) except to the extent expressly payable by Buyer or any of its Affiliates under this Agreement or any Ancillary Agreement, any fees, costs and expenses of Seller or its Affiliates (including, prior to the Closing only, the Company) incurred in connection with the separation of the Business from Seller and its Affiliates or preparing the Business for Sale, including any such fees, costs and expenses incurred in connection with the transfer of employees prior to Closing, severance of employees that becomes payable as a result thereof (excluding any severance obligations of Buyer pursuant to Section 4.5(b)), license transfers, consent fees, data portability costs (including all costs necessary to enable Buyer or its Affiliates to reasonably utilize the data in the Business after the Closing), assignment fees and other one-time costs to the extent such costs and expenses relate to the Business and the Company being prepared for sale, separating from Seller and transferring data related to the operation of the Business to Buyer in accordance with (and subject to the terms of) the Transition Services Agreement; provided, that the foregoing shall not include any fees, costs and expenses in connection with the integration of such data into the IT Systems of Buyer or the obtainment of any new licenses or Permits required to be obtained by Buyer or its Affiliates in connection therewith, subject to the terms of the Transition Services Agreement; (k) any Liabilities that are expressly assumed by Seller in Section 4.5; (l) any Liability, commitment or obligation to the extent arising under or relating to any of the Excluded Assets or arising under this Agreement or any Ancillary Agreement; and (m) any other Liability of Seller and its Affiliates (other than the Company) that is not an Assumed Liability. “Existing Customer” has the meaning ascribed to such term in Exhibit G to this Agreement. “Existing Senior Loan Agreement” means each of (i) the First Lien Credit Agreement, dated December 12, 2019, by and among, Education Services Holdings Corp., TVG-Academic Partnerships Acquisition Corp., Academic Partnerships, LLC, the other “Loan Parties” (as defined therein) the lenders party thereto from time to time and Truist Bank (or any successor or permitted assign), as administrative agent for the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time) and (ii) the Second Lien Note Purchase Agreement, dated December 12, 2019, by and among Education Services Holdings Corp., TVG-Academic Partnerships Acquisition Corp., Academic Partnerships, LLC, the other “Credit Parties” (as defined therein), the noteholders party thereto from time to time and FMP Agency Services, LLC (as amended, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time). “Flow-Through Entity” means (a) any entity, plan or arrangement that is treated for U.S.

104 federal income tax purposes as a partnership, (b) a “specified foreign corporation” within the meaning of Code Section 965, or (c) a “passive foreign investment company” within the meaning of Code Section 1297. “GAAP” means U.S. generally accepted accounting principles in effect from time to time. “General Confidentiality Agreement” means the Confidentiality Agreement, dated April 5, 2023, between Seller and The Vistria Group, L.P., a Delaware limited partnership. “Government Contract” means any (a) Contract, including an individual task order, delivery order, purchase order, blanket purchase agreement, basic ordering agreement, teaming agreement or joint venture agreement between the Company or an Asset Seller and any Governmental Authority with respect to the Business and (b) any subcontract or other Contract by which (i) the Company or an Asset Seller (with respect to the Business) has agreed to provide goods or services of any type to a prime contractor or to a higher-tier subcontractor or (ii) a subcontractor or vendor has agreed to provide goods or services to the Company or an Asset Seller (with respect to the Business), where, in the case of each of clause (i) and (ii), such goods or services ultimately will benefit or be used by a Governmental Authority, including, in each case, any such Contract as to which the period of performance has ended but right of a Governmental Authority or a higher-tier contractor to review, audit or investigate has not expired. Notwithstanding the foregoing, no Partner Contract shall be deemed to be a Government Contract. “Governmental Authority” means any government, court, regulatory or administrative agency, accrediting agency, commission or authority or other governmental instrumentality of any jurisdiction, whether federal, state, territory, metropolitan or local, domestic, foreign or multinational. “Hazardous Materials” (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law. “HEA” means the Higher Education Act of 1965 (as amended). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indebtedness” means, for any Person, without duplication, as of any date of determination, the amount of the liabilities or obligations, including the outstanding principal amount of, accrued and unpaid interest on, prepayment premiums, breakage costs, penalties, related expenses, commitment and other fees, reimbursements and other payment obligations (including any prepayment premiums payable as a result of the consummation of the transactions contemplated hereby), of such Person for: (a) [reserved]; (b) the deferred purchase price of property or services (other than property (including inventory) and services purchased, trade payables, other expense

105 accruals and deferred compensation items arising, in each case, in the Ordinary Course of Business); (c) the outstanding principal amount of leases that are required to be classified as a finance or capital lease in accordance with GAAP; (d) Liabilities for any sale and leaseback transaction, synthetic lease or tax ownership operating lease transaction (whether or not recorded on the balance sheet); (e) [reserved]; (f) all unpaid income and franchise Taxes of the Company for any Pre-Closing Tax Period or portion of any Straddle Period ending on the Closing Date (calculated on an entity-by-entity basis and, with respect to each entity, on a jurisdiction-by- jurisdiction basis with zero dollars ($0) being the lowest amount for a jurisdiction); (g) any unfunded benefit liabilities attributable to Continuing Employees located outside of the United States under the Wiley UK DB Plan or the Superannuation Retirement Plan Inc., Life and Disability Plan, or under the Wiley US DB Plan, in each case, that transfer to Buyer or its Affiliates or any PEO by operation of Law or pursuant to this Agreement, but, with respect to the Superannuation Retirement Plan Inc., Life and Disability Plan only, solely to the extent relating to the period prior to the Closing Date; (h) reimbursement obligations under letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person, but solely to the extent drawn; (i) Liabilities under any settlement agreement entered into following the date hereof and prior to the Closing; (j) accrued wages (excluding the Assumed Incentive Amount), and the applicable employer portion of any employment, payroll or similar Taxes related thereto, that relate to the period prior to the Closing Date and will be payable by the Buyer or its Affiliates following the Closing; (k) the amount of the Assumed Paid Time Off; (l) Liabilities under any Credit Support Arrangement in respect of any Liability of the kind referred to in the foregoing clauses (a) through (k). “Indebtedness for Borrowed Money” means the aggregate indebtedness for borrowed money, including any accrued interest, fees and cost or penalty associated with prepaying such indebtedness and any such obligations evidenced by bonds, debentures, notes or similar instruments. “Independent Accountant” means RSM US LLP; provided, that if the foregoing is unable or unwilling to serve as the Independent Accountant for any reason whatsoever, including for reasons of conflict of interest, Seller and Buyer shall, within five (5) Business Days of receiving notice that such party is unable or unwilling to serve as the Independent Accountant, jointly retain Grant Thornton, in which case Grant Thornton shall be deemed to be the Independent Accountant for purposes of this Agreement, or, if RSM US LLP and Grant Thornton are both unable or unwilling to serve as the Independent Accountant for any reason whatsoever, including for reasons of conflict of interest, Seller and Buyer shall, within five (5) Business Days of receiving notice that such party is unable to serve as the Independent Accountant, jointly retain another nationally recognized accounting firm mutually acceptable to them (acting reasonably and in good faith) to act as the Independent Accountant for purposes of this Agreement solely in accordance with the terms of this Agreement, to resolve any remaining disagreements; provided, further, that if, in such case, Seller and Buyer do not agree on a mutually acceptable Independent Accountant, an Independent Accountant shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In connection with engaging the Independent Accountant, Seller and Buyer agree, if requested by the Independent Accountant, to work with the Independent Accountant to negotiate and execute an engagement letter on terms reasonably satisfactory to Seller and Buyer.

106 “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) patents, industrial designs, and utility models and applications for any of the following, including all provisionals, divisionals, continuations, continuations-in-part, requests for continuing examination, reissues, reexaminations, renewals and extensions of any of the foregoing and all rights to claim priority of any of the foregoing; (b) trademarks, service marks, certification marks, trade names, trade dress, logos, slogans, tag lines, fictitious business names, internet domain names, social media accounts and handles, and all other source or business identifiers or designators of origin (whether registered or unregistered), registrations and applications, for registration of, and renewals and extensions of, any of the foregoing, and all common law rights in and goodwill associated with any of the foregoing (collectively, “Trademarks”); (c) works of authorship, copyrights, mask work rights, database rights, and design rights (all whether registered or unregistered), registrations and applications for registration of, and all renewals and extensions of, any of the foregoing and all moral rights associated with any of the foregoing; (d) all economic rights of authors and inventors, however denominated; (e) computer software, firmware, databases, data collections and related documentation and materials, including source code, object code, code repositories, development tools, application programming interfaces, user interfaces, files, manuals, fixes, upgrades, updates, enhancements, current and prior versions and releases (collectively, “Software”); (f) intellectual property rights in artificial intelligence technologies, machine learning technologies and deep learning technologies including any and all algorithms, software or systems that make use of or employ neural networks, statistical learning algorithms, or reinforcement learning, and embodied artificial intelligence and related hardware or equipment; (g) Trade Secrets and corresponding rights in confidential information and data, including inventions (whether or not patentable or reduced to practice), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, source code, methods, tools, processes, techniques, formulae, research and development, compilations, compositions, manufacturing processes, production processes, devices, specifications, reports, analyses, data, data analytics, customer lists, supplier lists, pricing information, cost information, business plans, business proposals, marketing plans, and marketing proposals; and (h) all intellectual property, proprietary, or other rights recognized under applicable Law that are equivalent or similar to any of the foregoing. “Intellectual Property Assignment Agreement” means an intellectual property assignment agreement, dated as of the Closing Date and substantially in the form of Exhibit J, by and among the Asset Sellers and the Local Buyers, evidencing the assignment by the Asset Sellers of the Owned Business Intellectual Property. “International Trade Laws” means, any Laws or Orders relating to international trade, including, but not limited to: (a) all import Laws, including but not limited to those administered by U.S. Customs and Border Protection, (b) export control Laws, including pursuant to the United States International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or measures administered by the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (c) sanctions Laws as administered by the U.S. Department of the Treasury's Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (d) U.S. anti- boycott Laws (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); and (e) except as would be prohibited by U.S. anti-boycott requirements, any other similar

107 Law (including those of the European Union or any of its member states) related to the subject matters referenced throughout the foregoing clauses. “IRS” means the U.S. Internal Revenue Service or any successor agency. “IT Systems” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, and all other information technology and communications equipment, and all associated documentation. “Knowledge” means (a) for Seller, the actual knowledge that any of the individual(s) identified in Section 9.13(a)(ii) of the Seller Disclosure Schedule under the heading “Seller Knowledge Persons” (the “Seller Knowledge Persons”) have following reasonable inquiry of such individual’s direct reports whose functions or duties are relevant to the subject matter of the applicable representation or warranty and who have knowledge of the Business; and (b) for Buyer, the actual knowledge of either Buyer’s chief executive officer or chief financial officer (the “Buyer Knowledge Persons”), after reasonable inquiry. “Law” means any law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated, enforced or applied by a Governmental Authority. “Liabilities” means assessments, Claims of any kind or nature, commitments, damages, deficiencies, demands, fines, interest, liabilities (including any Indebtedness), obligations and penalties, in each case, whether accrued, absolute, contingent or otherwise, known or unknown, actual or potential, realized or unrealized, due or to become due, whether arising prior to, on or after the date hereof. “Lien” means, for any asset, any lien, security interest, deed of trust, mortgage, pledge, encumbrance, restriction on transfer, hypothecation, encroachment, easement, restrictive covenant, conditional sale or other title retention agreement, the interest of a lessor under a finance or capital lease under GAAP, and the filing of any financing statement under the UCC or comparable Law of any jurisdiction naming the owner of the property or asset to which any lien relates as debtor including, in respect of any Australia asset, any 'security interest' as defined in sections 12(1) and 12(2) of the Personal Property Securities Act 2009 (Cth). “LLC Agreement” means the certain Fourth Amended and Restated Limited Liability Company Agreement of TVG Holdings, in substantially the form attached to the Rollover Agreement, to be dated as of the Closing Date. “Losses” means Liabilities, losses, Taxes, Orders and costs and expenses (including reasonable fees and expenses of outside legal counsel, accountants, experts, consultants and other advisors, and the costs of all filing fees and printing costs); provided, however, that Losses shall not include punitive damages except for punitive damages payable to a Third Party. “Malicious Code” means any (a) back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program; (b) virus, Trojan horse, worm, or other Software routine or hardware component designed to permit unauthorized access,

108 to disable, erase, or otherwise harm Software, hardware, or data; and (c) programs with a similar function or purpose to any of the foregoing. “Marketing Spend Deficit Amount” means, if the Marketing Spend Target Amount exceeds the total aggregate marketing expenditure of the Business between September 1, 2023 and the Measurement Time, the dollar amount of such excess. “Marketing Spend Target Amount” means $3,900,000 per month (with appropriate prorations for partial months) for the period beginning on September 1, 2023 and ending on the calendar day immediately preceding the Closing Date (inclusive). “Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Business (including the Company), taken as a whole; provided, however, that any event, change, effect, development, state of facts, condition, circumstance or occurrence arising out of any of the following shall not be such a Material Adverse Effect or be taken into account in determining whether such a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, event or development in general U.S. or global economic conditions (or general economic conditions in any country or jurisdiction where the Business operates); (ii) any change, event or development generally affecting any industry in which the Business operates; (iii) any change in securities, credit, financial or other capital markets generally; (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof); (v) any change in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such conditions, hostilities, acts of war, sabotage or terrorism; (vi) any pandemic, epidemic, hurricane, tornado, earthquake, flood or other natural disaster, act of God or any change resulting from weather conditions; (vii) the negotiation, announcement or pendency of this Agreement or the transactions contemplated hereby; (viii) actions required to be taken or omitted pursuant to this Agreement or taken at the request of or with the consent of Buyer or Upper Holdings; or (ix) any failure by the Business to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating

109 metrics for any period or any changes in Seller’s stock price (provided, that any event, change, effect, development, state of facts, condition, circumstance or occurrence giving rise to or contributing to such failure that is not otherwise excluded by the foregoing clauses (i)–(viii) may be a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred); provided, further, however, that any event, change, effect, development, state of facts, condition or occurrence referred to in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) may be a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred, in each case, to the extent that such fact, circumstance, occurrence, effect, development, change or condition has a disproportionate adverse effect on the Business, taken as a whole, relative to the adverse effects thereof on similarly situated companies operating in the industries in which the Business operates, but only to the extent of such incremental disproportionate impact. “Measurement Time” means 12:01 a.m. New York City time on the Closing Date; provided, that, with respect to the Asset Sellers only, the Measurement Time shall be 12:01 a.m. local time on the Closing Date. “Net Working Capital” means the difference of (a) the aggregate value of the current assets of the Business, minus (b) the aggregate value of the current liabilities of the Business, in each case, calculated as of the Measurement Time in accordance with the Accounting Principles; provided, that Net Working Capital shall exclude all cash and cash equivalents (including any Restricted Cash), Closing Date Indebtedness, Unpaid Transaction Expenses, Excluded Assets, Excluded Liabilities, intercompany payables or receivables between Seller or its Affiliates (other than the Company) and the Company and income Tax assets and liabilities. For illustrative purposes only, attached as Exhibit B hereto is an illustrative calculation of Net Working Capital as of April 30, 2023. “Net Working Capital Adjustment Amount” means an amount, which may be positive or negative, equal to Net Working Capital, minus Target Net Working Capital. “Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s Affiliates and its and their respective former, current and future equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing); provided, that, for the avoidance of doubt, no Party to this Agreement will be considered a Non-Recourse Party. “NYSE” means the New York Stock Exchange. “Order” means any judgment, decree, injunction, rule, order, decision, ruling or assessment of any arbitrator or Governmental Authority. “Ordinary Course of Business” shall mean the ordinary course of business of the Business as part of Seller’s business organization, consistent with past practice; provided, that in

110 no event shall any breach of Law or Contract, or violation of any Permit be considered to be in the ordinary course of business of the Company or otherwise with respect to the Business. “Ordinary Course Tax Sharing Agreement” means any Tax Sharing Agreement entered into in the Ordinary Course of Business that is not primarily related to Taxes but which includes Tax sharing responsibilities in that type of Contract (such as paying real estate Taxes in leases or grossing up for withholding Taxes in a credit agreement). “Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Organizational Documents” of a corporation are its certificate of incorporation and by-laws or similar constituent documents, the “Organizational Documents” of an exempted company are its memorandum of association and bylaws, the “Organizational Documents” of a limited partnership are its certificate of limited partnership and limited partnership agreement, the “Organizational Documents” of a limited liability company are its certificate of formation and operating agreement and the “Organizational Documents” of a trust include its trust agreement, deed of trust and/or declaration of trust, and in each case, shall include all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements and any similar agreements, and any amendments, modifications or supplements (including side letters) to any of the foregoing. “Original Rev Share Percentage” means, with respect to a particular Non-Consenting Key Customer, the amount set forth under the heading “Original Rev Share Percentage” on Schedule B opposite the name of such Non-Consenting Key Customer “Owned Business Intellectual Property” means all Intellectual Property owned or purported to be owned by any Asset Seller (or jointly by two (2) or more of any of the Asset Sellers and/or the Company) and primarily used, primarily held for use or developed primarily for, the Business or otherwise Related to the Business. For the avoidance of doubt, the Owned Business Intellectual Property does not include any of the Excluded Assets (including the Seller Retained Names or any IT Systems other than the Transferring IT Systems). “Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company. For the avoidance of doubt, the Owned Intellectual Property does not include any of the Excluded Assets (including the Seller Retained Names or any IT Systems other than the Transferring IT Systems). “Owned Software” means all Software that is Owned Intellectual Property or Owned Business Intellectual Property. “Parties” means Upper Holdings, Buyer and Seller. “Partner Consent Adjustment Percentage” means the percentage amount equal to the difference of: (a) one hundred percent (100%), minus (b) the quotient, expressed as a percentage, determined by dividing (i) the aggregate Assumed Lost EBITDA for all Non-Consenting Key Customers as of the Closing Date, by (ii) the Target Synergized EBITDA.

111 “Partner Contract Bid” means a bid, quote, tender or proposal which, if accepted, would or is intended to result in a Partner Contract. “Partner Contract Data” means any confidential information, data or terms (including pricing terms) in or relating to any Partner Contract or any Partner Contract Bid. “Pass-Through Tax Return” means any U.S. federal, state or local income Tax Return of the Company if (a) the Company is treated as a partnership or disregarded entity for purposes of such Tax Return and (b) the results of operations reflected on such Tax Return are also reflected on a Tax Return of the Seller or its Affiliates. “PCI-DSS” means the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time. “PEO” shall mean any professional employer organization engaged by Buyer or any Affiliate of Buyer to employ or co-employ the Continuing Employees. “Permit” means any permit, license, registration, certificate, franchise, qualification, accreditation, waiver, authorization or similar rights issued, granted or obtained by or from, or required to be issued, granted, or obtained by or from, any Governmental Authority or other accrediting body, whether public, private or self-governing. “Permitted Lien” means any (a) Liens for Taxes, assessments or other governmental charges that are not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in accordance with GAAP, (b) Liens arising in the ordinary course of business in favor of vendors, carriers, warehousemen, repairmen, mechanics, materialmen, workmen, construction or similar Liens, (c) Liens securing Indebtedness, to the extent such Liens will be released in connection with the Closing, (d) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (e) any non-exclusive license of Owned Intellectual Property or Owned Business Intellectual Property granted in the Ordinary Course of Business, and (f) in the case of domain names, gaps or defects in the chain of title evidenced from publicly available records. “Person” means any individual or Entity. “Personal Information” means any information that alone or in combination with other information can be used to identify an individual, or that constitutes personal information or personal data under any (a) Contract or Law applicable to, or (b) written policy of the Company and the Asset Sellers or otherwise with respect to the Business. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

112 “Privacy and Security Requirements” means, to the extent applicable to the Company or the Business as currently conducted, (a) any Laws regulating the Processing of Personal Information, including the Telephone Consumer Protection Act, the Family Educational Rights and Privacy Act (“FERPA”), and the California Consumer Privacy Act and other similar state laws; (b) the PCI-DSS and any other privacy- or data security- related Laws or industry standards to which the Company or an Asset Seller (with respect to the Business) is legally or contractually bound; (c) all Contracts between the Company or an Asset Seller (with respect to the Business) and any Person that are applicable to the Processing of Protected Data; and (d) all policies and procedures of the Company or any Asset Seller (with respect to the Business) relating to the Processing of Protected Data, including without limitation all website and mobile application privacy policies and internal information security procedures. “Process” means the collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium). “Protected Data” means Personal Information and all other data which the Company and the Asset Sellers (with respect to the Business) is required by Law, Contract or written policy to safeguard and/or keep confidential or private. “Publicly Available Software” means (a) any Software that is distributed as free software or open source software (including Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, any Creative Commons “ShareAlike” license, the Server Side Public License, or the Apache Software License), any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or (b) any license under which any Software or other materials are distributed or licensed as “free software,” or pursuant to any open source, copyleft, or similar licensing and distribution models. “Registered Intellectual Property” means all of the Owned Intellectual Property and Owned Business Intellectual Property that is the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by any Governmental Authority, quasi-governmental authority, or registrar. “Related to the Business” means (a) used, or held for use, primarily in, (b) relating primarily to, or (c) arising, directly or indirectly, primarily out of the operation or conduct of, the Business. “Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the indoor or outdoor environment (including air, surface water, ground water, land surface or subsurface strata).

113 “Representatives” means, for any Person, such Person’s officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives. “Required Financing Information” means the Financial Statements and the unaudited, select balance sheet accounts of the Business as of the end of the most recent fiscal quarter of Seller (other than the last fiscal quarter of each fiscal year) ended after the date of the Latest Balance Sheet and at least 45 days prior to the Closing, together with the related unaudited statements of profits and losses for the period then ended. “Restricted Cash” means any cash or cash equivalent that is not freely usable by the Company because it (a) is subject to restrictions or limitations on use or distribution by applicable Law (other than restrictions or limitations that are generally applicable with respect to Laws), Contract or similar form of restriction, (b) required under GAAP (applied in a manner consistent with the accounting principles, methodologies and criteria used in preparing the Financial Statements) to be classified as restricted cash, (c) consists of amounts held in escrow, subject to an account control agreement, in reserve pursuant to any letter of credit or other similar legal or contractual obligations or (d) deposited with a third party (other than a bank or similar financial institution) (including security deposits) such that there is a restriction on the ability to freely transfer or use such cash. “Rev Share Reduction Impact” means, with respect to a particular Non-Consenting Key Customer, the amount set forth under the heading “Rev Share Reduction Impact” on Schedule B opposite the name of such Non-Consenting Key Customer. “Rollover Interests” has the meaning specified in the Rollover Agreement. “Second Earn-Out Period” has the meaning ascribed to such term in Exhibit G to this Agreement. “Securities Act” means the Securities Act of 1933. “Security Breach” means any (a) security breach or breach of Protected Data under applicable Privacy and Security Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of Protected Data; or (b) unauthorized interference with system operations or security safeguards of the Company’s information systems, including any phishing incident or ransomware attack. “Seller Credit Agreements” means any credit agreement, note, debenture, indenture or other evidence of Indebtedness for Borrowed Money of Seller and/or any of its Affiliates. “Seller Deferred Compensation Plan” means the Deferred Compensation Plan of John Wiley & Sons, Inc., as amended and restated effective as of January 1, 2016, including amendments through December 31, 2016 (as it may be further amended or amended and restated or otherwise modified from time to time). “Seller Disclosure Schedule” means the disclosure schedule of Seller delivered to Buyer in connection with the execution and delivery of this Agreement.

114 “Seller Fundamental Representations” means the representations and warranties in Sections 2.1 (other than the last sentence of Section 2.1(a)), 2.1(b)(i), 2.2, 2.4, 2.5, 2.9(a) and 2.21. “Seller Plan” means any Employee Benefit Plan (other than a Company Plan) that (x) is sponsored or maintained by Seller or any of its Affiliates (other than the Company) and in which any Business Employee participates or (y) for which the Company has any actual liability, or would reasonably be expected to have any liability, with respect to any Business Employee. “Seller Related Party” means any of Seller, the Company, any of their respective Affiliates and any of their or their respective Affiliates’ respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives. “Software” has the meaning set forth in the definition of Intellectual Property. “Sponsor Affiliate” means The Vistria Group, LP or Elliott Investment Management L.P. or any of their respective Affiliates (other than TVG Holdings and its Subsidiaries). “Straddle Period” means any taxable period beginning on or prior to Closing Date and ending after the Closing Date. “Subsidiary” means, for any Person, any Entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors or similar governing body of such Entity or (c) if such Entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or has the power to direct the policies, management or affairs. “Target Net Working Capital” means $72,774,000. “Target Synergized EBITDA” means $49,400,000. “Tax” (including with correlative meaning the terms “Taxes” and “Taxable”) means any gross or net income, gross or net receipts, gross or net proceeds, capital gains, capital stock, sales, use, user, leasing, lease, transfer, natural resources, ad valorem, value added, franchise, profits, gaming, license, capital, withholding, payroll or other employment, estimated, goods and services, severance, excise, stamp, fuel, interest equalization, registration, recording, occupation, premium, turnover, personal property (tangible or intangible), real property, excess profits, social security, disability, environmental, alternative or add-on, windfall profits, unemployment or other tax or customs duties or amount imposed by (or otherwise payable to) any Governmental Authority, or any interest, surcharge, any penalties, additions to tax or additional amounts assessed, imposed, or otherwise due or payable under applicable Laws with respect to taxes, in each case, whether disputed or not. “Tax Return” means any report, return, claim for refund, statement, notice, notification, form, election, bill, certificate, document, declaration or other information or filing filed or

115 required to be filed with any Taxing Authority related to Taxes, including any schedule or attachment thereto and any amendment thereof. “Tax Sharing Agreement” means, related to any Person, any Tax allocation, indemnity or sharing agreement or similar agreement, arrangement or understanding to which such Person is a party or is otherwise subject. “Taxing Authority” means the IRS or any other Governmental Authority that has power to impose, assess, determine, administer or collect any Taxes. “Third Party” means any Person that is not a Party or a Person that is an Affiliate of a Party. “Third Party Debt Financing Sources” means, collectively, any financial institution and any Person that provides, or has entered into, or in the future enters into, any Contract with Buyer or any of its Affiliates in connection with all or any part of any Third Party Debt Financing (or any other financing of all or a portion of the purchase price contemplated hereby), together with any of such Person’s Representatives and their respective successors or assignees; provided, that neither Upper Holdings nor any Affiliate of Upper Holdings shall be deemed to be a Third Party Debt Financing Source. “Title IV Program” means the programs of federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended. “Trade Secrets” means any trade secrets protectable under applicable Law, including ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies. “Trademarks” has the meaning set forth in the definition of Intellectual Property. “Transfer Tax” means all transfer and similar Taxes imposed related to the Acquisition and/or the Pre-Closing Australian Reorganization, including documentary, recording, registration, stamp duty, transfer, real estate transfer, sales and use, value added and similar Taxes and fees in all jurisdictions whenever and wherever imposed and shall include all such Taxes payable in relation to any deemed or indirect transfer of assets or property as a result of the Acquisition and all penalties, surcharges, charges, interest and additions thereto but “Transfer Tax” shall not include any income, franchise or similar Taxes. “Transferred Assets” means, subject to Section 1.13, all of the Seller’s and each other Asset Seller’s right, title and interest in and to the following assets, properties and rights, as the same shall exist immediately prior to the Closing, it being understood that the following assets, properties and rights will not in any event include the Excluded Assets or the Company Interests: (a) all inventory wherever located, including all raw materials, works-in- process, finished goods or products, supplies and other inventories Related to the Business; (b) the IT Systems owned, used, or held for use by the Asset Sellers in conducting the Business that are set forth on Section 9.13(b) of the Seller Disclosure Schedule (the “Transferring IT Systems”);

116 (c) (i) all Transferred Contracts, including all rights under any Intellectual Property licenses granted by or to third parties under any Transferred Contract and (ii) the leases and subleases set forth on Section 2.9(b) of the Seller Disclosure Schedule (the “Transferred Leases”) and all right, title and interest in such leased real property; (d) all Owned Intellectual Property and Owned Business Intellectual Property; (e) all laptops and related telecommunications equipment used or held for use by any of the Continuing Employees; (f) all other personal property and interests therein owned by such Asset Seller and Related to the Business, including all furniture, furnishings, office equipment, communications equipment, and other tangible personal property, in each case, owned by such Asset Seller and Related to the Business; (g) all accounts, notes and other receivables to the extent Related to the Business (other than those that constitute Excluded Assets); (h) all prepaid expenses to the extent Related to the Business; (i) all causes of action against third parties to the extent Related to the Business; (j) to the extent transferable under applicable Law, all Permits Related to the Business (the “Transferred Permits”); (k) to the extent permitted by applicable Law and the privacy policies or notices of the Seller or its applicable Affiliate in effect at the time of collection, all written books, records, files and papers Related to the Business, including the Transferred Assets or the Assumed Liabilities, and in the possession or sole control of the Seller or one of its Affiliates (the “Transferred Books and Records”), whether in hard copy or electronic format, including all such sales and promotional literature, customer lists, lists of suppliers and sales and purchase correspondence, in each case, Related to the Business; provided, that such records may be redacted to remove or shall otherwise exclude the portions thereof that contain any information of or references to the businesses of the Seller and its Affiliates other than the Business or to any Excluded Asset or Excluded Liability; and (l) other than any Excluded Assets, all other assets, properties or rights of every kind and description of a type or category not set forth above, wherever located, whether real, personal or mixed, tangible or intangible, including all goodwill, that are owned or held by Seller or any other Asset Seller and Related to the Business. “Transferred Contracts” means all Contracts that are Related to the Business or primarily related to any Transferred Asset and to which Seller or any of its Affiliates (including any Asset Seller) is a party, including any Partner Contract; provided, that the Transferred Contracts shall not include any Commingled Contracts or any Contracts of any kind that are Excluded Assets.

117 “Treasury Regulations” means the regulations issued under the Code, as such regulations may be amended from time to time. “Transition Services Agreement” means a transition services agreement, dated as of the Closing Date and substantially in the form of Exhibit D, between Seller and Buyer. “UK Asset Seller” means John Wiley & Sons Ltd. “Unpaid Transaction Expenses” means (a) all fees, costs and expenses incurred by the Company in connection with the transactions contemplated hereby and the negotiation, preparation or execution hereof, including any such fees, costs and expenses payable by the Company to any third-party accountants and other advisors, consultants, attorneys, financial advisors, valuation firms, investment banks or service providers, in each case, to the extent not paid prior to the Closing, whether or not invoiced at the Closing and (b) all sale, change of control, “stayaround,” retention, or similar bonuses, and/or phantom equity payments, in each case, payable to current or former directors, officers, employees and other service providers of the Business as a result of the transactions contemplated hereby (whether alone or in combination with any other event), together with the employer portion of any employment, payroll or similar Taxes attributable to such amounts, but not any such payments or amounts payable by or at the direction of Buyer or any of its Affiliates or any PEO pursuant to any Contract or arrangement entered into by Buyer or any of its Affiliates (including, with respect to the period following the Closing, the Company) or any PEO and any Continuing Employee (it being understood and agreed that any compensatory payments by or at the direction of Buyer or any of its Affiliates or any PEO as set forth in Section 4.5, shall not constitute Unpaid Transaction Expenses). “Willful Breach” means, for any Party, such Party’s material breach of this Agreement with the actual knowledge of one or more of the Buyer Knowledge Persons (in the case of breach by Upper Holdings or Buyer) or Seller Knowledge Persons (in the case of a breach by Seller) that an action or omission giving rise to such material breach would cause a material breach of this Agreement. Notwithstanding anything to the contrary, the failure of either Party to effect the Closing as and when required pursuant to the terms of this Agreement shall constitute a Willful Breach. (a) In addition to the terms defined in Section 9.13(a), as used herein, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below. Acquisition ...................................................................................................................... Section 1.1 Adjustment Delivery Date .......................................................................................... Section 1.6(a) Agreement .......................................................................................................................... Preamble Allocation .................................................................................................................... Section 1.9(a) Assumed Incentive Amount ........................................................................................ Section 4.5(f) Australia Formation Liabilities ..................................................................................... Section 1.12 Australian Reorganization Closing Documents ............................................................ Section 1.12 Australian Subsidiary .................................................................................................... Section 1.12 Australian Subsidiary Interests………………………………………………………Section 2.5(a)

118 Available Third Party Debt Financing Proceeds ........................................................ Section 1.5(d) Bankruptcy and Equitable Exceptions ............................................................................ Section 2.2 Business ............................................................................................................................... Recitals Buyer .................................................................................................................................. Preamble Buyer Closing Deliveries ............................................................................................ Section 1.4(b) Buyer Financial Statements ................................................................................. Section 3.10(a)(ii) Buyer Indemnified Persons ......................................................................................... Section 7.2(a) Buyer Knowledge Persons ............................................................................................ Section 9.11 Buyer Plans ................................................................................................................. Section 4.5(c) Buyer Transaction Expenses ....................................................................................... Section 1.5(d) Buyer’s Allocation ...................................................................................................... Section 1.9(a) Claim Notice ............................................................................................................... Section 7.5(a) Clean Room .......................................................................................................................... 9.12(m) Closing ............................................................................................................................ Section 1.3 Closing Customer Loss Amount ............................................................................... Section 4.15(b) Closing Date.................................................................................................................... Section 1.3 Closing Statement ....................................................................................................... Section 1.6(a) Company .............................................................................................................................. Recitals Company Interests ............................................................................................................... Recitals Competitive Activity ................................................................................................. Section 4.18(a) Consent ....................................................................................................................... Section 2.3(b) Consent Solicitation End Date .................................................................................. Section 4.15(d) Continuing Employee ................................................................................................. Section 4.5(a) Current Representation ............................................................................................. Section 4.13(a) Customer ....................................................................................................................... Section 2.18 Data Room ............................................................................................................................ 9.12(m) Designated Person ..................................................................................................... Section 4.13(a) Dispute Notice ............................................................................................................ Section 1.6(b) Disputed Items ............................................................................................................ Section 1.6(b) ED ............................................................................................................................. Section 2.22(a) Engage Platform........................................................................................................ Section 4.20(a) ESH ...................................................................................................................................... Recitals Estimated Closing Date Cash .................................................................................. Section 1.5(a)(i) Estimated Closing Date Indebtedness ..................................................................... Section 1.5(a)(i) Estimated Closing Statement ...................................................................................... Section 1.5(a) Estimated Marketing Spend Deficit Amount .......................................................... Section 1.5(a)(i) Estimated Net Working Capital Adjustment Amount ............................................ Section 1.5(a)(i) Excess Amount ....................................................................................................... Section 1.6(c)(i) Filing ........................................................................................................................... Section 2.3(b) Final Closing Consideration ................................................................................... Section 1.6(c)(i) Financial Statements ............................................................................................. Section 2.6(a)(iii) Governed Claims ............................................................................................................ Section 9.4 HSR Clearance ............................................................................................................ Section 5.1(a) Incentive Payment Ban ............................................................................................. Section 2.22(a) Indemnified Person ..................................................................................................... Section 7.5(a) Indemnifying Party ..................................................................................................... Section 7.5(a)

119 Insurance Policy ............................................................................................................ Section 2.17 Integration Expenses Amount ..................................................................................... Section 1.5(d) Intended Tax Treatment .............................................................................................. Section 8.5(a) Key Customer Consent ............................................................................................. Section 4.15(a) Key Customers .......................................................................................................... Section 4.15(a) Latest Balance Sheet ............................................................................................... Section 2.6(a)(i) Learning Business ..................................................................................................... Section 4.20(a) Legal Restraint ............................................................................................................ Section 5.1(b) Licensee .................................................................................................................... Section 4.20(a) Material Contract ...................................................................................................... Section 2.10(a) Material Supplier .......................................................................................................... Section 2.18 Monthly Financial Statements ...................................................................................... Section 4.10 Non-Consenting Key Customer ................................................................................ Section 4.15(b) Outside Date............................................................................................................ Section 6.1(b)(i) Partner Contract .................................................................................................... Section 2.10(a)(i) Payable Assumed Incentive Amount .......................................................................... Section 4.5(f) Post-Closing Representation ..................................................................................... Section 4.13(a) Purchase Price ............................................................................................................. Section 1.2(a) Purchase Price Allocation Determination ................................................................... Section 1.2(b) Purchased Interests............................................................................................................... Recitals R&W Insurance Policy ........................................................................................................ Recitals R&W Insurer ................................................................................................................. Section 3.13 Related Party Transaction ............................................................................................. Section 2.20 Related Person .............................................................................................................. Section 2.20 Required Amount ........................................................................................................ Section 1.5(d) Restricted Period ....................................................................................................... Section 4.18(a) Review Period ............................................................................................................. Section 1.6(b) Roll-off Period .......................................................................................................... Section 4.16(b) Rollover Agreement ............................................................................................................. Recitals Selected Courts ............................................................................................................... Section 9.4 Seller .................................................................................................................................. Preamble Seller Closing Deliveries ............................................................................................ Section 1.4(a) Seller Indemnified Persons ......................................................................................... Section 7.2(b) Seller Insurance Arrangements ..................................................................................... Section 2.17 Seller Knowledge Persons ............................................................................................ Section 9.11 Seller Licensees ........................................................................................................ Section 4.20(a) Seller Pre-Closing Covenant ....................................................................................... Section 7.1(a) Seller Note .................................................................................................................. Section 1.5(d) Seller Retained Name ............................................................................................... Section 4.16(a) Sellers’ Allocation Notice ........................................................................................... Section 1.9(a) Shortfall Amount ................................................................................................... Section 1.6(c)(ii) Software ........................................................................................................................ Section 9.11 Third Party Debt Financing ........................................................................................ Section 4.8(a) Third-Party Claim ....................................................................................................... Section 7.5(b) Trademarks ................................................................................................................... Section 9.13 Transferred Books and Records .................................................................................... Section 9.13

120 Transferred Permits ....................................................................................................... Section 9.13 Transferring Employee Plans ........................................................................................ Section 9.13 Transferring IT Systems ............................................................................................... Section 9.13 TVG Holdings ...................................................................................................................... Recitals TVG Units ............................................................................................................................ Recitals UK Local Buyer .............................................................................................................. Section 1.1 Upper Holdings .................................................................................................................. Preamble Waiving Parties ......................................................................................................... Section 4.13(a) Wiley Edge Business ................................................................................................ Section 4.20(a) [SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above. JOHN WILEY & SONS, INC. By: /s/ Christina Van Tassell Name: Christina Van Tassell Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above. EDUCATION SERVICES UPPER HOLDINGS CORP. By: /s/: Fernando Bleichmar Name: Fernando Bleichmar Title: Chief Executive Officer ACADEMIC PARTNERSHIPS, LLC By: /s/: Fernando Bleichmar Name: Fernando Bleichmar Title: Chief Executive Officer

Exhibit A Form of Interest Assignment Agreement [Attached]

Exhibit B Illustrative Calculation of Net Working Capital [Attached]

Exhibit C Rollover Agreement [Attached]

Exhibit D Form of Transition Services Agreement [Attached]

Exhibit E Form of Seller Note [Attached]

PAYMENTS WITH RESPECT TO THIS NOTE SHALL BE SUBJECT TO THE RESTRICTIONS ON PAYMENT SET FORTH IN SECTION 4 HEREOF. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAWS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE: THE PAYEE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING THE MAKER AT 700 N PEARL STREET, SUITE 600, DALLAS, TEXAS 75201, ATTENTION: RON COLLINS. UNSECURED PROMISSORY NOTE [●] (“Issuance Date”) Education Services Upper Holdings Corp., a Delaware corporation (the “Maker”), hereby promises to pay to John Wiley & Sons, Inc. (the “Holder”), an aggregate principal amount equal to the Principal Amount as of any Repayment Date, together with accrued but unpaid and/or uncapitalized interest thereon (this “Note”). This Note was issued pursuant to the Purchase Agreement. This Note is a “Seller Promissory Note” as defined in the Purchase Agreement. Capitalized terms used in this Note but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement, unless otherwise stated herein. 1. Definitions. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. “Blockage Event” has the meaning set forth within Section 4 hereof. “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any

8 partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City are authorized or required by requirements of law to remain closed. “Capitalized Interest” has the meaning set forth in Section 2 hereof. “Change of Control” means (a) the failure of Parent Holdco to, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Opco Borrower, (b) the failure by the Sponsor to have the right, directly or indirectly, by voting power, contract or otherwise, to elect at least a majority of the Board of Directors of the Opco Borrower, or (c) the occurrence of a “Change of Control” (or similar event, however defined), under any Senior Credit Agreement. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Investment Affiliates” means, with respect to any Person, any fund or investment vehicle that is (i) organized for the purpose of making equity investments in one or more companies, (ii) controlled by, or is under common control with, such Person and (iii) engaged primarily in the business of making equity investments in the ordinary course of business, but not, in any case, including any of such Person’s portfolio operating companies. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a person, whether by contract or otherwise. “Event of Default” has the meaning set forth within Section 10 hereof. “Equity Interest” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged. “Existing Credit Agreements” means the Existing First Lien Credit Agreement and the Existing Second Lien Note Purchase Agreement. “Existing First Lien Credit Agreement” means the First Lien Credit Agreement, dated December 12, 2019, by and among, Parent Holdco, Opco Holdings, Opco Borrower, the other “Loan Parties” (as defined therein) the lenders party thereto from time to time and Truist Bank (or any successor or permitted assign), as administrative agent for the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Issuance Date). “Existing Second Lien Note Purchase Agreement” means the Second Lien Note Purchase Agreement, dated December 12, 2019, by and among Parent Holdco, Opco Holdings, the other “Credit Parties” (as defined therein), the noteholders party thereto from time to time and FMP Agency Services, LLC, as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Issuance Date).

9 “General Cushion Amount” means, as of any date of determination, (a) $10,000,000 plus (b) the amount of “paid-in-kind” interest that has been capitalized with respect to (and solely with respect to) the Paydown Indebtedness described in the following clause (c) less (c) the aggregate amount of Paydown Indebtedness that is not applied to prepay (i) the Principal Amount and/or (ii) accrued and unpaid and/or uncapitalized interest thereon, in each case, in reliance on clause (v) of the definition of “Retained Paydown Indebtedness Amount” prior to such date. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code. “Integration Cushion Amount” means, as of any date of determination, (a) $10,000,000 plus (b) the amount of “paid-in-kind” interest that has been capitalized with respect to (and solely with respect to) the Paydown Indebtedness described in the following clause (c) less (c) the aggregate amount of Paydown Indebtedness that is not applied to prepay (i) the Principal Amount and/or (ii) accrued and unpaid and/or uncapitalized interest thereon, in each case, in reliance on this clause (iv) of the definition of “Retained Paydown Indebtedness Amount” prior to such date. “IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests of Parent Holdco or a parent entity of Parent Holdco. “Issuance Date” has the meaning set forth above. “Management Investors” means the members of the board of directors, officers and employees of Parent Holdco and/or its subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Parent Holdco (or any direct or indirect parent thereof). “Maturity Date” means the earlier of (a) latest of (i) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in the Existing First Lien Credit Agreement), (ii) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in the Existing Second Lien Note Purchase Agreement) and (iii) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in any definitive documentation for any Other Senior Indebtedness) and (b) the seven year anniversary of the Issuance Date. “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash, including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Maker and its Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), (x) the amount of all payments that are not prohibited hereunder and are made by Maker and its Subsidiaries as a result of such event to repay indebtedness not prohibited to be incurred hereunder (other than the Principal Amount) secured by such asset and otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof

10 (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Maker or its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Maker or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of tax distributions, dividends and other Restricted Payments that Maker and/or the Subsidiaries may make pursuant to Section 6(b)(i) as a result of such event, and the amount of any reserves established by Parent and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Maker at such time of Net Proceeds in the amount of such reduction. “Opco Borrower” means Academic Partnerships, LLC, a Delaware limited liability company. “Opco Holdings” means TVG-Academic Partnerships Acquisition Corp., a Delaware corporation. “Other Senior Indebtedness” means any indebtedness for borrowed money (excluding indebtedness outstanding (or committed to be provided) under the Existing Credit Agreements and, for the avoidance of doubt, any indebtedness of the type described in clauses (b)(i) through (b)(xi) of the definition of “Paydown Indebtedness”) in an aggregate principal amount greater than or equal to $10,000,000 that is issued, incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, as such documentation evidencing such indebtedness may be amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time (and, for the avoidance of doubt with respect to any such agreement that has been amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time, as further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time)). “Parent Holdco” means Education Services Holdings Corp., a Delaware corporation. “Paydown Indebtedness” means any indebtedness for borrowed money that is issued or incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, (a) including, for the avoidance of doubt, any Other Senior Indebtedness and any other indebtedness which refinances or replaces (or in the case of any revolving facility, increases), in whole or in part, the indebtedness and/or commitments under either of the Existing Credit Agreements but (b) excluding, to the extent constituting debt for borrowed money (i) indebtedness (including “Capital Lease Obligations” or similar term (as defined in any Senior Credit Agreement) and purchase money indebtedness) financing the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets, (ii) indebtedness in respect of “Cash Management Obligations” or similar term (as defined in any Senior Credit Agreement) and other similar indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (iii) indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non- competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any acquisition, any other similar investment or any disposition, (iv) indebtedness consisting of (I) the financing of insurance premiums or (II) take-or-pay obligations contained in supply arrangements, (v) indebtedness supported by a letter of credit in a principal amount not to exceed the face amount of such

11 letter of credit, (vi) indebtedness in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims, (vii) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, (viii)(I) indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of Parent Holdco or any of its Subsidiaries and (II) indebtedness consisting of obligations of the Opco Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Opco Borrower (or any direct or indirect parent thereof) or its Subsidiaries or other similar arrangements incurred by such Persons in connection with acquisitions or any other similar investment, (ix) indebtedness consisting of unsecured promissory notes issued by the Opco Borrower or any of its Subsidiaries to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Opco Borrower (or any direct or indirect parent thereof), (x) contingent indemnity and expense reimbursement obligations and (xi) any Permitted Refinancing of the indebtedness described in clauses (i) through (xi) of this clause (b). “Permitted Holders” means (a) the Sponsor and (b) the Management Investors; provided that, for purposes of the definition of “Change of Control”, any voting Equity Interests held by the Management Investors in Parent Holdco or any direct or direct parent company thereof in excess of 10% of the aggregate voting Equity Interests in Parent Holdco or any direct or indirect parent company thereof shall be disregarded for purposes of determining the respective thresholds in the definition thereof. “Permitted Refinancing” means, with respect to any Person, any amendment, restatement, amendment and restatement, supplement or other modification, extension, renewal, replacement or refinancing (whether in whole or in part) of any indebtedness of such Person from time to time (and, for the avoidance of doubt with respect to any such agreement that has been amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time, as further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time)) (such indebtedness so amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (or further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time), “Specified Indebtedness”); provided that the aggregate principal amount and/or unfunded commitments resulting therefrom does not exceed the principal amount (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) and/or unfunded commitments of such Specified Indebtedness immediately prior to such amendment, restatement, amendment and restatement, supplement or other modification, extension, renewal, replacement or refinancing plus any accrued and unpaid and/or uncapitalized interests on such Specified Indebtedness plus all premiums, fees, expenses and charges, accrued and unpaid and/or uncapitalized interest, additional or contingent interest (including post- petition interest) or other amounts owing or paid related to such Specified Indebtedness. “Permitted Restricted Payment” means any Restricted Payment that is not prohibited pursuant to Section 6 hereof.

12 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether existing as of the date hereof or subsequently created or coming to exist. “Principal Amount” means, collectively, an amount equal to the sum of: (a) $[__] plus (b) on and as of any date on which any Earn-Out Payment (as defined in Exhibit G to the Purchase Agreement) would otherwise be required (if not for the occurrence of a Cash Payment Blocking Condition) to be paid in cash to Holder in accordance with Section 3.3 of the Purchase Agreement (each, an “Additional Issuance Date”) and solely to the extent required by Section 3.3 of Exhibit G of the Purchase Agreement, the amount of any Earn-Out Payment (as defined in Exhibit G of the Purchase Agreement) or portion thereof that is required to be added to the then-current principal balance of this Note in accordance with Section 3.3 of Exhibit G of the Purchase Agreement, plus (c) without duplication of the foregoing, any Capitalized Interest (which, for the avoidance of doubt shall be recalculated, if applicable, to give effect to any partial prepayment of the Principal Amount of this Note, in cash, prior to the then-applicable Repayment Date) less (d) the aggregate amount of any partial prepayment of the Principal Amount of this Note, in cash, prior to the then- applicable Repayment Date less any amounts permitted to be deducted pursuant to the Purchase Agreement; it being understood that the aggregate outstanding Principal Amount of this Note shall be calculated or recalculated, as applicable, on any Repayment Date. “Purchase Agreement” means that certain Amended and Restated Stock Purchase Agreement, dated as of November 13, 2023, by and among Maker, Academic Partnerships, LLC, a Delaware limited liability company, and John Wiley & Sons, Inc., a New York corporation, as amended, supplemented or otherwise modified from time to time. “Repayment Date” means, any date on which the Principal Amount of this Note is prepaid or repaid in cash in accordance with the terms of this Note, whether in full or in part. “Restricted Payment” means any cash dividend or other cash distribution with respect to any Equity Interests in Maker, or any cash payment including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interests in Maker or any option, warrant or other right to acquire any such equity interests in Maker. “Retained Paydown Indebtedness Amount” means, as of any date of determination, an amount equal to the sum of the following, without duplication: (i) the aggregate principal amount of any indebtedness or unfunded commitments under the Existing First Lien Credit Agreement (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) outstanding on such date, (ii) the aggregate principal amount of indebtedness or unfunded commitments in respect of any revolving credit facility for working capital and other ordinary course business purposes (other than for the purposes of funding any acquisition of a business or other similar investment or any dividend) issued or incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, outstanding on such date, to the extent permitted to be incurred or established pursuant to Section 7, together with all accrued and unpaid and/or uncapitalized interest thereon on such date, (iii) the aggregate principal amount of any indebtedness or unfunded commitments under the Existing Second Lien Note Purchase Agreement (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) outstanding on such date, (iv) the aggregate principal amount of any indebtedness or unfunded commitments under any definitive documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) used to fund integration costs in connection with the transactions contemplated by the Purchase Agreement in an aggregate principal amount not to exceed the Integration Cushion Amount on such date, (v) on and after the first date on which all of the outstanding indebtedness

13 and other obligations (other than contingent indemnity and expense reimbursement obligations) under each of the Existing Credit Agreements have been refinanced, replaced or otherwise repaid in full, the aggregate principal amount of any indebtedness or unfunded commitments under any definitive documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) used for any purpose in an aggregate principal amount not to exceed the General Cushion Amount on such date, (vi) the aggregate principal amount of any indebtedness or unfunded commitments under any definitive documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) in an amount not to exceed the sum of (x) Net Proceeds of new public or private issuances of Equity Interests (excluding (x) Net Proceeds which will be applied as cure amounts under any Senior Credit Agreement and (y) Net Proceeds from any IPO) of Maker or any parent of Maker after the Issuance Date which Net Proceeds are contributed to Maker or any Subsidiary thereof in cash in exchange for common shares of Maker, plus (y) Net Proceeds of capital contributions received by the Maker in cash after the Issuance Date (together, clauses (x) and (y), the “Sponsor Contribution Amount”) plus any “paid-in-kind” interest on such Paydown Indebtedness that has been capitalized less all or any portion of the Sponsor Contribution Amount that is applied (in lieu of application pursuant to this clause (vi)) to make a Permitted Restricted Payment in reliance on Section 6(d)(i), (vii) any “paid-in-kind” interest on any Paydown Indebtedness that is applied to prepay the Principal Amount and/or accrued and unpaid and/or uncapitalized interest thereon pursuant to Section 3(b)(v), (viii) any Permitted Refinancing (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) of any indebtedness described in the forgoing clauses (i) through (vii) and (ix) all premiums, fees, expenses and charges, accrued and unpaid and/or uncapitalized interest, additional or contingent interest (including post-petition interest) or other amounts owing or paid related to any indebtedness described in the foregoing clauses (i) through (vii). “Senior Credit Agreements” means, collectively, the Existing First Lien Credit Agreement, the Existing Second Lien Note Purchase Agreement and the definitive documentation for any Other Senior Indebtedness. “Senior Obligations” means, without duplication, all “Obligations” or similar term (as defined in any Senior Credit Agreement). “Sponsor” means The Vistria Group, LP, Elliott Investment Management L.P., and each of their respective Controlled Investment Affiliates. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity). “Termination Date” means the date on which the Principal Amount and all accrued and unpaid and/or uncapitalized interest that is due and payable hereunder on and as of such date, shall have been paid in full in cash. 2. Payment of Interest. (a) Interest on the Principal Amount of this Note shall accrue daily and compound annually, commencing on the Issuance Date (or, for the avoidance of doubt, on the portion of the Principal

14 Amount described in (i) clause (b) of the definition thereof, commencing on the applicable Additional Issuance Date on which such amounts are added to the Principal Amount and (ii) clause (c) of the definition thereof, commencing on each Capitalization Date, as applicable) and shall continue accruing until the Termination Date, at a rate per annum equal to (x) ten percent (10.0%), on and following the Issuance Date until (but not including) the second anniversary of the Issuance Date, and (y) twelve percent (12.0%) on and following the second anniversary of the Issuance Date until (but not including) the Maturity Date, in each case of clause (x) and (y), computed based on a 365-day or 366-day, as applicable, year (collectively, the “Interest Rate”). (b) If an Event of Default has occurred and is continuing, then immediately after written notice from the Holder to the Maker, this Note shall bear interest at then-applicable Interest Rate described above plus two percent (2.0%) per annum, which shall accrue daily and be compound annually (the “Default Interest Rate”). (c) Unless paid in cash (in the Maker’s sole discretion), all accrued and unpaid interest (whether accruing at the Interest Rate or at the Default Interest Rate) shall be paid in kind and capitalized by adding the full amount thereof to the principal balance of this Note (such interest, “Capitalized Interest”) on an annual basis on each anniversary of the Issuance Date (each a “Capitalization Date”) until (but not including) the Maturity Date, commencing with [●]1 . Subject to Section 4, any accrued interest not previously paid in cash or capitalized shall be due and payable on each Repayment Date, which (a) in the case of any partial prepayment, shall be calculated based on the portion of the Principal Amount of this Note so prepaid and (b) in the case of repayment of the then-outstanding Principal Amount of this Note in full, whether on the Maturity Date or otherwise, shall be calculated based on the then-outstanding Principal Amount of this Note. 3. Principal Amount. (a) Scheduled Payment. Subject to the provisions of this Section 3 and Section 4, the Maker shall pay, in cash, the aggregate unpaid Principal Amount of this Note, together with all accrued but unpaid and/or uncapitalized interest thereon, on the Maturity Date. (b) Mandatory Prepayments. Subject to the provisions of this Section 3 and Section 4, unless otherwise agreed in writing by the Maker and the Holder, the Maker shall pay, in cash, the following amounts to Holder, which shall be applied in accordance with Section 3(d) hereof: (i) in an amount equal to 100% of the then-outstanding Principal Amount plus any accrued and unpaid and/or uncapitalized interest thereon, substantially concurrently with a Change of Control; (ii) in an amount equal to 100% of any Restricted Payment (other than a Permitted Restricted Payment), on or before the date that is ten (10) Business Days following the date on which the Maker becomes aware that such Restricted Payment was not a Permitted Restricted Payment, unless such Restricted Payment or an amount equal to such Restricted Payment shall have been returned to Maker or its Subsidiaries within such ten (10) Business Day period; (iii) in an amount equal to 100% of the Net Proceeds of any non-ordinary course sale, transfer or other disposition of any property or asset of Parent Holdco, Opco Holdings, the Opco Borrower and/or any of their respective subsidiaries, actually received by Parent Holdco, 1 To be the date that is one year after the Issuance Date.

15 Opco Holdings, the Opco Borrower and/or any of their respective subsidiaries, but solely to the extent such Net Proceeds would be required to be applied to prepay loans or notes under the Existing Credit Agreements and/or any definitive documentation governing any Other Senior Indebtedness under the terms thereof (subject to any reinvestment rights under the terms of any thereof) as in effect on the date of the receipt of such Net Proceeds, on or before the date that is three (3) Business Days following the receipt of such Net Proceeds; provided that no prepayment of the Principal Amount or any accrued and unpaid and/or uncapitalized interest thereon shall be required pursuant to this clause (iii) until the Senior Obligations have been paid in full in cash; (iv) in an amount equal to 50% of the Net Proceeds of any IPO by Maker (or any parent entity thereof) with aggregate gross proceeds in excess of $25,000,000, on the date such Net Proceeds are received; (v) until the first date on which the outstanding Principal Amount of this Note is less than an amount equal to (x) 30% of the original Principal Amount of this Note on the Issuance Date plus (y) 30% of the aggregate amount added to the Principal Amount of this Note pursuant to clause (b) of the definition of “Principal Amount” on each Additional Issuance Date, in an amount equal to 100% of the Net Proceeds of any Paydown Indebtedness that is issued, incurred, guaranteed or permitted to exist by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing in excess of the Retained Paydown Indebtedness Amount, on or before the date that is five (5) Business Days following the issuance or incurrence of such Paydown Indebtedness; and (vi) in an amount equal to 100% of the Net Proceeds of (x) any indebtedness incurred by Maker and (y) any indebtedness incurred by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, in each case of clause (x) and (y), that is prohibited under Section 7 below, on the date such Net Proceeds are received; provided that no prepayment of the Principal Amount or any accrued and unpaid and/or uncapitalized interest thereon shall be required pursuant to clause (vi)(y) until the Senior Obligations have been paid in full in cash. (c) Optional Prepayments. Subject to the provisions of this Section 3, the Maker may, at any time and from time to time, without premium or penalty, prepay, in cash, all or any portion of the then- outstanding Principal Amount of this Note, together with any accrued and unpaid and/or uncapitalized interest on the portion of such Principal Amount so prepaid. (d) Application of Payments. Payments under this Note shall be applied (i) first, to the payment of accrued and unpaid and/or uncapitalized interest required to be paid pursuant to Section 2 hereof until such interest is paid in full, and (ii) second, to the repayment of the unpaid Principal Amount of this Note. 4. Restrictions on Payment. Until the Senior Obligations have been repaid in full in cash, the Maker, directly or indirectly, shall not be required to pay in cash any amount that is due and payable hereunder (including, but not limited to, the Principal Amount of, or accrued and unpaid and/or uncapitalized interest on, this Note), so long as and to the extent that (i) any “Event of Default” or similar term (as defined in any Senior Credit Agreement) has occurred and is continuing or would result from the payment of such amount or (ii) the Maker is otherwise prohibited under the terms of any Senior Credit Agreement from making a “Restricted Payment” or similar term (as defined in any Senior Credit Agreement) (each of the foregoing events described in clauses (i) and (ii), a “Blockage Event”). Upon the

16 Blockage Event no longer continuing, the Maker shall be required to pay, in cash, any amounts that are then due and payable. For the avoidance of doubt, this Section 4 shall not apply to (x) any optional prepayments made in accordance with Section 3(c) above, (y) any mandatory prepayments made in accordance with Section 3(b)(i), (ii), (iv), (v) or (vi)(x) above or (z) payment of the Principal Amount of, and any accrued and unpaid and/or uncapitalized interest on, this Note on the Maturity Date. 5. Representations and Warranties. The Maker represents and warrants to the Holder that the following are, and immediately after giving effect to the transactions contemplated hereby as of the date hereof shall be, true, correct and complete: (a) Corporate Existence and Power. The Maker (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the power and authority and all required governmental licenses, authorizations, consents and approvals to (x) own its assets and carry on its business and (y) execute, deliver, and perform its obligations under this Note. (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Maker have been duly authorized by all necessary action, and do not and will not contravene the terms of any of its organizational documents. (c) Binding Effect. This Note constitutes the legal, valid and binding obligations of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. (d) Solvency. Immediately after the consummation of each of the transactions to occur on the Issuance Date (including the issuance and incurrence of this Note), (a) the sum of the debt (including contingent liabilities) of Maker and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Maker and its Subsidiaries, on a consolidated basis, (b) the capital of Maker and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the Issuance Date, (c) Maker and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (d) Maker and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 5(d), the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual pursuant to Financial Accounting Standards Board Statement No. 5). 6. Restricted Payments. Maker shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (collectively, the following exceptions, the “Permitted Restricted Payments”): (a) payments made or expected to be made by Maker in respect of withholding or similar taxes payable upon exercise, vesting or settlement of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) of Maker or any of its Subsidiaries and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

17 (b) Maker may make the following Restricted Payments in cash to any direct or indirect parent of Maker: (i) dividends on the stock of Maker paid and declared solely for the purpose of funding, without duplication, so long as Maker is (and, if applicable, its Subsidiaries are) a member of a consolidated, combined, unitary, or similar group of which a direct or indirect parent of Maker is the common parent, payments by such common parent in respect of the income tax liabilities for such period attributable to the taxable income of Maker and its applicable Subsidiaries; provided, however, that the dividend or distributions permitted under this clause (i) shall not exceed the lesser of (x) the amount of the relevant income tax (including any penalties and interest) that Maker would owe if Maker were to file a separate consolidated, combined, unitary, or similar tax return as a parent of the group including the relevant Subsidiaries (or a separate return if there are no such Subsidiaries), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Maker and the relevant Subsidiaries from other taxable years and (y) the net amount of the relevant income tax that such parent actually owes to the appropriate taxing authority; provided, further, however, that any dividends or distributions received from Maker pursuant to this clause (i) shall be paid by such parent over to the appropriate taxing authority within thirty (30) days of such parent’s receipt thereof or refunded to the Maker; provided, further, that, notwithstanding anything to the contrary in Section 12 hereof, this Section 6(b)(i) shall, at the Borrower’s election, be deemed to be automatically amended or modified to conform mutatis mutandis to any such equivalent provision included in any Senior Credit Agreement upon notice from the Borrower to the Maker (which notice may be retroactive); (ii) the proceeds of which shall be used by any direct or indirect parent of Maker to pay (v) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business and that are attributable to the ownership or operation of Maker and its Subsidiaries, (w) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of any parent of Maker attributable to the ownership or operations of Maker and its Subsidiaries, (x) fees and expenses (1) due and payable by any of Maker and its Subsidiaries and (2) not prohibited by the terms of this Note, (y) amounts due and payable pursuant to any management services agreement, investor management agreement or similar agreement executed by the Opco Borrower and/or its Subsidiaries and any Sponsor or its Affiliates as in effect on the Issuance Date and (z) board fees to independent members of the Board of Directors of any parent of Maker; (iii) the proceeds of which shall be used to pay franchise and similar levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, or fees imposed by the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank), including any interest, additions to tax or penalties applicable thereto, and other fees and expenses, required to maintain its corporate or other legal existence; (iv) to finance any investment made by any parent company of Maker that, if made by any Subsidiary of Maker, would not be prohibited by any Senior Credit Agreement; provided that (x) such Restricted Payment shall be made substantially concurrently with the closing of such investment and (y) such parent company shall, immediately following the closing thereof, cause

18 (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made in connection therewith) to be contributed to Maker or any of its Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Maker or any of its Subsidiaries in connection therewith; (v) the proceeds of which shall be used to pay fees and expenses related to any equity or debt offering; (vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Maker or any direct or indirect parent company of Maker to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Maker and its Subsidiaries; (c) Maker may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any acquisition or similar investment not prohibited by any Senior Credit Agreement and (ii) honor any conversion request by a holder of convertible indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible indebtedness in accordance with its terms; (d) (i) Restricted Payments in an amount equal to the Sponsor Contribution Amount less all or any portion of the Sponsor Contribution Amount that is applied (in lieu of application pursuant to this clause (d)(i)) to increase the Retained Paydown Indebtedness Amount or otherwise required to be applied to prepay the Principal Amount pursuant to Section 3(b)(iv); and (e) Restricted Payments by Maker to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or to service indebtedness incurred by Maker to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest (or make Restricted Payments to allow any of Maker’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or to service indebtedness incurred by Maker to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests or to service indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests), held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Maker (or any direct or indirect parent thereof) and its Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that cancellation of indebtedness owing to Maker from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Maker or any Subsidiary in connection with a repurchase of Equity Interests of Maker shall not be deemed to constitute a Restricted Payment for purposes of this Section 6 or any other provisions of this Note. 7. Indebtedness. Maker shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or permit to exist any indebtedness, except (a) Parent Holdco, Opco Holdings, Opco Borrower and their respective Subsidiaries (but, for the avoidance of doubt, not Maker) may incur, assume, guarantee or permit to exist any indebtedness that is not prohibited by the terms of any Senior Credit Agreement; provided that (i) if any such indebtedness is subject to any “dollar” cap (including any applicable “EBITDA grower”) or any ratio or other “incurrence test” in any Senior Credit Agreement, such

19 indebtedness shall be permitted to be incurred, assumed, guaranteed or exist, as applicable, under this Note in an amount equal to the most borrower-favorable of such analogous “dollar” cap (including any applicable “EBITDA grower”) or ratio or other “incurrence test”, as applicable, contained in any Senior Credit Agreement plus a 25% borrower-favorable cushion on such amount (which, for the avoidance of doubt, in the case of (x) any leverage-based incurrence test shall be calculated by multiplying the applicable ratio by 1.25 (e.g., 6.0x multiplied by 1.25, results in 7.5x) and (y) any fixed charge coverage ratio incurrence test shall be calculated by multiplying the applicable ratio by 0.75 (e.g., 1.1x multiplied by 0.75, results in 0.825x)) and (ii) notwithstanding clause (a) above, if any such indebtedness is permitted to be incurred, assumed, guaranteed or exist on an unlimited basis pursuant to the terms of any Senior Credit Agreement, then such indebtedness shall be permitted to be incurred, assumed, guaranteed or exist under this Note on an unlimited basis; and (b) Maker may incur, assume, guarantee or permit to exist any indebtedness that is incidental to its (i) existence or business and (ii) activities permitted pursuant to Section 8 below. 8. Passive Holdings. (a) Maker shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of Parent Holdco, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of a consolidated group of with its parent entities and its Subsidiaries, (iv) the performance of its obligations under and in connection with this Note, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Note, including the costs, fees and expenses related thereto, (vi) making any Permitted Restricted Payment, (vii) making investments in Parent Holdco or any subsidiary thereof, (viii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (ix) providing indemnification to officers and members of the Board of Directors, (x) activities incidental to the consummation of the transactions contemplated by this Note or the Purchase Agreement, and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this clause (a); and (b) Maker (x) shall not own or acquire any material assets (other than Equity Interests of Parent Holdco and cash and cash equivalents), (y) incur any indebtedness or liabilities (other than liabilities as referred to in clause (a) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Note) or (z) voluntarily create, incur, assume or permit to exist any lien on any property or asset (in either case) now owned or hereafter acquired by it to secure obligations in respect of debt for borrowed money. 9. Refinancing Indebtedness. The Maker shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to obtain Other Senior Indebtedness (to the extent obtaining such Other Senior Indebtedness makes reasonable commercial sense, as determined in good faith by the Maker, taking into account the terms and conditions of any such proposed Other Senior Indebtedness and the general condition and availability of the debt markets) in an amount that is sufficient to repay the then-outstanding Principal Amount, together with all accrued and unpaid and/or uncapitalized interest, in full in cash, taking into account any applicable Retained Paydown Indebtedness Amount (such sufficient amount, the “Required Amount”); provided that, for the avoidance of doubt, any failure to so obtain, in and of itself, any Paydown Indebtedness sufficient to repay the Required Amount on or prior to the Maturity Date shall not be deemed to be an Event of Default hereunder. 10. Defaults and Remedies. (a) Events of Default. An “Event of Default” shall occur under this Note if:

20 (i) the Maker shall fail to make any cash payment of unpaid principal or accrued but unpaid and/or uncapitalized interest under this Note when the same shall become due and payable on the Maturity Date or as provided in Section 3(b)(i) hereof, and such failure to pay is not cured within ten (10) calendar days after the occurrence thereof; provided that, for the avoidance of doubt, any interest which is paid in kind in accordance with Section 2 shall no longer be deemed to be due and payable, and no default or Event of Default under this Note shall exist due to the fact that such interest is not paid in cash (except on the Maturity Date or as provided in Section 3(b)(i) hereof); or (ii) any of Maker’s Subsidiaries fails to perform or observe any covenant or obligation contained in any Senior Credit Agreement, as a result of which the holders of such Senior Obligations have terminated all commitments (if any) under such Senior Credit Agreement(s) and accelerated or otherwise declared due and payable all obligations with respect thereto prior to the scheduled maturity thereof. (b) Remedies. Subject to Section 4 and the last sentence of Section 7(d)(I) of the Purchase Agreement, if an Event of Default has occurred and is continuing, upon two days’ prior written notice from the Holder to the Maker: (i) the Holder may declare all or any portion of the unpaid obligations hereunder to be immediately due and payable; and (ii) the Holder shall be entitled to exercise any other rights which have been afforded to the Holder under any contract or agreement at any time and other rights which the Holder may have pursuant to applicable law. Failure of the Holder, for any period of time or on more than one occasion, to declare and demand this Note immediately due and payable shall not constitute a waiver of the right to exercise the same at any time from and after any Event of Default. 11. Tax Forms; Withholding. The Holder and any successor or permitted assignee of the Holder shall deliver to the Maker a duly completed and executed IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax. Such form shall be delivered by the Holder on the date hereof and by any successor or permitted assignee at the time the applicable Transfer is consummated (and by each of them from time to time thereafter upon the request of the Maker or if the previously provided form becomes obsolete or inaccurate in any respect). The Maker shall be entitled to deduct and withhold from any amounts payable under this Note such amounts as the Maker is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of applicable law. To the extent that amounts payable to a recipient are so withheld by the Maker, such withheld amounts shall be treated for all purposes of this Note as having been paid to the recipient. 12. Amendment and Waiver. The provisions of this Note may not be amended or waived, and neither the Maker nor the Holder may take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the prior written consent of the other party hereto. 13. Assignment and Transfer. The rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors and permitted assigns and transferees of the Maker and the Holder; provided that (x) in no event shall the Holder sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) this Note or any interest herein without consent of the Maker (which consent shall not be unreasonably withheld, conditioned or delayed) other than to Holder’s wholly- owned domestic subsidiaries and (y) in no event shall the Maker assign any of its obligations hereunder

21 without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed). If Holder sells, assigns or otherwise transfers any of its rights to receive payments with respect to the Note to another person or entity (a “Transferee”), then Maker shall implement and maintain a register for the recordation of the names and addresses of Holder's Transferees, the portion of the Note assigned or transferred and the principal amounts (and stated interest) owing to Holder and any Transferee (the “Register”). The entries in the Register shall be conclusive, absent manifest error. Maker, Holder and each Transferee shall treat the person or entity whose name is recorded in the Register pursuant to the terms hereof as the owner of its portion of the Note for all purposes of this Note, notwithstanding notice to the contrary. No transfer of any right to receive payments with respect to the Note shall be effective until entered into the Register, which entry shall be made promptly upon Holder's request. The Register shall be available for inspection by Holder, Maker and any Transferee, at any reasonable time and from time to time upon reasonable prior notice. The Holder shall cooperate with Maker in all respects, including by providing appropriate information, so that the Note is at all times in registered form within the meaning of Treasury Regulations Section 5f.103-1(c). 14. Cancellation. Upon payment in full of the Principal Amount and the accrued but unpaid and/or uncapitalized interest owed on this Note, this Note shall be immediately and automatically canceled and the Holder shall immediately surrender this Note to the Maker for cancellation (provided that any failure to surrender this Note shall not affect the automatic cancellation hereof). Except in the case of a replacement note issued pursuant to Section 13 or 15, after cancellation of this Note, this Note shall not be reissued. 15. Replacement. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Maker or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Maker, at the Holder’s expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Maker shall not be deemed to be an outstanding Note and shall be deemed cancelled without any further action by the Maker, the Holder or any other Person. 16. Place of Payment; Notices. All payments required to be made in cash, including payments of principal and accrued but unpaid and/or uncapitalized interest, shall be made by the Maker in the lawful money of the United States of America by wire transfer of immediately available funds to such account as may be designated by the Holder from time to time. Section 9(c) of the Purchase Agreement is incorporated herein mutatis mutandis. 17. Business Days. If any cash payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment of any cash amount shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made. 18. Governing Law, Jurisdiction and Service of Process. (a) This Note and any claim or controversy relating to the subject matter hereof, whether sounding in contract law, tort law or otherwise, shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York; provided that, notwithstanding the foregoing, it is understood and agreed that all claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to Section 24 hereof shall be governed by and construed and enforced in accordance with the internal

22 laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County (borough of Manhattan) and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in clause (a) of this Section 18, and each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each of the parties hereto hereby irrevocably agrees that service of process, summons, notice or other document by mail to such party’s address set forth in the Purchase Agreement, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof in any action or proceeding arising out of or relating to this Note and that any objections to such service of process are hereby waived. 19. WAIVER OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE MAKER AND THE HOLDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 19. 20. No Waiver. The rights and remedies of the Holder expressly set forth in this Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, in equity or otherwise. No failure or delay on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No course of dealing between the Maker and the Holder or their agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon the Maker in any case shall entitle the Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Holder to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

23 21. Construction. The headings of the various sections and subsections of this Note have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. The Maker and the Holder have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Maker and the Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note. 22. Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. 23. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Note by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Note shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 24. Confidentiality. The Holder agrees to keep confidential all information in accordance with Section 4.11 of the Purchase Agreement, as if such section was set forth in full herein, mutatis mutandis; provided that, for purposes of this Section 24, each reference to “Confidentiality Period” in Section 4.11 of the Purchase Agreement shall mean the period commencing on the Issuance Date and ending on the date that is the two year anniversary of the Maturity Date. [The Remainder of This Page is Intentionally Left Blank]

[Signature Page to Unsecured Promissory Note] IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written. MAKER: EDUCATION SERVICES UPPER HOLDINGS CORP. By: ________________________________ Name: ________________________________ Its: ________________________________

AGREED AND ACCEPTED: JOHN WILEY & SONS, INC. By: ________________________________ Name: ________________________________ Its: ________________________________

Exhibit F Form of Bill of Sale, Assignment and Assumption Agreement [Attached]

Exhibit G Earn-Out Consideration [Attached]

Exhibit G Earn-Out Consideration This Exhibit G sets forth the terms and conditions under which the Earn-Out Consideration may become payable to Seller pursuant to Section 1.7 of that certain Membership Interest Purchase Agreement (the “Agreement”), dated as of November 13, 2023, by and among Education Services Upper Holdings Corp., a Delaware corporation (“Upper Holdings”), Academic Partnerships, LLC, a Delaware limited liability company (“Buyer”), and John Wiley & Sons, Inc., a New York corporation (“Seller”). Capitalized terms used in this Exhibit G and not otherwise defined in this Exhibit G have the respective meanings ascribed to such terms in the Agreement. Unless stated otherwise, Section references in this Exhibit G refer to the Sections of this Exhibit G (rather than to the Sections of the Agreement) and the terms “hereof” or “herein” refer to this Exhibit G rather than to the Agreement. 1. Definitions/Interpretation. The following terms used in this Exhibit G have the meanings set forth below: 1.1. “Adverse Amendments Without Cause” means, except for any Partner Contract that has nine (9) months or less remaining on its then-current term, the amendment of a Partner Contract with an Existing Customer at the initiation of the Business after the Closing Date (rather than an amendment of a Partner Contract initiated by or at the behest of such Existing Customer, initiated by the Business on or prior to the Closing or initiated by the Business in response to such Existing Customer threatening to terminate such Partner Contract) that reduces the revenue share percentage for the Business during any Earn-Out Period. Notwithstanding the foregoing, an Adverse Amendment Without Cause shall not be deemed to have occurred if, as of the applicable date of amendment, Cause is present with respect to such Existing Customer. 1.2. “Cause” shall be deemed to be present with respect to a particular Existing Customer if, as of the applicable date of determination, any of the following conditions is satisfied: (a) the amount of Qualifying Revenue generated by such Existing Customer during the trailing-twelve-month period ending as of the most recent month-end date prior to such date of determination is more than 33.3% below the amount set forth opposite the name of such Existing Customer on Schedule I in respect of the Earn-Out Period during which the last day of such trailing-twelve-month period falls; (b) such Existing Customer has failed to pay more than 50% of any invoice when due and such non-payment is continuing for more than 75 days after written notice of such non-payment is delivered to such Existing Customer by or on behalf of the Business (provided, that such non- payment does not result from failure to deliver the applicable invoice(s) prior to sending a notice of non-payment); (c) the Business is required by a Governmental Authority to terminate or modify its business relationship with such Existing Customer; (d) such Existing Customer ceases to hold any accreditation that is relevant to its continued business relationship with the Business; or (e) such Existing Customer has provided written notice of its termination of its Partner Contract or its Partner Contract has otherwise expired. 1.3. “Earn-Out Accounting Principles” means the Accounting Principles. 1.4. “Earn-Out Payment” means the 2025 Earn-Out Payment or 2026 Earn-Out Payment, as applicable, each as defined in Section 3. 1.5. “Earn-Out Period” means either of the First Earn-Out Period or the Second Earn-Out Period, as applicable.

1.6. “Excluded Customer” means any Person that remains a Non-Consenting Key Customer as of the end of the Consent Solicitation End Date. 1.7. “Existing Customers” means only those customers of the Business identified on Schedule I to this Exhibit G; provided, that any Excluded Customer shall not be considered an Existing Customer hereunder. 1.8. “First Earn-Out Period” means May 1, 2024 through and including April 30, 2025. 1.9. “First Period Maximum Earn-Out Amount” means the product obtained by multiplying (i) $10,000,000, by (ii) the Partner Consent Adjustment Percentage (calculated based on the remaining Non-Consenting Key Customers as of the end of the Consent Solicitation End Date, rather than as of the Closing Date). 1.10. “First Period Maximum Earn-Out Threshold” means $178,700,000; provided, that the First Period Maximum Earn-Out Threshold shall be reduced dollar-for-dollar by the sum of (a) the aggregate amounts set forth opposite the names of the Excluded Customers, if any, on Schedule I in respect of the First Earn-Out Period, and (b) the Triggering Event Adjustment Amount in respect of the First Earn-Out Period. 1.11. “First Period Qualifying Revenue” means Qualifying Revenue for the First Earn-Out Period, as determined in accordance with Section 2. 1.12. “Maximum Earn-Out Threshold” means the First Period Maximum Earn-Out Threshold or the Second Period Maximum Earn-Out Threshold, as applicable. 1.13. “Minimum Earn-Out Threshold” means $168,000,000 for the First Earn-Out Period and means $166,800,000 for the Second Earn-Out Period; provided, that the Minimum Earn-Out Threshold for the applicable Earn-Out Period shall be reduced dollar-for-dollar by the sum of (a) the aggregate amounts set forth opposite the names of the Excluded Customers, if any, on Schedule I for the applicable Earn-Out Period and (b) the Triggering Event Adjustment Amount for such Earn-Out Period. 1.14. “Qualifying Revenue” means, for any Earn-Out Period, the aggregate amount of revenue (net of customer discounts, including, but not limited to, rebates, refunds, reimbursements, price discounts and cash discounts) of the Business during such Earn-Out Period either: (i) from Existing Customers, or (ii) earned on a fee-for-service basis from Persons identified on Schedule II to this Exhibit G, in either case, as determined in accordance with the Earn-Out Accounting Principles and Section 2. Notwithstanding the foregoing, Qualifying Revenue shall in no event include any revenue from services provided by XYZ Media. 1.15. “Second Earn-Out Period” means May 1, 2025 through and including April 30, 2026. 1.16. “Second Period Maximum Earn-Out Amount” means the product obtained by multiplying (i) $30,000,000, by (ii) the Partner Consent Adjustment Percentage (calculated based on the remaining Non-Consenting Key Customers as of the end of the Consent Solicitation End Date, rather than as of the Closing Date). 1.17. “Second Period Maximum Earn-Out Threshold” means $184,400,000; provided, that the Second Period Maximum Earn-Out Threshold shall be reduced dollar-for-dollar by the sum of (a) the aggregate amounts set forth opposite the names of the Excluded Customers, if any, on Schedule

I in respect of the Second Earn-Out Period and (b) the Triggering Event Adjustment Amount in respect of the Second Earn-Out Period. 1.18. “Second Period Qualifying Revenue” means Qualifying Revenue for the Second Earn-Out Period, as determined in accordance with Section 2. 1.19. “Termination Without Cause” means the termination of a Partner Contract with an Existing Customer after the Closing (but shall not include (i) a termination of a Partner Contract initiated by or at the behest of such Existing Customer or (ii) a termination initiated by the Business prior to the Closing), but solely if, as of the applicable date of termination, Cause is not present with respect to such Existing Customer. 1.20. “Triggering Event Adjustment Amount” means, with respect to a particular Earn-Out Period, the sum of (a) the Major Spend Reduction Credit Amount with respect to such Earn-Out Period, (b) the Termination Credit Amount with respect to such Earn-Out Period, and (c) the Amendment Credit Amount with respect to such Earn-Out Period. 2. Earn-Out Statements. 2.1. By the date that is (x) sixty (60) days following the end of each Earn-Out Period or (y) five (5) Business Days following receipt of the last invoice payment for such Earn-Out Period (but in any event no later than one hundred and twenty (120) days following the end of such Earn-Out Period), Buyer will prepare and deliver to Seller a written statement setting forth in reasonable detail the Buyer’s calculation of the total Qualifying Revenue for such Earn-Out Period, including the Qualifying Revenue attributable to each Existing Customer, the Minimum Earn-Out Threshold, the Maximum Earn-Out Threshold and the Maximum Earn-Out Amount and resulting applicable Earn-Out Payment for such applicable Earn-Out Period (each, an “Earn-Out Statement”), including reasonable supporting documentation for each component thereof (including with respect to the occurrence of any Major Spend Reduction, Termination Without Cause or Adverse Amendment Without Cause during such Earn-Out Period and the corresponding Triggering Event Adjustment Amount). Buyer shall prepare the Earn-Out Statement in good faith and in a manner consistent with the Earn-Out Accounting Principles and the provisions of this Exhibit G. After delivery of an Earn-Out Statement, Seller and its representatives shall be afforded reasonable access to the books and records of Buyer and its Affiliates solely to the extent related to the Business and the preparation and components of such Earn-Out Statement. Seller shall have the right to object to such Earn-Out Statement but only on the basis that it was not prepared in a manner consistent with this Exhibit G (including the definitions and components set forth herein) or on the basis of computational errors. If Seller has any objections to an Earn-Out Statement, Seller will deliver to Buyer a written statement setting forth in reasonable detail such objections and, to the extent feasible based on the information made available to Seller, a quantification thereof (an “Earn-Out Objections Statement”) within forty-five (45) days after delivery by Buyer of the applicable Earn-Out Statement. Seller shall be deemed to have agreed with all items and corresponding amounts included in the calculation of the applicable Qualifying Revenue except for such items that are specifically disputed in (or derived directly from items disputed in) an Earn- Out Objections Statement that is delivered in accordance with this Section 2.1 (each such disputed item, an “Earn-Out Objection”). For the avoidance of doubt, the Earn-Out Statement will become final and binding upon Buyer and Seller at 11:59 p.m. Chicago time on the 45th day following delivery thereof unless Seller delivers an Earn-Out Objections Statement to Buyer on or prior to such time.

2.2. In the event that Seller delivers a timely Earn-Out Objections Statement in accordance with Section 2.1, Seller and Buyer shall attempt in good faith to resolve each Earn-Out Objection, and any resolution agreed by them in writing shall be final, binding and conclusive for all purposes of determining the payments in this Exhibit G. In the event that, for any reason, Seller and Buyer do not resolve in writing each Earn-Out Objection within thirty (30) days (or such longer period as Seller and Buyer may agree in writing) following the delivery of the Earn-Out Objections Statement, each unresolved Earn-Out Objection shall be referred to the Independent Accountant. If any Earn-Out Objection is referred to the Independent Accountant, each of Buyer, on the one hand, and Seller, on the other hand, shall prepare separate written reports of each such Earn-Out Objection and deliver such reports to the Independent Accountant within thirty (30) days after the date the Independent Accountant is retained. Each of Buyer and Seller shall use commercially reasonable efforts to cause the Independent Accountant, acting as an expert, as soon as practicable and in any event, barring exceptional circumstances, within forty-five (45) days after receiving such written reports, to determine the manner in which the Earn-Out Objections shall be treated in the applicable Earn-Out Statement; provided, however, that the dollar amount of each Earn-Out Objection shall be determined within the range of dollar amounts proposed by Buyer, on the one hand, and Seller, on the other hand. Each of Buyer and Seller acknowledges and agrees that (i) the review by and determination of the Independent Accountant shall be limited only to the Earn-Out Objections contained in the reports prepared and submitted to the Independent Accountant by Buyer and Seller and (ii) the determinations by the Independent Accountant shall be based solely on (1) such reports submitted by Buyer and Seller and the basis for Buyer’s and Seller’s respective positions and (2) the terms of (including the definitions contained in) this Exhibit G and the Agreement. Neither of Buyer nor Seller shall authorize the Independent Accountant to modify or amend any term or provision hereof or modify items previously agreed in writing between Buyer and Seller. Each of Buyer and Seller shall use commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accountant. Any such information or documentation provided by any Party to the Independent Accountant shall be concurrently delivered to the other Party, subject, in the case of independent accountant work papers, to such other Party entering into a customary confidentiality and release agreement with respect thereto. Neither Buyer nor Seller shall disclose to the Independent Accountant, and the Independent Accountant shall not consider for any purposes, any settlement discussions or settlement offers made by any of the Parties related to any Earn-Out Objection. The determinations by the Independent Accountant as to the Earn-Out Objections shall be in writing and shall be an expert determination that is, absent manifest error by the Independent Accountant, final, binding and conclusive for all purposes of determining the applicable Earn-Out Payment, if any, and such determination may be entered and enforced in any court of competent jurisdiction. The costs and expenses of the Independent Accountant shall be allocated between Buyer, on the one hand, and Seller, on the other hand, on an inversely proportionate basis, based on the relative portion of all Earn-Out Objections submitted to the Independent Accountant that are ultimately resolved in favor of Seller and Buyer, respectively, by the Independent Accountant. As an illustrative example, if Earn-Out Objections totaling $1,000 are submitted to the Independent Accountant, and the Independent Accountant determines $700 thereof in favor of Buyer and awards $300 to the Seller, then the costs and expenses of the Independent Accountant shall be allocated 70% (i.e., $700/$1,000) to Seller and 30% (i.e., $300/$1,000) to Buyer. 3. Earn-Out Payments. Subject to the other terms and conditions of the Agreement and this Exhibit G: 3.1. Earn-Out Payment for First Earn-Out Period. Seller will be eligible to receive an Earn-Out Payment for the First Earn-Out Period from Buyer, if any, as determined in accordance with this Section 3.1 and Section 2 (the “2025 Earn-Out Payment”). The 2025 Earn-Out Payment payable to Seller hereunder shall be calculated as follows:

 3.1.1. In the event that First Period Qualifying Revenue is less than or equal to the Minimum Earn- Out Threshold for the First Earn-Out Period, then no 2025 Earn-Out Payment shall be due or payable.  3.1.2. In the event that the First Period Qualifying Revenue is greater than or equal to the First Period Maximum Earn-Out Threshold, the 2025 Earn-Out Payment shall be an amount equal to the First Period Maximum Earn-Out Amount. 3.1.3. In the event that the First Period Qualifying Revenue is greater than the Minimum Earn-Out Threshold for the First Earn-Out Period but less than the First Period Maximum Earn-Out Threshold, the 2025 Earn-Out Payment shall be an amount equal to the product of (A) the First Period Maximum Earn-Out Amount, multiplied by (B) a fraction, the numerator of which is equal to (1) the First Period Qualifying Revenue, minus (2) the Minimum Earn-Out Threshold for the First Earn-Out Period, and the denominator of which is equal to (1) the First Period Maximum Earn-Out Threshold, minus (2) the Minimum Earn-Out Threshold for the First Earn-Out Period (for illustrative purposes, in the event that the Minimum Earn-Out Threshold for the First Earn-Out Period is $168,000,000, the First Period Maximum Earn- Out Threshold is $178,700,000, the First Period Qualifying Revenue is $173,350,000 and the First Period Maximum Earn-Out Amount is $10,000,000, the 2025 Earn-Out Payment would be $5,000,000). 3.2. Earn-Out Payment for Second Period. Seller will be eligible to receive an Earn-Out Payment for the Second Period from Buyer, if any, determined in accordance with this Section 3.2 and Section 2 (the “2026 Earn-Out Payment”). The 2026 Earn-Out Payment payable to Seller hereunder shall be calculated as follows:  3.2.1. In the event that Second Period Qualifying Revenue is less than or equal to the Minimum Earn-Out Threshold for the Second Earn-Out Period, then no 2026 Earn-Out Payment shall be due or payable.  3.2.2. In the event that the Second Period Qualifying Revenue is greater than or equal to the Second Period Maximum Earn-Out Threshold, the 2026 Earn-Out Payment shall be an amount equal to the Second Period Maximum Earn-Out Amount. 3.2.3. In the event that the Second Period Qualifying Revenue is greater than the Minimum Earn- Out Threshold for the Second Earn-Out Period but less than the Second Period Maximum Earn-Out Threshold, the 2026 Earn-Out Payment shall be an amount equal to the product of (A) the Second Period Maximum Earn-Out Amount, multiplied by (B) a fraction, the numerator of which is equal to (1) the Second Period Qualifying Revenue, minus (2) the Minimum Earn-Out Threshold for the Second Earn-Out Period, and the denominator of which is equal to (1) the Second Period Maximum Earn-Out Threshold, minus (2) the Minimum Earn-Out Threshold for the Second Earn-Out Period (for illustrative purposes, in the event that the Minimum Earn-Out Threshold for the Second Earn-Out Period is $166,800,000, the Second Period Maximum Earn-Out Threshold is $184,400,000, the Second Period Qualifying Revenue is $180,000,000 and the Second Period Maximum Earn-Out Amount is $30,000,000, the 2026 Earn-Out Payment would be $22,500,000). 3.3. Payment of Earn-Out Payments. The payment of an Earn-Out Payment, if any, hereunder shall be made by Buyer by wire transfer of immediately available funds within five (5) Business Days after the applicable Earn-Out Payment is finally determined pursuant to Section 2 (such fifth Business

Day, the “Earn-Out Payment Deadline”) in accordance with the wire instructions provided by Seller; provided, that Buyer shall not be obligated to pay, and Seller shall not be entitled to receive, such portion of any Earn-Out Payment in cash if, but only to the extent, such cash payment (or, in the case of clause (c), below, such cash payment or any dividend, distribution or other cash payment required to be made to or by ESH or any of its Subsidiaries for purposes of making such cash payment) would (a) render Buyer and its Subsidiaries (on a consolidated basis) insolvent, (b) be prohibited by applicable Law, (c) be prohibited by, or would result in a default or event of default under, any credit agreement, note or similar debt financing instrument of (or guaranteed by) ESH or any of its Subsidiaries or (d) after giving effect to the payment thereof, leave Buyer and its Subsidiaries (on a combined basis) without sufficient liquidity and/or available capacity on their revolving credit lines to operate their business (on a combined basis) in the ordinary course for the six (6) month period following such payment, as determined by Buyer in good faith (each of the conditions described in the foregoing clauses (a), (b), (c) and (d), a “Cash Payment Blocking Condition”). In the event and to the extent that any one or more Cash Payment Blocking Conditions has occurred and is continuing on the Earn-Out Payment Deadline and all or any portion of any Earn-Out Payment has not been paid in cash by Buyer in accordance with this Section 3.3, then the portion of such Earn-Out Payment that has not been paid in cash as a result of such Cash Payment Blocking Condition shall be added to the then-current principal balance of the Seller Note as of the Earn-Out Payment Deadline and such principal balance shall thereafter be paid in accordance with the terms of the Seller Note; provided, further, that, if the Seller Note has already been satisfied and discharged in full as of the Earn-Out Payment Deadline, the provisions of the foregoing proviso shall instead be satisfied by the issuance by Upper Holdings to Seller of a new promissory note with such promissory note to have substantially similar terms to the Seller Note. 3.4. For the avoidance of doubt, in the event that the Minimum Earn-Out Threshold (as finally determined in accordance with Section 2) for a particular Earn-Out Period is not exceeded as provided in Section 3.1 or Section 3.2, as applicable, then Buyer shall not be required to make any payment of Earn-Out Consideration with respect to the applicable Earn-Out Period pursuant to Section 3.1 or Section 3.2, as applicable. 3.5. Notwithstanding anything in this Exhibit G or the Agreement to the contrary, in no event shall the total aggregate Earn-Out Consideration payable to Seller exceed (a) the First Period Maximum Earn-Out Amount, with respect to the First Earn-Out Period or (b) the Second Period Maximum Earn-Out Amount, with respect to the Second Period. 4. Covenants. From the Closing Date until the conclusion of the Second Earn-Out Period: 4.1. Minor Decreases in Marketing Expenditure. If the Business reduces its annual marketing expenditure with respect to any particular Existing Customer during any Earn-Out Period, and such reduction is by more than 20% but less than 33.3% relative to the marketing expenditure made by the Business with respect to such Existing Customer during the immediately preceding fiscal year prior to such Earn-Out Period (or, on a cumulative basis relative to the marketing expenditure made by the Business during the fiscal year immediately preceding the First Earn-Out Period), Buyer shall, or shall cause the Company to, provide written notice to Seller of such reduction along with reasonably detailed information to explain to Seller the reasons for such reduction. Notwithstanding the foregoing, the notification under this Section 4.1 shall apply with respect to any Existing Customer even with respect to which Cause is present. 4.2. Major Decreases in Marketing Expenditure. If the Business reduces its annual marketing expenditure (x) for any Earn-Out Period with respect to any particular Existing Customer and such reduction (including the cumulative effect of any individual reductions) is by 33.3% or more relative to the marketing expenditure made by the Business with respect to such Existing Customer during the immediately preceding fiscal year prior to such Earn-Out Period or (y) with respect to any particular Existing Customer, by a cumulative amount of more than 50.0% from the marketing expenditure made by the Business with respect to such Existing Customer during the fiscal year immediately prior to the First Earn-Out Period (in each such case, a “Major Spend Reduction”), Buyer shall, or shall cause the Company to, provide prompt written notice to Seller of such Major Spend Reduction. Unless a Major Spend Reduction is otherwise consented to by Seller in writing (in its sole discretion), the Minimum Earn-Out Threshold and the Maximum Earn-Out Threshold with respect to each then-current and any future Earn-Out Period shall be reduced by an amount equal to the positive difference (if any) between (i) the lesser of (A) the amount set forth opposite the name of such Existing Customer on Schedule I with respect to such applicable Earn-Out Period or (B) the actual Qualifying Revenue generated by such Existing Customer during the trailing- twelve-month period ending as of the most recent month-end date prior to such Major Spend Reduction, minus (ii) the actual Qualifying Revenue generated by such Existing Customer during such applicable Earn-Out Period (all such reductions with respect to the Minimum Earn-Out Threshold and Maximum Earn-Out Threshold for any particular Earn-Out Period pursuant to this Section 4.2, in the aggregate, the “Major Spend Reduction Credit Amount” for such Earn-Out Period). Notwithstanding the foregoing, this Section 4.2 shall not apply with respect to any Existing Customer with respect to which Cause is present prior to the Business first making such Major Spend Reduction. 4.3. Terminations Without Cause. In the event of any Termination Without Cause, the Minimum Earn- Out Threshold and Maximum Earn-Out Threshold with respect to each of the then-current Earn- Out Period as of the date of such Termination Without Cause and the following Earn-Out Period, if any, shall be reduced by an amount equal to the positive difference (if any) between (i) the lesser of (A) the amount set forth opposite the name of such Existing Customer on Schedule I with respect to such applicable Earn-Out Period or (B) the actual Qualifying Revenue generated by such Existing Customer during the trailing-twelve-month period ending as of the most recent month-end date prior to such Termination Without Cause, minus (ii) the actual Qualifying Revenue generated by such Existing Customer during such applicable Earn-Out Period (all such reductions to the Minimum Earn-Out Threshold and Maximum Earn-Out Threshold for any particular Earn-Out Period pursuant to this Section 4.3, in the aggregate, the “Termination Credit Amount” for such Earn-Out Period). 4.4. Adverse Amendments Without Cause. In the event of any Adverse Amendment Without Cause, the Minimum Earn-Out Threshold and the Maximum Earn-Out Threshold with respect to each of the then-current Earn-Out Period as of the date of such Adverse Amendment Without Cause and the following Earn-Out Period, if any, shall be reduced by an amount equal to the positive difference (if any) between (i) the lesser of (A) the amount set forth opposite the name of the applicable Existing Customer on Schedule I with respect to such applicable Earn-Out Period or (B) the actual Qualifying Revenue generated by such applicable Existing Customer during the trailing-twelve-month period ending as of the most recent month-end date prior to such Adverse Amendment Without Cause, minus (ii) the actual Qualifying Revenue generated by such Existing Customer during such applicable Earn-Out Period (all such reductions to the Minimum Earn-Out Threshold and Maximum Earn-Out Threshold for any particular Earn-Out Period pursuant to this Section 4.4, in the aggregate, the “Amendment Credit Amount” for such Earn-Out Period). 4.5. Change of Control.

4.5.1. In the event of a Sale of Holdings LLC, a Sale of Intermediate or a Sale of the Company (each, as defined in the LLC Agreement, and each, a “Change of Control”) that is consummated prior to the end of the Second Earn-Out Period, for purposes of each then- current Earn-Out Period and any subsequent Earn-Out Period, (i) the reference to 33.3% in Section 4.2 shall be deemed to be replaced with 20.0%, (ii) Section 4.1 shall cease to apply from and after such Change of Control and (iii) in all instances, the calculations pursuant to clause (i) of Section 4.2, Section 4.3 and Section 4.4, respectively, shall be based on the amount set forth opposite the name of the applicable Existing Customer on Schedule I with respect to the applicable Earn-Out Period(s) (rather than on the amount indicated in clause (B) of any such Section). 4.5.2. In the event of a Change of Control that is consummated prior to the final determination (and, if applicable, payment in accordance with Section 3.3) of any Earn-Out Payment in respect of the Second Earn-Out Period, the acquiror shall acknowledge and agree in writing to Seller that the provisions of Section 1.7 of the Agreement and this Exhibit G survive such Change of Control in accordance with their terms and that Buyer continues to be bound hereby and thereby and, solely in the case of any Change of Control that is structured as a sale of assets or other transaction in which the obligations of Buyer hereunder do not transfer automatically by operation of law, the acquiror shall expressly assume and agree to perform (or cause to be performed) and be bound by the provisions of Section 1.7 of the Agreement and this Exhibit G. 5. Miscellaneous. Following the Closing, except as otherwise provided in Section 1.7 of the Agreement or Section 4 of this Exhibit G: (a) Buyer shall have the right to operate the Business in its sole discretion without regard to whether a decision, action or omission to act has or may have the effect of increasing or decreasing any Earn-Out Payment; (b) the potential for any Earn-Out Payment to become due and payable hereunder is contingent upon the performance of the Business and there is no guaranteed minimum Earn-Out Payment; (c) neither Buyer nor any of its Affiliates makes any representation or warranty to any Person with respect to, and expresses no opinion as to the value of, any Earn-Out Payment; (d) Buyer and its Affiliates will have no fiduciary or similar duty to Seller (in its capacity as such under the Agreement as it relates to the Earn-Out Consideration) to act in any manner in an attempt to not impair, protect or maximize Qualifying Revenue or the amount of any Earn-Out Payment; and (e) the right of Seller to receive payment of all or any portion of the Earn-Out Consideration, if any, does not constitute an investment in Buyer, the Company or any of their respective Affiliates and the express provisions of this Exhibit G shall govern the contractual relationship of the parties with respect to the payment of any Earn-Out Payment. *******

Exhibit H Accounting Principles [Attached]

Exhibit I R&W Insurance Policy [Attached]

Exhibit J Form of Intellectual Property Assignment Agreement [Attached]